UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
INFORMATION
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
Filed by the Registrant
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Filed by a Party other than the Registrant
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Check the appropriate box:

☐	Preliminary Information Statement

☑	Definitive Information Statement only

☐	Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d)(2))

ERIE INDEMNITY COMPANY
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A ( 17 CFR 240.14a-101 ) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

Notice of Annual Meeting of Shareholders

To the Holders of Class A Common Stock and

Class B Common Stock of ERIE INDEMNITY COMPANY:

We will hold our 99th annual meeting of shareholders in person at 9:30 a.m., Eastern Daylight Time (EDT), on Tuesday, April 23, 2024, in the main lobby of the Thomas B. Hagen Building, located at 100 Erie Insurance Place, Erie, Pennsylvania 16530. This annual meeting of shareholders is being held for the following purposes:

1.	To elect 11 persons to serve as directors until our 2025 annual meeting of shareholders and until their successors are elected and qualified;

2.	To approve the adoption of the First Amendment to our Equity Compensation Plan;

3.	To approve the adoption of our Amended and Restated Long Term Incentive Plan; and

4.	To transact any other business that may properly come before our annual meeting and any adjournment, postponement or continuation thereof.

This notice and information statement, together with a copy of our annual report to shareholders for the year ended December 31, 2023, are being sent to all holders of Class A common stock and Class B common stock as of the close of business on Friday, February 23, 2024, the record date established by our board of directors. Holders of Class B common stock will also receive a form of proxy. Holders of Class A common stock will not receive proxies because they do not have the right to vote on any of the matters to be acted upon at our annual meeting.

Holders of Class B common stock are requested to complete, sign and return the form of proxy in the envelope provided, whether or not they expect to attend our annual meeting in person.

By order of our board of directors,

Brian W. Bolash
Executive Vice President, General Counsel and Corporate Secretary

March 22, 2024

Erie, Pennsylvania

NOTICE OF INTERNET AVAILABILITY OF ANNUAL MEETING MATERIALS

Important Notice Regarding the Availability of our Information Statement for the Annual Meeting of Shareholders to be held on April 23, 2024.

Our information statement and annual report are available at:

http://www.erieproxy.com.

Erie Indemnity Company — 2024 Information Statement

ERIE INDEMNITY COMPANY

INFORMATION STATEMENT

WE ARE NOT ASKING HOLDERS OF OUR CLASS A COMMON STOCK FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Introduction

Unless the context indicates otherwise, all references in this information statement to “we,” “us,” “our” or the “Company” mean Erie Indemnity Company. Erie Insurance Exchange, or the “Exchange,” has four property and casualty insurance subsidiaries: Erie Insurance Company, Erie Insurance Company of New York, Erie Insurance Property & Casualty Company and Flagship City Insurance Company. We sometimes refer to the Exchange and its property and casualty insurance subsidiaries as the “Property and Casualty Group.” The Exchange also owns 100 percent of the common stock of Erie Family Life Insurance Company, or “EFL,” a life insurance company.

This information statement, which is first being mailed to the holders of our Class A common stock and our Class B common stock on or about March 22, 2024, is furnished to such holders to provide information regarding us and our 2024 annual meeting of shareholders. This information statement is also being furnished in connection with the solicitation of proxies by our board of directors from holders of Class B common stock to be voted at our 2024 annual meeting of shareholders and at any adjournment, postponement or continuation thereof. Our annual meeting will be held in person at 9:30 a.m., Eastern Daylight Time (EDT), on Tuesday, April 23, 2024 in the main lobby of the Thomas B. Hagen Building, located at 100 Erie Insurance Place, Erie, Pennsylvania 16530. Holders of Class B common stock will also receive a form of proxy.

Voting at our Annual Meeting

We are not asking holders of our Class A common stock for a proxy and you are requested not to send us a proxy. Only holders of Class B common stock of record at the close of business on February 23, 2024, are entitled to vote at our annual meeting. Each share of Class B common stock is entitled to one vote on each matter to be considered at our annual meeting. Except as otherwise provided in Sections 1756(b)(1) and (2) of the Pennsylvania Business Corporation Law of 1988, as amended, or “BCL,” in the case of adjourned meetings, a majority of the outstanding shares of Class B common stock will constitute a quorum at our 2024 annual meeting.

As of the close of business on February 23, 2024, we had 46,189,068 shares of Class A common stock outstanding, which are not entitled to vote on any matters to be acted upon at our 2024 annual meeting, and 2,542 shares of Class B common stock outstanding, which have the exclusive right to vote on all matters to be acted upon at our 2024 annual meeting.

There are three H.O. Hirt Trusts. Thomas B. Hagen, Jonathan Hirt Hagen and Elizabeth Hirt Vorsheck, or “Mrs. Vorsheck,” all of whom are directors of the Company, are beneficiaries of the trusts. The H.O. Hirt Trusts collectively own 2,340 shares of Class B common stock, which, because such shares represent 92.05 percent of the outstanding shares of Class B common stock entitled to vote at our 2024 annual meeting, is sufficient to determine the outcome of any matter submitted to a vote of the holders of our Class B common stock, assuming all of the shares held by the H.O. Hirt Trusts are voted in the same manner. As of the date of this information statement, the individual trustees of the H.O. Hirt Trusts are Mrs. Vorsheck and Jonathan Hirt Hagen, and the corporate trustee is Sentinel Trust Company, L.B.A., or “Sentinel.” Mrs. Vorsheck and Jonathan Hirt Hagen are both candidates for re-election to the board at our 2024 annual meeting.

Under the provisions of the H.O. Hirt Trusts, the shares of Class B common stock held by the H.O. Hirt Trusts are to be voted as directed by a majority of the trustees then in office. If at least a majority of the trustees then in office of each of the H.O. Hirt Trusts vote for: (i) the election of the 11 candidates for director named below, (ii) the adoption of the First Amendment to our Equity Compensation Plan, and (iii) the adoption of our Amended and Restated Long Term Incentive Plan, then such matters will be conclusively determined even if all shares of

2024 Information Statement 1

Class B common stock other than those held by the H.O. Hirt Trusts do not vote for such matters. We have not been advised as of the date of this information statement how the trustees of the H.O. Hirt Trusts intend to vote at our annual meeting.

Description of our Business

Since 1925, we have served as the attorney-in-fact for the policyholders at the Exchange. The Exchange is a reciprocal insurance exchange organized under Article X of Pennsylvania’s Insurance Company Law of 1921 under which individuals, partnerships and corporations are authorized to exchange reciprocal or inter-insurance contracts with each other, or with individuals, partnerships, and corporations of other states and countries, providing indemnity among themselves from any loss which may be insured against under any provision of the insurance laws except life insurance. Each applicant for insurance from the Exchange signs a subscriber’s agreement, which appoints us as the attorney-in-fact for the subscriber (policyholder) to transact the business of the Exchange on their behalf. As attorney-in-fact, we are required to perform certain services relating to the sales, underwriting and issuance of policies on behalf of the Exchange. We also provide management services to the Exchange’s subsidiaries.

The Property and Casualty Group writes personal and commercial lines of property and casualty insurance coverages exclusively through approximately 2,350 independent agencies comprised of more than 14,000 licensed agents. The underwriting results of the Property and Casualty Group are pooled. As a result of the Exchange’s 94.5 percent participation in the reinsurance pooling arrangement and its ownership of the other property and casualty insurance entities, the underwriting risk of the Property and Casualty Group’s business is borne by the Exchange.

We charge the Exchange a management fee calculated as a percentage, limited to 25 percent, of all premiums written or assumed by the Exchange. Management fees accounted for 95.6 percent, 98.7 percent and 97.4 percent, respectively, of our revenues for the three years ended December 31, 2021, 2022 and 2023. The management fee rate was 25 percent during 2021, 2022 and 2023, and beginning January 1, 2024, the rate has been set at 25 percent.

Beneficial Ownership of Common Stock

The following table sets forth, as of February 23, 2024, the amount of our outstanding Class B common stock owned by shareholders known by us to own beneficially more than 5 percent of our Class B common stock.

Name of Individual or Identity of Group	Shares of Class B Common Stock Beneficially Owned	Percent of Outstanding Class B Common Stock
H.O. Hirt Trusts(1), Erie, Pennsylvania	2,340	92.05%
Hagen Family Limited Partnership(2), Erie, Pennsylvania	173	6.81%

(1)

There are three H.O. Hirt Trusts. Thomas B. Hagen, Jonathan Hirt Hagen and Mrs. Vorsheck are three of the beneficiaries of the trusts. As of the date of this information statement, the trustees of the H.O. Hirt Trusts are Jonathan Hirt Hagen, Mrs. Vorsheck and Sentinel. The trustees collectively control voting and disposition of the shares of Class B common stock. A majority of the trustees then in office acting together is required to take any action with respect to the voting or disposition of shares of Class B common stock.

(2)

Thomas B. Hagen, the chairman of our board of directors, is the general partner of the Hagen Family Limited Partnership. As general partner, Mr. Hagen has sole voting power and investment power over the shares of Class B common stock held by the Hagen Family Limited Partnership. Mr. Hagen is the father of Jonathan Hirt Hagen. Jonathan Hirt Hagen is also a director of the Company.

2 Erie Indemnity Company

The following table sets forth, as of February 23, 2024, the amount of the outstanding shares of Class A common stock and Class B common stock beneficially owned by (i) each director and candidate for director nominated by our Nominating and Governance Committee, or “nominating committee,” (ii) each executive officer named in the Summary Compensation Table and (iii) all of our executive officers and directors as a group.

Name of Individual or Identity of Group	Shares of Class A Common Stock Beneficially Owned(1)(2)		Vested Share Credits (3)(4)	Percent of Outstanding Class A Common Stock(5)	Shares of Class B Common Stock Beneficially Owned(1)(2)	Percent of Outstanding Class B Common Stock(5)
Directors and Nominees for Director:
J. Ralph Borneman, Jr.	20,000		19,316
Eugene C. Connell(6)	19,896		2,849
Salvatore Correnti	320		2,286
LuAnn Datesh	410		3,618
Jonathan Hirt Hagen(7)	223,530		16,008		1
Thomas B. Hagen(8)	16,762,189		13,563	36.32%	189	7.44%
C. Scott Hartz	2,097		18,243
Brian A. Hudson, Sr.	295		2,849
George R. Lucore	1,725		3,618
Thomas W. Palmer	770		14,775
Elizabeth Hirt Vorsheck(9)	3,960,946		13,563	8.60%
Executive Officers:
Lorianne Feltz	4,951		2,663
Gregory J. Gutting(10)	4,251		5,150
Timothy G. NeCastro	15,339		12,472
Julie M. Pelkowski	616		1,744
Douglas E. Smith	5,142		0
Parthasarathy Srinivasa	0		520
All Directors and Executive Officers as a Group (19 persons)(11)	21,159,082	(12)	N/A	45.81%	190	7.47%

(1)	Information furnished by the named persons.

(2)

Under the rules of the Securities and Exchange Commission, or “SEC,” a person is deemed to be the beneficial owner of securities if the person has, or shares, “voting power,” which includes the power to vote, or to direct the voting of, such securities, or “investment power,” which includes the power to dispose, or to direct the disposition, of such securities. Under SEC rules, more than one person may be deemed to be the beneficial owner of the same securities. Securities beneficially owned also include securities owned jointly, in whole or in part, or individually by the person’s spouse, minor children or other relatives who share the same home. The information set forth in the above table includes all shares of Class A common stock and Class B common stock over which the named individuals, individually or together, have voting power or investment power.

(3)	Vested share credits of Class A common stock for directors are granted under the Deferred Stock Plan for Outside Directors.

(4)	Vested share credits of Class A common stock for executive officers represent deferrals of short- and long-term incentive compensation under the Company’s Incentive Compensation Deferral Plan.

(5)	Less than one percent unless otherwise indicated.

(6)

Mr. Connell owns 17,433 shares of Class A common stock directly and 2,849 vested share credits under the Deferred Stock Plan for Outside Directors. Mr. Connell disclaims beneficial ownership of 2,463 shares of Class A common stock owned by his two children who live in his household.

(7)

Mr. Jonathan Hagen owns 223,130 shares of Class A common stock directly, one share of Class B common stock directly, and 16,008 vested share credits under the Deferred Stock Plan for Outside Directors. Mr. Jonathan Hagen disclaims beneficial ownership of 400 shares of Class A common stock owned by his children who live in his household.

(8)

Mr. Thomas Hagen owns 5,100 shares of Class A common stock directly. Mr. Hagen owns 16,757,089 shares of Class A common stock indirectly of which he disclaims beneficial ownership except to the extent of personal pecuniary interest. Mr. Hagen owns 13,563 vested share credits under the Deferred Stock Plan for Outside Directors. Mr. Hagen owns four shares of Class B common stock directly and 185 shares of Class B common stock indirectly of which he disclaims beneficial ownership except to the extent of pecuniary interest.

2024 Information Statement 3

(9)

Mrs. Vorsheck owns 69,716 shares of Class A common stock directly and 3,891,230 shares of Class A common stock indirectly through several trusts. Mrs. Vorsheck owns 13,563 vested share credits under the Deferred Stock Plan for Outside Directors.

(10)	Mr. Gutting retired from the Company on June 30, 2023. His holdings are as of April 30, 2023.

(11)	Includes Executive Vice President Brian W. Bolash and Executive Vice President Sean D. Dugan.

(12)

Includes actual ownership of Class A common stock, vested share credits under the Deferred Stock Plan for Outside Directors, and vested share credits under the Company’s Incentive Compensation Deferral Plan for executives and senior officers of the Company.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” requires that the officers and directors of a corporation, such as us, that has a class of equity securities registered under Section 12 of the Exchange Act, as well as persons who own more than 10 percent of a class of equity securities of such a corporation, file reports of their ownership of such securities, as well as statements of changes in such ownership, with the corporation and the SEC. Based upon written representations we received from our officers and directors and shareholders owning more than 10 percent of any class of our stock, and our review of the statements of changes of ownership filed with us by our officers and directors and shareholders owning more than 10 percent of any class of our stock during 2023, we believe that all such filings required during 2023 were made on a timely basis except that Sean Dugan filed one late Amended Form 3 on January 18, 2023 to report beneficial ownership of share credits in connection with the Company’s Incentive Compensation Deferral Plan that were inadvertently omitted from the original Form 3 filed on January 9, 2023. The late filing for the reporting person was the result of an administrative error on the part of the Company.

4 Erie Indemnity Company

Our Board of Directors

Introduction

Our board of directors is currently comprised of 11 members, all of whom were elected at our 2023 annual meeting to serve for a term of one year. Vacancies on our board of directors may be filled only by persons elected by a majority of the remaining directors, or by our voting shareholders, in accordance with our bylaws. On February 22, 2024, our board of directors accepted our nominating committee’s recommendation to set the number of directors at 11, effective at the 2024 annual meeting.

All directors hold office until their respective successors are elected and qualified, or until their earlier death, resignation or removal. There are no family relationships between any of our directors or executive officers, except for the following:

•

Thomas B. Hagen, chairman of our board of directors and chairman of our Executive Committee, or “executive committee,” and Jonathan Hirt Hagen, vice chairman of the board of directors and chairman of our nominating committee, are father and son, respectively; and

•	Mrs. Vorsheck, a director and chair of our Charitable Giving Committee, or “charitable giving committee,” is a niece-in-law of Thomas B. Hagen and a first cousin of Jonathan Hirt Hagen.

During 2023, each director attended more than 75 percent of the number of meetings of our board of directors and the standing committees of our board of directors of which such director was a member.

Board Diversity

Pursuant to the rules of the Nasdaq Stock Market (or “Nasdaq”), listed companies are required to have, or explain why they do not have, two diverse directors on their board of directors, including at least one diverse director who self-identifies as female and one diverse director who self-identifies as an underrepresented minority or LGBTQ+ (subject to the exceptions). Our current board satisfies the Nasdaq diversity requirement.

2024 Information Statement 5

The table below provides certain information regarding the composition of our board. All 11 directors are nominees for election at the 2024 annual meeting. Each of the categories included in the table has the meaning set forth in Nasdaq Rule 5605(f).

Board Diversity Matrix

(As of December 31, 2023)

Total Number of Directors	11
	Female	Male	Non-Binary	Did Not Disclose
Part I: Gender Identity

Directors	1	9	–	1
Part II: Demographic Background

African American or Black	–	1	–	–

Alaskan Native or Native American	–	–	–	–

Asian	–	–	–	–

Hispanic or Latinx	–	–	–	–

Native Hawaiian or Pacific Islander	–	–	–	–

White	1	8	–	–

Two or More Races or Ethnicities	–	–	–	–

LGBTQ+	–	–	–	–

Did Not Disclose Demographic Background	–	–	–	1

Directors who are Military Veterans: 1

Board Leadership and Executive Sessions

The chairman of our board of directors is elected annually by the remaining directors on our board. In addition to presiding over all meetings of shareholders and of our board of directors, the chairman’s duties include setting priorities, establishing agendas for meetings of the board, providing board leadership, and communicating with the chief executive officer, or “CEO,” on matters of strategic direction. The chairman also serves as an ex officio member of all other board committees of which he is not a designated member.

Our board of directors may, but is not required to, annually elect one of its members to serve as vice chairman of the board and may remove or replace such person at any time and for any reason. The vice chairman of the board performs the duties (including ex officio membership on committees) of the chairman of the board when the chairman is absent or unable to act or during such time as no individual is serving as chairman of the board. The vice chairman of the board also performs such other duties as from time to time may be assigned by the board of directors.

Since our incorporation in 1925, we have generally separated the positions of chairman of the board and CEO of the Company. Although our board of directors has no specific policy regarding separation of these offices and our bylaws permit the chairman to serve as CEO, our board has determined that separating these positions is currently in the best interests of the Company and our shareholders. Given the length of time and different capacities in which our current chairman has served the Company, including as a prior president and CEO, and his status as an independent director under Nasdaq rules, our board believes that separating these positions is an important component of our management succession plan, and allows our chairman to lead the board in its independent oversight of management and our CEO to focus on the execution of our strategy and the day-to-day issues affecting our business.

6 Erie Indemnity Company

A majority of the directors on our board meet the definition of an “independent director” under Nasdaq rules. Our independent directors meet in executive session without management directors or management present. These sessions generally take place prior to or following regularly scheduled board meetings. The directors met in such sessions four times during 2023.

Board Oversight of Risk

Our board of directors is responsible for oversight of the Company’s ongoing assessment and management of material risks that impact our business. The Company has a formal enterprise risk management, or “ERM,” program that operates under the leadership of our chief financial officer, or “CFO.” The purpose of this program is to promote risk-intelligent decision making and, in turn, increase the likelihood of achieving our operational objectives. Our board of directors is regularly advised of potential organizational risks as well as policies and actions taken to mitigate those risks. At the board level, risk oversight is primarily accomplished through individual committees of the board and management’s reporting processes. Each committee oversees and manages the risks associated with their substantive areas of responsibility and the individual committees meet regularly and report back to the board. A description of the individual committees and their oversight of risk appears below.

Risk Committee

Our Risk Committee, or “risk committee,” is responsible for assisting the board in the development and oversight of the Company’s overall risk appetite and advising on the effectiveness of the Company’s ERM framework. The committee also oversees the Company’s environmental, social and governance, or “ESG,” initiatives and reporting, and its compliance with climate change risk regulation and disclosure.

The risk committee periodically communicates with all board committees as applicable, to confirm that such committees are appropriately addressing the risk within their respective areas of oversight. This committee is also charged with reporting to the Audit Committee, or “audit committee,” any items that may have a material financial statement impact or require financial statement and/or regulatory disclosure. When necessary, the risk committee reports to the audit committee other significant risks, the processes, procedures and controls in place to mitigate material risks, and the overall effectiveness of the risk management process.

Audit Committee

Our audit committee focuses on risks related to accounting, internal controls, and financial and tax reporting.

The audit committee also assesses economic and business risks and monitors compliance with ethical standards.

Compensation Committee

Our Executive Compensation and Development Committee, or “compensation committee,” identifies and oversees risks associated with our executive compensation policies and practices.

With the assistance of a compensation consultant, the Company periodically conducts a comprehensive compensation risk assessment, including a review of all executive and non-executive incentive plans, and evaluates the risks associated with each plan and the effectiveness of certain risk-mitigating factors. The results of these compensation risk assessments are shared with the compensation committee. See Compensation Discussion and Analysis.

Nominating Committee

Our nominating committee is responsible for identifying and overseeing risks associated with director independence, related person transactions and the implementation of corporate governance policies.

The nominating committee also has responsibility for monitoring corporate governance issues that may arise from time to time and developing appropriate recommendations for the board.

Investment Committee

Our Investment Committee, or “investment committee,” identifies and assesses the business and economic risks relating to the Company’s investments and the investment portfolios of the companies we manage.

These risks include, but are not limited to, market risk, liquidity risk, concentration risk, credit risk, interest rate risk and inflation risk.

2024 Information Statement 7

Committees of our Board

Our board of directors met five times in 2023. The standing committees of our board of directors are our executive committee, audit committee, compensation committee, nominating committee, charitable giving committee, investment committee, Strategy Committee, or “strategy committee,” and risk committee.

Our executive committee met four times in 2023. This committee has the authority, subject to certain limitations, to exercise the power of our board of directors between regular meetings.

Our audit committee met five times in 2023. Consistent with Section 1405(c)(4) of the Pennsylvania Insurance Holding Companies Act, or the “Holding Companies Act,” and the Sarbanes-Oxley Act of 2002, or “Sarbanes-Oxley,” our audit committee has responsibility for the selection of independent registered public accountants, reviewing the scope and results of their audit and reviewing our financial condition and the adequacy of our accounting, financial, internal and operating controls. Our audit committee operates pursuant to a written charter, a copy of which may be viewed on our website at: http://www.erieinsurance.com.

Our compensation committee met eight times in 2023. Consistent with Section 1405(c)(4.1) of the Holding Companies Act and our bylaws, our compensation committee has responsibility for recommending to our board of directors, at least annually, the competitiveness and appropriateness of the salaries, short- and long-term incentive plan awards, terms of employment, non-qualified retirement plans, severance benefits and perquisites of our CEO, executive vice presidents and such other named executives as required by rules of the SEC or Nasdaq listing standards, and such other responsibilities as our board of directors may designate. See Executive Compensation — Compensation Committee Interlocks and Insider Participation. Our compensation committee operates pursuant to a written charter, a copy of which may be viewed on our website at: http://www.erieinsurance.com.

Our nominating committee met three times in 2023. Consistent with Section 1405(c)(4.1) of the Holding Companies Act and our bylaws, our nominating committee has responsibility for identification of individuals believed to be qualified to become members of our board of directors and to recommend to our board of directors nominees to stand for election as directors; identification of directors qualified to fill vacancies on any committee of our board; and evaluation of the procedures and process by which each committee of our board of directors undertakes to self-evaluate such committee’s performance. Our nominating committee operates pursuant to a written charter, a copy of which may be viewed on our website at: http://www.erieinsurance.com.

Members and chairs of the standing committees of our board of directors are identified in the table below.

Board Committee Composition

Name	Audit	Charitable Giving	Executive	Compensation	Investment	Nominating	Strategy	Risk
J. Ralph Borneman, Jr.		⬛	⬛				Chair
Eugene C. Connell	⬛		⬛		⬛		⬛	Chair
Salvatore Correnti	⬛				Chair			⬛
LuAnn Datesh	⬛	⬛
Jonathan Hirt Hagen(1)			⬛	⬛	⬛	Chair	⬛
Thomas B. Hagen(2)			Chair
C. Scott Hartz					⬛		⬛
Brian A. Hudson, Sr.	Chair			⬛				⬛
George R. Lucore		⬛		⬛			⬛
Thomas W. Palmer	⬛			Chair		⬛
Elizabeth Hirt Vorsheck		Chair	⬛			⬛	⬛	⬛

(1)	As vice chairman of our board of directors, Mr. Jonathan Hagen serves as an ex officio member of the risk committee.

(2)

As chairman of the board of directors, Mr. Hagen serves as an ex officio, non-voting member of our audit committee and a voting member of all other committees, except for the risk committee. Mr. Hagen has deferred his ex officio membership on the risk committee to the vice chairman of the board.

8 Erie Indemnity Company

Director Education

We encourage our directors to further their knowledge and advance their skills as directors of a public company. To that end, we offer a director education program that provides each director with access to various resources to enhance those skills necessary to be an effective director. See Director Compensation — Director Education Program.

Director — Shareholder Communications

Our shareholders may communicate with our board of directors through our corporate secretary. Shareholders who wish to express any concerns to our directors may do so by sending a description of those concerns in writing addressed to a particular director, or in the alternative, to “Non-management Directors” as a group, care of our corporate secretary at our headquarters, 100 Erie Insurance Place, Erie, Pennsylvania 16530. All such communications received by our corporate secretary will be promptly forwarded to the addressee or addressees set forth in the communication.

Recognizing that director attendance at our annual meeting provides our shareholders with an opportunity to communicate with directors about issues affecting us, we actively encourage our directors to attend our annual meeting. With the exception of J. Ralph Borneman, Jr., all of our current directors attended our 2023 annual meeting.

2024 Information Statement 9

Proposal 1

Election of Directors

Introduction

The election of directors by the holders of our Class B common stock is governed by provisions of the Holding Companies Act, in addition to provisions of the BCL and our bylaws. The following discussion summarizes these statutory and bylaw provisions and describes the process undertaken in connection with the nomination of candidates for election as directors by the holders of Class B common stock at our annual meeting.

Background of our Nominating Committee

Section 1405(c)(4.1) of the Holding Companies Act provides that the board of directors of a domestic insurer must establish one or more committees comprised solely of directors who are not officers or employees of the insurer or of any entity controlling, controlled by or under common control with the insurer. Such committee or committees must have responsibility for, among other things, recommending candidates to be nominated by the board of directors, in addition to any other nominations by voting shareholders, for election as directors by the voting shareholders. Section 1405(c)(5) of the Holding Companies Act provides that the above provisions shall not apply to a domestic insurer if the person controlling such insurer is an insurer, an attorney-in-fact for a reciprocal exchange, a mutual insurance holding company or a publicly held corporation having a board of directors and committees thereof which already meet the requirements of Section 1405(c)(4.1). For purposes of the Holding Companies Act, we are deemed to control the Exchange and its subsidiaries, and our board of directors and its committees are in compliance with Section 1405(c)(4.1).

Section 3.09 of our bylaws is consistent with this statutory provision and provides that (i) our board of directors must appoint annually a nominating committee that consists of not less than three directors, each of whom is not an officer or employee of us or of any entity controlling, controlled by or under common control with us, and (ii) our nominating committee must, prior to each annual meeting of shareholders, determine and nominate candidates for the office of director to be elected by the holders of Class B common stock to serve terms as established by our bylaws and until their successors are elected and qualified.

In accordance with this bylaw provision, on April 25, 2023 our board of directors designated a nominating committee consisting of Jonathan Hirt Hagen, chair, Thomas W. Palmer and Mrs. Vorsheck. As chairman of our board, Thomas B. Hagen also serves as an ex officio voting member of the nominating committee. Consistent with the Holding Companies Act, none of these persons is an officer or employee of us or of any entity controlling, controlled by or under common control with us. Each member of our nominating committee is an independent director as defined in the rules applicable to companies listed on Nasdaq.

Nominating Procedures

Under Section 2.07(a) of our bylaws, nominations of persons for election to our board of directors may be made at any meeting at which directors are to be elected (i) by or at the direction of our board of directors upon the recommendation of our nominating committee or (ii) by any holder of our Class B common stock.

With respect to nominations by or at the direction of our nominating committee, except as is required by rules promulgated by Nasdaq, the SEC or the Holding Companies Act, there are no specific, minimum qualifications that must be met by a candidate for our board of directors, and our nominating committee may take into account such factors as it deems appropriate. Our nominating committee generally bases its nominations on our general needs as well as the specific attributes of candidates that would add to the overall effectiveness of our board of directors. Specifically, among the significant factors that our nominating committee may take into consideration are judgment, skill, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other directors, and the extent to which the candidate would be a desirable addition to our board of directors and any committee of our board of directors.

Although we do not have a formal policy or guidelines regarding diversity of membership of our board of directors, our Company recognizes the value of having a board that encompasses a broad range of skills, expertise,

10 Erie Indemnity Company

contacts, industry knowledge and diversity of opinion. As required by Nasdaq, the Company has collected statistical information regarding certain Nasdaq defined diversity categories with regard to our board of directors (See Board Diversity Matrix — as of December 31, 2023), however, our board has not attempted to define “diversity” or otherwise require that the composition of our board include individuals from any particular background or who possess specific attributes.

Our nominating committee utilizes the following process to identify and evaluate the individuals that it selects, or recommends that our board of directors select, as director nominees:

•	Reviews the qualifications of any candidates who have been recommended by a holder of Class A common stock or Class B common stock in accordance with our bylaws.

•

Considers recommendations made by individual members of our board of directors or, if our nominating committee so determines, a search firm. Our nominating committee may consider candidates who have been identified by management but is not required to do so.

•

Evaluates the background, experiences, qualifications and suitability of each candidate, including the current members of our board of directors, in light of the current size and composition of our board of directors and the above discussed significant factors.

After such review and consideration, our nominating committee recommends a slate of director nominees to the board of directors.

Actions Taken for Nominations

Our nominating committee met on February 16, 2024 for the purposes of evaluating the performance and qualifications of the current and proposed members of our board of directors and nominating candidates for election as directors by the holders of Class B common stock at our annual meeting.

Our bylaws provide that our board of directors shall consist of not less than seven, nor more than 16, directors, with the exact number to be fixed from time to time by resolution of our board of directors. At its meeting on February 16, 2024, our nominating committee recommended that the size of our board of directors be set at 11 persons and that all 11 incumbent directors as of such date be nominated to stand for re-election as directors by the holders of Class B common stock at our annual meeting.

On February 22, 2024, our board of directors accepted the report and recommendation of our nominating committee, set the number of directors to be elected at our annual meeting at 11 and approved the nomination of J. Ralph Borneman, Jr., Eugene C. Connell, Salvatore Correnti, LuAnn Datesh, Jonathan Hirt Hagen, Thomas B. Hagen, C. Scott Hartz, Brian A. Hudson, Sr., George R. Lucore, Thomas W. Palmer and Elizabeth Hirt Vorsheck for election as directors by the holders of Class B common stock at our annual meeting. If elected, such persons would serve until our 2025 annual meeting of shareholders and until their successors are elected and qualified.

Candidates for Election

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the nominees named below. All of the nominees are currently directors of the Company. If a nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee selected by our nominating committee. Our board of directors has no reason to believe the nominees named will be unable to serve if elected.

2024 Information Statement 11

The biography of each director nominee below contains information regarding that person’s principal occupation, positions held with the Company, if applicable, age (as of April 1, 2024), service as a director, business experience, other public company director positions currently held or held at any time during the past five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused our nominating committee to conclude that the person should serve as a member of our board of directors:

J. Ralph Borneman, Jr., CIC, CPIA
Age: 85 Director since 1992

President, Chief Executive Officer and Chairman of the Board, Body-Borneman Insurance & Financial Services LLC, insurance agency, Boyertown, PA, 2005 to present; President, Chief Executive Officer and Chairman of the Board, Body-Borneman Associates, Inc., insurance agency; President, Body-Borneman, Ltd. and Body-Borneman, Inc., 1967-2005, insurance agencies he co-founded.

Mr. Borneman has extensive knowledge of, and more than 55 years of experience with, the business of insurance, agency matters, sales and marketing, and insurance distribution strategies. He is a past President of the Professional Insurance Agents Association of Pennsylvania, Maryland and Delaware and has prior experience as a director of other public companies.

Eugene C. Connell, FCAS, CFA, CPCU
Age: 69 Director since 2017

Independent Investor and Advisor, Erie, PA, since 2011; Chief Executive Officer, RendrFX, Inc., video software, 2017-2018; Deputy Secretary, Commonwealth of Pennsylvania Department of Labor and Industry, Harrisburg, PA, 2013-2014; Executive Vice President, Property/Casualty Products, Risk Lighthouse, LLC, an economic risk intelligence firm, Atlanta, GA, 2012; Senior Vice President and Chief Actuary (1988-2011) and Chief Risk Officer (2005-2011), Erie Insurance Group, Erie, PA.

Mr. Connell has more than 40 years of experience in the insurance industry, including a 23-year career with the Company during which he held several senior leadership positions, including Chief Actuary and Chief Risk Officer. He has extensive experience in actuarial science; automobile, property and workers compensation insurance; development of property and casualty insurance products; financial planning and modeling; investments; insurance regulation; and risk management. Mr. Connell also satisfies the SEC requirements of an audit committee financial expert and has been so designated by the Company’s board of directors.

Salvatore Correnti, CFA, CCM, FLMI
Age: 63 Director since 2018

Director, Builders Insurance Mutual Holding Company, Atlanta, GA, since 2013; Director, Oil Casualty Investment Corporation Ltd, Bermuda, from March 2017 to March 2022; Adjunct Professor, Towson University, Towson, MD, from 2015 to 2021; Non-Executive Vice-Chair of the Board of Directors of Conning Holdings Corporation, Hartford, CT; Conning Holdings Ltd, UK, 2012-2017; Chief Executive Officer of Conning Holdings/Conning Asset Management, 2003-2012.

Mr. Correnti has extensive experience with investments and insurance having held executive positions at USF&G, Swiss Re, and Conning. In his current role as a director of Builders Insurance, he serves as chair of the Investment Committee and serves on the Audit and Governance Committees. Mr. Correnti also has executive management experience serving six years as head of asset-liability management, five years as a chief operating officer, and then nine years as chief executive officer of a global asset management company with more than $120 billion in assets under management.

12 Erie Indemnity Company

LuAnn Datesh, ESQ.
Age: 69 Director since 2016

Vice President, General Counsel and Corporate Secretary, Olympus Energy LLC, an oil and natural gas company, Canonsburg, PA since May 2019; a director and shareholder, Sherrard, German & Kelly, P.C., September 2016-May 2019; Vice President, CNX Gas Corporation, an oil and gas company, Canonsburg, PA, February 2016-September 2016; Vice President, CONSOL Energy, Inc., an energy company, 2011-2016; Assistant General Counsel, CONSOL Energy, Inc., 2009-2011.

Ms. Datesh has significant experience with the legal, governance and risk management aspects of another publicly held, regulated company where she was an officer of multiple subsidiaries. She also has executive management experience overseeing a wide variety of corporate transactions and an extensive background in corporate law, finance, business counseling and managing large real estate holdings.

Jonathan Hirt Hagen, J.D.
Age: 61 Director since 2005

Vice Chairman of the Board of our Company since 2013 and Chairman of the Board of our affiliated insurance companies since 2018; Co-Trustee of the H.O. Hirt Trusts, Erie, PA, since 2015; Vice Chairman, Custom Group Industries, Erie, PA, machining and fabrication manufacturing companies, from 1999-2017; private investor, since 1990.

Mr. Hagen, as the grandson of our late founder and longtime leader of the Company, H.O. Hirt, and son of Chairman Thomas B. Hagen and the late longtime director Susan Hirt Hagen, has a thorough knowledge and understanding of our operations, history and culture. He is one of three trustees of the H.O. Hirt Trusts which control a majority of our voting stock. His extensive business and legal educational background, prior insurance experience and service on our board also give him broad knowledge of the insurance industry, business law and corporate governance issues. In addition, he has experience with his family’s business interests, as a private investor and as a director of another public company.

Thomas B. Hagen
Age: 88 Director since 2007 Prior Board Service 1979-1998

Chairman of the Board of our Company (since 2007) and of our affiliated insurance companies (2007-2018), an employee (1953-1995) and former agent of the Company, including service as President (1982-1990) and Chairman and CEO (1990-1993); Owner and Manager, Historic Erie Restorations LLC, since 2018; Chairman, Custom Group Industries, Erie, PA, complex fabrications, heating platens and precision machining manufacturing companies, since 1997; General Partner, Hagen Family Limited Partnership, since 1989.

Mr. Hagen is the son-in-law and close associate of our late co-founder and longtime leader of the Company, H.O. Hirt. Mr. Hagen has extensive ERIE and insurance industry knowledge and experience through his long association with ERIE starting in 1953 and subsequently serving in a variety of leadership roles, including as our CEO. He has held leadership positions in various insurance industry and business trade groups, including past Chairman of the Pennsylvania Chamber of Business & Industry and past Chairman of the Insurance Federation of Pennsylvania. He also has broad executive management and leadership experience having served on various civic and business boards of directors, including the boards of three other public companies, one of them NYSE listed. He has served as Pennsylvania’s Secretary of Commerce and Secretary of Community & Economic Development and is a retired Captain in the U.S. Navy Reserve. He controls the second largest voting and the largest non-voting shareholding interests in our Company.

2024 Information Statement 13

C. Scott Hartz, CPA
Age: 78 Director since 2003

Retired senior executive and private investor, principally in start-up technology related ventures; Director of EMMA Health Technologies, a manufacturer of medical devices, since January 2019; Managing Director, InRange Investor Group, LLC, since November 2019; Director, until December 2022 of Averatek, an SRI International “spin out” nano technology-based material science company; Chief Executive Officer, The Hartz Group, strategy and technology consulting, Bala Cynwyd, PA since 2003.

Prior to joining the Company’s board, Mr. Hartz spent 32 years with PwC Consulting, the last seven years as Global Chief Executive Officer for a worldwide organization with a 30,000-person professional staff. Mr. Hartz has a strong background in information technology, cyber-security, consulting and investments. He has prior experience in executive management, as a director of another public company and as an Advisory Board member of a national non-profit organization.

Brian A. Hudson, Sr., CPA, CGMA, CTP
Age: 69 Director since 2017

Director, MidPenn Bank, since January 2021; Retired Executive Director and Chief Executive Officer, Pennsylvania Housing Finance Agency, Harrisburg, PA, 2003-February 2020; Director, Federal Home Loan Bank of Pittsburgh, 2007-2017.

Mr. Hudson has 15 years of experience as chief financial officer and 17 years as chief executive officer of a multi-billion dollar corporation and instrumentality of the Commonwealth of Pennsylvania. In addition to being a Certified Public Accountant (CPA) and holding a Chartered Global Management Accountant (CGMA) designation, Mr. Hudson is a Certified Treasury Professional (CTP). Until 2017, he was a member of the Board of Directors, and Chair of the Audit Committee, of the Federal Home Loan Bank of Pittsburgh and has more than 35 years of experience in managing a large investment portfolio and the placement of bond issues. Mr. Hudson satisfies the SEC requirements of an audit committee financial expert and has been so designated by the Company’s board of directors. He also has experience as a director of another public company.

George R. Lucore, AAM, AIM, AIT, CIC, CPCU, LUTCF
Age: 73 Director since 2016

Managing Director, PAFLA Properties, LLC, property management, since 2009; Executive Vice President — Field Operations of the Company, 2008-2010.

Mr. Lucore had a 36-year association with the Company during which he held several senior and executive leadership positions in addition to management roles in several of our field offices. He has extensive knowledge of the insurance industry, including agency, marketing and distribution systems; was previously involved with the geographic expansion of the Erie Insurance Group into a number of states; and has taught courses in risk management and life and health insurance at the college level.

Thomas W. Palmer, ESQ.
Age: 76 Director since 2006

Of counsel to the law firm of Marshall & Melhorn, LLC, Toledo, OH, since 2019; Member (including service as a managing member) of Marshall & Melhorn, LLC, 1972-2019.

Mr. Palmer has significant experience with business and corporate law, business dispute resolution, corporate governance, financial reporting and family-owned enterprises. He also has prior experience as a director of another public company.

14 Erie Indemnity Company

Elizabeth Hirt Vorsheck
Age: 68 Director since 2007

Co-Trustee of the H.O. Hirt Trusts, Erie, PA, since 2007; more than 40 years’ experience as managing principal of family business interests; private investor; and 21 years’ experience as principal of a family charitable foundation and other charitable initiatives.

Mrs. Vorsheck is a granddaughter of H.O. Hirt, the late founder and longtime leader of the Company, a daughter of F.W. Hirt, the late founder of Erie Family Life Insurance Company, who served the Erie Indemnity Company in many distinguished positions, culminating his lifelong career as Chairman of the Board having built and expanded the Erie Insurance Group of companies, and niece of Thomas B. Hagen and the late Susan Hirt Hagen. Mrs. Vorsheck is one of three trustees of the H.O. Hirt Trusts which control a majority of our voting stock. In addition, she individually directly controls a significant shareholding interest in the Company.

Independent Directors

Our board of directors has determined that each of the following directors and director nominees satisfies the definition of an “independent director” as set forth in the rules promulgated by Nasdaq:

Eugene C. Connell	Thomas B. Hagen	Thomas W. Palmer
Salvatore Correnti	C. Scott Hartz	Elizabeth Hirt Vorsheck
LuAnn Datesh	Brian A. Hudson, Sr.
Jonathan Hirt Hagen	George R. Lucore

Director J. Ralph Borneman, Jr. does not satisfy the Nasdaq definition of an independent director since he is an owner and executive officer of an insurance agency that receives commission payments from the Company. See Related Person Transactions.

Required Vote

Cumulative voting rights do not exist with respect to the election of directors. A director nominee shall only be elected if the total votes cast by the voting shareholders for the election of such director nominee represents a majority of the Class B shares outstanding and entitled to vote at our annual meeting. An abstention will count as a vote against the proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE CANDIDATES FOR DIRECTOR NOMINATED BY OUR NOMINATING COMMITTEE.

2024 Information Statement 15

Compensation Discussion and Analysis

The Compensation Discussion and Analysis describes our executive compensation philosophy and programs, and the decisions the compensation committee of the board of directors has made pursuant to those programs. SEC regulations require disclosure of information about the compensation of our named executive officers, or “NEOs.” This includes our CEO, our CFO, and the next three most highly compensated officers of the Company. The following discussion focuses on the compensation of our NEOs for 2023, identified in the table below.

2023 Named Executive Officers

Principal executive officer	Timothy G. NeCastro
President and Chief Executive Officer
Principal financial officer	Julie M. Pelkowski
Executive Vice President and Chief Financial Officer
Gregory J. Gutting
Former Executive Vice President and Chief Financial Officer
Next three most highly compensated officers	Lorianne Feltz
Executive Vice President, Claims and Customer Service
Douglas E. Smith
Executive Vice President, Sales and Products
Parthasarathy Srinivasa
Executive Vice President and Chief Information Officer

The Summary Compensation Table and supplemental tables thereunder report compensation calculated for our NEOs in accordance with the rules and regulations of the SEC.

Mr. Gutting retired from the Company effective June 30, 2023.

Executive Summary

Our executive compensation program is developed and monitored by our compensation committee. The program is designed to support sustainable long-term value for our enterprise through a combination of fixed and variable compensation. Base salary is established after consideration of external competitiveness and the level of experience of each executive. Variable compensation is based on a “pay-for-performance” philosophy and tied to our corporate strategy. Current year performance is recognized by our Annual Incentive Plan, or “AIP.” Longer-term performance is measured over a three-year period and rewarded by our Long Term Incentive Plan, or “LTIP.”

Our AIP utilizes goals that are based on operational results, or “company performance measures,” and individual accomplishments, or “individual performance goals.” For our 2023 AIP, company performance measures included the Property and Casualty Group’s: (i) growth in direct written premium, or “DWP;” (ii) growth in policies in force, or “PIF;” and (iii) statutory combined ratio.

Due to external factors, such as global supply chain challenges and rising inflation, and their impact on claims severity, we set a qualitative goal for the statutory combined ratio metric for 2023. The committee assessed business strategies intended to improve the Exchange’s combined ratio such as implementing planned rate changes, underwriting and agency management initiatives and improvements, expense management and enhancements to our claims handling processes. See Annual Incentive Plan.

For 2023, our results were as follows:

AIP Company Performance Measures(1)	2023 Target	2023 Year End Result	Payout (as a % of Target)
Direct Written Premium	10.2%	17.0%	200.0%
Policies in Force	3.2%	6.9%	200.0%
Statutory Combined Ratio(2)		119.1%	0.0%
OVERALL COMPANY PERFORMANCE			100.0%

16 Erie Indemnity Company

(1)	Weightings for company performance measures: Direct Written Premium (30%), Policies in Force (20%), Statutory Combined Ratio (50%)

(2)

Performance for the statutory combined ratio metric was determined based upon the committee’s assessment of business strategies intended to improve our combined ratio. While significant progress was made on the levers intended to improve our combined ratio, high catastrophe losses and continued inflation impacts increased our combined ratio result in 2023.

The company performance measures for our LTIP are DWP growth, statutory combined ratio and return on invested assets, or “ROIA.” The LTIP is designed to reward participants based upon our performance relative to an established peer group (see Long Term Incentive Plan below for the composition of the LTIP peer group). Performance below that of the peer group results in payouts below target; performance equal to that of the peer group results in payouts at target; and performance better than the peer group results in payouts greater than target. To achieve a maximum payout, our three-year DWP growth must exceed the peer group results by 450 basis points; statutory combined ratio must be lower than the peer group results by 600 basis points; and our ROIA must exceed the peer group results by 262.5 basis points.

To date, we have information on 11 of the 12 measurement quarters for the 2021-2023 LTIP performance period and we expect performance relative to our peer group to be less than the 2020-2022 performance period, as illustrated below.

LTIP Measure	Performance Period		ERIE Result	Peer Group Result	Basis Points Difference	ERIE Performance vs. Avg Peer Group Performance
Direct Written Premium	2020-2022		4.73%	6.83%	-210.0	Underperformed
	2021-2023	*	9.72%	9.79%	-7.0	Underperformed
Statutory Combined Ratio	2020-2022		104.94%	101.85%	308.7	Underperformed
	2021-2023	*	113.41%	105.74%	766.9	Underperformed
Return on Invested Assets	2020-2022		4.07%	3.79%	27.5	Outperformed
	2021-2023	*	3.35%	3.32%	2.6	Outperformed

* Results for the 2021-2023 performance period are projected.

Though we project to underperform our peers in DWP and combined ratio for the 2021-2023 performance period, our ROIA is expected to be marginally better than the peer group. We expect the overall performance factor used to determine the payments to our NEOs under the LTIP to be lower than the prior year.

External factors have significantly impacted the Property and Casualty Group’s combined ratio resulting in several years with combined ratio performance less favorable than the peer group. We are committed to continuing to incentivize and reward our executives as we make progress to improve the combined ratio. In addition to incentivizing and rewarding performance, we are mindful of the effects of negative plan performance on our ability to retain talented leaders. In May 2023, the Committee approved awards under the Company’s Equity Compensation Plan to all LTIP participants. Each participant received three tranches of awards that coincide with LTIP performance periods starting in 2021, 2022 and 2023. The award for the 2021-2023 performance period vested on December 31, 2023. The award for the 2022-2024 performance period will vest on December 31, 2024, and the award for the 2023-2025 performance period will vest on December 31, 2025. Due to allowable share limits prescribed in the Equity Compensation Plan, Mr. NeCastro was awarded grants relating to the 2021 and 2022 LTIP performance periods. He will receive an additional grant for the 2023 LTIP performance period in 2024.

These awards are conditional and only vest to the extent that the overall LTIP performance factor is below 50 percent. The awards are denominated in restricted stock units and paid, if at all, in cash.

Additional information regarding our financial results for the year ended December 31, 2023, is provided in Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K filed with the SEC on February 26, 2024.

Results of Say-on-Pay and Frequency of Say-on-Pay Advisory Votes

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or “Dodd-Frank Act,” gives our Class B voting shareholders the right to approve, on a non-binding advisory basis, the compensation paid to our NEOs as disclosed in our information statement. At our 2023 Annual Meeting of Shareholders, our voting shareholders unanimously approved the compensation of the Company’s NEOs. After considering the results of the vote, our compensation committee determined that no material changes to our compensation programs were necessary; however, the committee did subsequently approve the use of conditional awards under our Equity Compensation

2024 Information Statement 17

Plan to counteract certain external factors having a prolonged, negative impact on the Property and Casualty Group’s combined ratio as it relates to LTIP performance. See Equity Compensation Plan.

Companies subject to the “say-on-pay” rules are required to hold a shareholder vote at least once every six calendar years to determine on a non-binding advisory basis, the frequency of future say-on-pay votes — annually, biennially or triennially. In 2023, our Class B voting shareholders selected, on a non-binding advisory basis, “every three years” as the preferred frequency for having the opportunity to vote on the compensation of our NEOs. Accordingly, the next advisory vote on executive compensation will be held at our 2026 Annual Meeting.

Risk Management in Executive Compensation Plan Design

The compensation committee evaluates the risks associated with the annual and long-term incentive compensation programs for our executive and senior leaders as part of its comprehensive compensation risk assessment. This periodic evaluation is intended to minimize the risk that such programs will promote behavior that could negatively impact the value of the Company or the Exchange. The compensation committee aligns the performance measures used in these programs with our overall business strategy. See Board Oversight of Risk.

Based on the results of these periodic assessments, we conclude that our compensation programs do not create undue material risk to the Company. There have been no material changes to our incentive plans or risk-mitigating factors since our last assessment and we have not identified any new risks that would change this conclusion. Other tools used to manage executive compensation risk and promote effective governance are identified in the table below.

Measures Used to Mitigate Compensation Risk

Recoupment of Bonuses	Our policy on recoupment of officer bonuses allows us to recover bonuses paid under our AIP and LTIP under certain circumstances. See Policy on Recoupment of Officer Bonuses.
Committee Discretion	Our compensation committee has the discretion to reduce awards to any individual participant in the incentive plans.
Peer Group Comparison(1)	The compensation committee compares our property and casualty insurance results to a peer group of companies in our LTIP. The committee closely monitors our results and those of our peers during each three-year performance period to determine whether we are performing above or below the industry and the impact on plan performance.
AIP Funding Qualifier	Company financial results are considered before making payments to individuals to ensure payouts are not made if the Company is underperforming overall.
Multiple Performance Measures	Both the annual and long-term incentive plans use multiple goals, thereby diversifying the risk associated with any single measure of performance.
Maximum Payout Opportunity	We limit the amounts that may be earned under any award of performance-based compensation.
Policy for Minimum Stock Ownership Levels	We believe that requiring executives to hold shares of our stock for an extended period of time discourages them from taking risks for short-term or immediate gain. See Policy for Minimum Stock Ownership Levels.
Plan Governance	All of our incentive plans have written plan documents. Depending on the plan, amendments require approval of the board, the compensation committee, and/or our Human Resources Division.
Anti-Hedging Policy	This policy prohibits directors and officers of the Company who are subject to the Policy for Minimum Stock Ownership Levels, as well as their spouses and any individuals residing in the same household, from engaging in transactions that are designed to offset a decrease in the market value of company stock.

(1)

We use two peer groups in our executive compensation program. The LTIP peer group, against which our long-term performance is measured, represents a significant share of the industry’s property and casualty premium and our compensation committee believes that this group is representative of our competition. Our executive compensation benchmarking peer group is composed of companies we consider to be competitors for policyholders and employees, and similar to us in terms of lines of business, net premiums written and/or asset size.

18 Erie Indemnity Company

Executive Compensation Philosophy and Structure

The goal of our executive compensation program is to attract, motivate, retain and reward executives in a fiscally responsible manner that balances the interests of our shareholders with those of the policyholders of the Exchange. To achieve this objective, we design executive compensation programs that reward and incentivize exceptional performance relevant to the industry. We provide a mix of fixed and variable compensation that is intended to motivate our executives to achieve short- and long-term objectives that build sustainable long-term value. We achieve these objectives by providing the elements of executive compensation identified in the table below.

Components of our Executive Compensation Program

Base Salary	Base Salary represents a fixed level of cash compensation for the executive’s competencies and the regular duties they perform in their role. Base salaries are linked to other compensation elements, including target award opportunities for short- and long-term incentive plans.
AIP	A performance-based annual incentive program that provides each executive an opportunity to earn a cash award based on the achievement of pre-determined goals or other performance objectives over a one-year period.
LTIP	A long-term incentive program that provides an opportunity for each executive to earn an award based on the achievement of performance objectives over a three-year period. Performance is measured against a pre-defined peer group that creates long-term value for our shareholders and the policyholders of the Exchange.
Equity Compensation Plan	Equity-based incentive awards provided to attract and retain key employees capable of having a significant impact on the performance of the Company.
Benefits	Benefits that include an unfunded, non-qualified supplemental employee retirement plan, or “SERP,” that enables eligible participants to earn benefits in excess of those that can be earned under our tax-qualified defined benefit pension plan, or “pension plan,” and an unfunded, non-qualified deferred compensation arrangement, or “deferred compensation plan,” that enables eligible participants to defer receipt of all or part of their base salary and/or AIP award to a later date. We offer an unfunded, non-qualified “incentive compensation deferral plan” that enables eligible participants to defer receipt of all or part of their AIP and/or LTIP award. We provide the following matching contributions in our 401(k) plan: 100 percent of the first three percent of pay contributed by the employee, and 50 percent of the next two percent of employee contributions.

Executive Compensation Principles

Our executive compensation program includes industry best practices.

What We Do

✓	Pay for Performance. A significant percentage of total target direct compensation is pay at-risk and connected to performance.

✓	Link Performance Measures and Strategic Objectives. Performance measures for incentive compensation are linked to operating priorities.

✓	Consult with Independent Compensation Advisor. The committee retains an independent consultant to review our executive compensation programs and practices.

✓	Benchmark to Peers. We benchmark our executive compensation program and review the composition of the peer group annually.

✓	Target Pay at the 50th Percentile of Peers. We target total direct compensation at the 50th percentile of our peers.

✓	Limit the Maximum Payout Opportunity. We establish maximum amounts that may be earned under any award of performance-based compensation.

✓	Require Minimum Levels of Stock Ownership. We require executives to hold shares of our stock for an extended period of time because we believe it discourages them from taking risks for short-term or immediate gain.

✓	Recoup Compensation Under Certain Circumstances. Awards made to executives are subject to recoupment in specified situations.

2024 Information Statement 19

What We Don’t Do

✘	No Accelerated Vesting of Performance Shares. Our LTIP does not provide for accelerated vesting of performance shares in the event of a termination of employment, other than for retirement, death, or disability.

✘	No Excessive Perquisites. Our executives receive minimal perquisites and do not receive tax gross-ups, except for guest travel, residential home security, and personal use of the company aircraft.

✘	No Stock Options. We do not offer stock options or stock appreciation rights (SARs).

✘	No Employment Agreements. We do not have employment agreements with any of our executive officers.

Relationship Between Pay and Performance

Our variable pay compensation is tied to: (1) each executive’s individual performance and (2) the performance of the Company and the Exchange, thereby supporting our performance-based compensation philosophy. Because our executives have a greater ability to influence our performance and financial results through their decisions, the percentage of their total compensation comprised of variable pay increases with level of responsibility.

Variable compensation opportunities (long- and short-term incentive target awards) comprised approximately 77 percent of our CEO’s total target annual compensation in 2023, 49 percent of which was in the form of long-term awards tied to company performance. Variable compensation opportunities accounted for approximately 62 percent of our other NEOs’ total target annual compensation in 2023, 35 percent of which was in the form of long-term awards. We believe that tying a meaningful portion of our NEOs’ target earnings opportunity to variable compensation, while providing competitive levels of base salary, strikes an appropriate balance between achievement of operational goals and the pay earned by our executives.

20 Erie Indemnity Company

Setting Executive Compensation

Our compensation committee determines the compensation philosophy and policies for our executive officers, including our CEO and executive vice presidents. In doing so, it reviews the performance of each executive and establishes individual compensation levels. The committee considers the nature and extent of each executive’s skills, scope of responsibilities, performance and effectiveness in supporting our long-term goals. The committee engaged Aon, an independent consultant, to assist it with the development and setting of executive compensation for 2023. In preparing the 2023 benchmark and survey data, Aon utilized the following best practice methodologies:

Benchmark Positions	Competitive compensation levels for our executives were determined by matching each position to survey benchmark positions in the market.
Third-Party Compensation Data	Compensation data was obtained from published insurance industry and general industry sources and from third party consulting firms, including Mercer Consulting and Aon. Our existing compensation levels were analyzed and compared at the 50th percentile on a size-adjusted basis for similar positions.
Peer Group	Compensation data was obtained for a peer group of property and casualty companies. We consider these insurance companies to be our competitors for policyholders, and in some cases employees, and similar to us in terms of lines of business, net premiums written and/or asset size.

No changes were made to the composition of the peer group used in our base salary analysis for 2023.

2023 Executive Compensation Benchmarking Peer Group

American Family Insurance Group

Amica Mutual Insurance Group

Auto Club Group

The Cincinnati Insurance Companies

CSAA Insurance Exchange

COUNTRY Financial

Farmers Insurance Group

The Hanover Insurance Group

Property and Casualty Companies

Nationwide Insurance

Sentry Insurance Group

USAA Group

Westfield Insurance

In 2023, we paid Aon $69,273 for executive compensation consulting services and $26,285 for investment consulting services. We also paid Aon $17,250 for compensation and benchmarking survey participation. Our compensation committee has reviewed these services and determined that they do not impair the independence of Aon.

Principal Components of Executive Compensation

The principal components of our executive compensation program are base salary and bonus opportunities under our AIP and LTIP. Each of these items is discussed below.

Base Salary

The committee set the 2023 base salaries of the NEOs, effective March 1, 2023. The adjustments were based on performance and/or market comparisons.

Name	2023 Annual Base Salary	2022 Annual Base Salary
Timothy G. NeCastro	$1,115,000	$1,040,000
Julie M. Pelkowski(1)	$475,000	N.A.
Gregory J. Gutting(2)	$580,000	$580,000
Lorianne Feltz	$480,000	$455,000
Douglas E. Smith	$477,000	$452,000
Parthasarathy Srinivasa	$490,000	$475,000

(1)

Ms. Pelkowski was appointed Executive Vice President and Chief Financial Officer on May 1, 2023. In determining the base salary for Ms. Pelkowski, the committee considered a salary that was commensurate with her previous experience and market compensation.

(2)

Mr. Gutting retired from the Company effective June 30, 2023. He notified the Company of his intention to retire on November 16, 2022. Given his pending retirement, Mr. Gutting’s annual base salary was not increased in 2023.

2024 Information Statement 21

Annual Incentive Plan

The 2023 AIP payouts for our NEOs were based on the attainment of company and individual performance goals established at the beginning of 2023. Our compensation committee believes that an appropriate balance of corporate and individual performance goals results in increased differentiation of rewards and improved line of sight among participants. Therefore, the weighting between company and individual performance goals is based on a NEO’s role within the organization. For each of our NEOs, company performance measures are weighted 80 percent and individual performance goals are weighted 20 percent.

Once the target percentages, expressed as a percent of base salary, were determined for the NEOs, our compensation committee, with support from our board of directors, established AIP performance measures intended to drive strong organizational performance. At the end of each year our board of directors and management review our historical results, operating goals, and industry estimates to identify those areas where performance-based incentives would have the greatest impact on achieving our strategic objectives in the following year.

The compensation committee then established a minimum, or “threshold,” a target and a maximum level of achievement for each company performance measure. The maximum award opportunity was intended to incent participants to exceed target performance to achieve a maximum payout. If the target for a performance measure is achieved, then the performance measure will be deemed to be earned at 100 percent. If the maximum result for a performance metric is achieved, then the performance measure will be deemed to be earned at 200 percent. Results at or below threshold result in a zero payout, and achievement at levels between threshold and target and between target and maximum are determined via linear interpolation.

For 2023, we set a qualitative target for statutory combined ratio. In prior years, we used a quantitative target based on our Operating Plan and industry outlook. The change was precipitated by external factors, such as global supply chain challenges and rising inflation, and their impact on our combined ratio. The level of achievement for this 2023 goal was based on the compensation committee’s assessment of our business strategies intended to improve the Exchange’s combined ratio such as implementing planned rate changes, underwriting and agency management initiatives and improvements, expense management and enhancements to our claims handling processes. While significant progress was made on the levers intended to improve our combined ratio, high catastrophe losses and continued inflation impacts increased our combined ratio result in 2023.

The company performance measures for the NEOs are shown in the table below.

2023 AIP Company Performance Measures

Company Performance Measures	Actual Result	Threshold	Target	Maximum
% increase in Direct Written Premium(1)	17.0%	8.2%	10.2%	13.2%
% increase in Policies in Force(2)	6.9%	2.2%	3.2%	4.2%
Statutory Combined Ratio(3)	119.1%	N/A	N/A	N/A

(1)	The year-over-year percentage increase in the Property and Casualty Group’s DWP.

(2)	The year-over-year percentage increase in the Property and Casualty Group’s PIF.

(3)

The statutory combined ratio of the Property and Casualty Group measures the underwriting profitability of our property and casualty insurance business without consideration of investment earnings or federal income taxes. The compensation committee assessed performance based on our success in executing on business plans designed to improve the combined ratio by implementing planned rate changes, underwriting and agency management initiatives and continuous improvement, and claims handling enhancements.

The committee believes these company performance measures promote growth (measured by the increase in DWP and PIF) and reinforce a strong underwriting discipline (measured by the qualitative assessment of progress of the statutory combined ratio goal).

22 Erie Indemnity Company

2023 AIP Individual Performance Goals

Each NEO was assigned individual performance goals related to their scope of responsibility and aligned with our overall strategic priorities. These goals account for 20 percent of each NEO’s AIP award and may be qualitative or quantitative in nature. Our compensation committee has determined that achievement of these individual goals would require substantial and sustained performance by the NEOs; however, we believe that disclosure of the details of these goals could cause competitive harm. In general, the individual performance goals addressed strategic initiatives and business area priorities. All NEOs, except for Mr. Gutting who retired from the Company effective June 30, 2023, met or exceeded their individual performance goals.

2023 AIP Targets and Awards

The 2023 target, and level of achievement relative to target, for AIP awards earned appear in the table below. AIP bonuses were paid on March 15, 2024 and are shown in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation.”

Name	AIP Target as a % of Base Salary	Achievement Relative to Threshold, Target or Maximum
Timothy G. NeCastro	120%	Above Target
Julie M. Pelkowski(1)	45%	Above Target
(2)	25%	Above Target
Gregory J. Gutting	70%	Above Target
Lorianne Feltz	70%	Above Target
Douglas E. Smith	70%	Above Target
Parthasarathy Srinivasa	70%	Above Target

(1)	2023 AIP award granted on February 15, 2023. This award was granted to Ms. Pelkowski while in her former role as a senior vice president.

(2)	2023 supplemental AIP award granted to Ms. Pelkowski on May 1, 2023 upon assuming the role of Executive Vice President and Chief Financial Officer.

We continued our use of a funding qualifier for the 2023 AIP. The compensation committee determined that it would be appropriate to first consider our overall financial results before making payments to individuals based on achievement of the specific performance goals set forth above. The funding qualifier is a company performance threshold that is based on our net operating income, or “NOI.” NOI is the Company’s net income, excluding: (i) realized capital gains and losses; (ii) impairment losses; (iii) related federal income taxes; (iv) losses from discontinued operations; (v) debt prepayment penalties; (vi) extraordinary gains or losses; (vii) the cumulative effect of accounting changes or the effect of material changes in tax laws; (viii) acquisitions or divestitures; (ix) unusual or nonrecurring items; (x) asset write downs; (xi) litigation, claims, judgments, or settlements not related to core operations; (xii) expenses for reorganization or restructuring initiatives; (xiii) currency fluctuations; and (xiv) reserve strengthening or financing activities. Use of NOI as the measure for the funding qualifier gives appropriate consideration to the interests of both our shareholders and the participants in our AIP.

The funding qualifier under our 2023 AIP was 75 percent of the Company’s forecasted NOI for 2023. For an AIP payout to occur, 2023 NOI had to exceed $282 million. Our 2023 NOI totaled $453 million, thereby satisfying this requirement.

Long Term Incentive Plan

The purpose of our LTIP is to enhance our growth and profitability, and that of the Exchange, by providing longer-term rewards to executives who are capable of having a significant impact on performance. We accomplish this by providing our executives with incentives based on the attainment of certain performance goals over three-year performance periods. Performance is measured and compared to an industry peer group selected by the compensation committee. The LTIP permits grants of performance shares, performance units and/or phantom stock. Performance shares represent the right to receive shares of common stock or cash. Performance units and phantom stock awards are paid in cash. Awards for the performance periods beginning in 2021, 2022 and 2023 were granted in phantom stock. The total number of performance shares authorized for awards under the LTIP is 1.5 million shares. No performance shares have been issued under the LTIP. Accordingly, 1.5 million shares of Class A common stock remain available for issuance under the LTIP. We purchase our Class A common stock in the open market to settle performance share awards; we do not issue new shares to settle stock awards.

2024 Information Statement 23

LTIP Peer Group

The compensation committee believes the peer group below to be representative of the property and casualty industry, as it comprised 52 percent of the industry’s premiums in 2022.

2023-2025 LTIP Peer Group

Allstate Insurance Group American Family Insurance Group Amica Mutual Group Auto Owners Insurance Group The Cincinnati Insurance Companies COUNTRY Financial	Farmers Insurance Group Government Employees Insurance Group (GEICO) Grange Mutual Casualty Pool Liberty Mutual Insurance Companies	Nationwide Insurance Progressive Insurance Group State Farm Group Travelers Group USAA Group Westfield Group

LTIP Targets

The table below shows LTIP targets expressed as a percentage of base salary.

Name	LTIP Target as a % of Base Salary
Timothy G. NeCastro	215%
Julie M. Pelkowski(1)	50%
(2)	40%
Gregory J. Gutting	90%
Lorianne Feltz	90%
Douglas E. Smith	90%
Parthasarathy Srinivasa	90%

(1)	2023 LTIP award granted on February 15, 2023. This award was granted to Ms. Pelkowski while in her former role as senior vice president.

(2)	2023 supplemental LTIP award granted to Ms. Pelkowski on May 1, 2023 upon assuming the role of Executive Vice President and Chief Financial Officer.

The target number of shares for each participant was calculated by dividing the dollar amount of their target LTIP award by $247.46, the average closing share price of our Class A common stock for the first 20 trading days of the performance period. Opportunities under the LTIP range from 0 to 250 percent of target.

LTIP Performance Measures & Weightings

The company performance measures for the LTIP are DWP (weighted 40 percent), statutory combined ratio (weighted 40 percent) and ROIA (weighted 20 percent). Given the nature of our business, underwriting profitability and return on investments are important to long-term financial strength. The Property and Casualty Group’s DWP growth is also important to our financial results as it is the primary driver of the management fee revenue we earn from the Exchange.

The 2021-2023 performance period is closed. The payout, pending approval from our compensation committee, will be made later in 2024 since computations require peer group data that is not yet available. To date, for this performance period, we have information on 11 of the 12 measurement quarters and expect the performance factor to be approximately 23 percent.

New Long Term Incentive Plan Proposed

At our 2024 annual meeting, we will ask our shareholders to approve an Amended and Restated Long Term Incentive Plan. The Amended and Restated Long Term Incentive Plan provides for grants of time-vesting awards in addition to the performance-vesting awards provided for under the current LTIP. The time-vesting awards are not tied to peer group performance, can take the form of Restricted Shares, Restricted Share Units and Phantom Stock and include the payment of dividends or dividend equivalents. Our compensation committee and board of directors approved this new LTIP, subject to the approval of our Class B shareholders, for performance periods beginning in 2024. See Proposal 3.

24 Erie Indemnity Company

Equity Compensation Plan

External factors have significantly impacted the Property and Casualty Group’s combined ratio, one of three company performance measures in the LTIP, resulting in several years with combined ratio performance less favorable than the peer group. We are committed to continuing to incentivize and reward our executives as we make progress to improve the combined ratio. In addition to incentivizing and rewarding performance, we are mindful of the effects of negative plan performance on our ability to retain talented leaders. In May 2023, the compensation committee approved awards under the Company’s Equity Compensation Plan to all LTIP participants. Each participant received three tranches of awards that coincide with LTIP performance periods starting in 2021, 2022 and 2023. The award for the 2021-2023 performance period vested on December 31, 2023. The award for the 2022-2024 performance period will vest on December 31, 2024, and the award for the 2023-2025 performance period will vest on December 31, 2025. These awards are conditional and only vest to the extent that the overall LTIP performance factor is below 50 percent. The awards are denominated in restricted stock units and paid, if at all, in cash.

The number of restricted stock units awarded for each performance period was calculated by multiplying the target LTIP award previously granted for each performance period by 50 percent. Per the awards granted under the Company’s Equity Compensation Plan to all LTIP participants in 2023 (see Long Term Incentive Plan), since the expected performance factor for the 2021-2023 performance period is expected to be below 50 percent, the Equity Compensation Plan is expected to payout at approximately 27 percent of the target LTIP award.

Due to allowable share limits prescribed in the Equity Compensation Plan’s plan document, Mr. NeCastro was awarded a grant related to the 2021 and 2022 LTIP. He will receive an additional grant for the 2023 LTIP in 2024. See the Summary Compensation Table for additional information.

Retirement Benefits and Perquisites

We believe retirement benefits are an important part of a competitive reward opportunity that enables us to attract and retain talented leaders. We also offer our executives a limited number of perquisites.

Pension Plan	• Provided to all eligible employees since 1946
SERP(1)	• Provided to executive officers, senior vice presidents and other select officers of the Company • Encourages retention and long service careers
Deferred Compensation Plan	• Provided to executive officers, senior vice presidents and other select officers of the Company • Unfunded, non-qualified deferred compensation
Incentive Compensation Deferral Plan	• Provided to executive officers, senior vice presidents and other select officers of the Company • Unfunded, non-qualified incentive compensation deferral
Perquisites

•  In addition to broad-based benefits offered generally to all our full-time employees, executives are offered:

○   Business club memberships

○   Airline club memberships as needed

○   Discounted comprehensive financial counseling

○   Officer physicals

○   Accidental death benefits

○   Guest travel

○   Residential home security

○   Personal use of company aircraft

○   Tax gross-ups for residential home security, guest and personal use of company aircraft

(1)

In response to those provisions of the Internal Revenue Code of 1986, or the “Code,” that limit the maximum annual pension award that can be paid to any eligible employee, we provide a SERP to our NEOs. As illustrated in the Pension Benefits table, an older NEO can produce a significantly higher present value compared to a younger, more highly paid NEO. This result occurs primarily because the nearer a NEO is to normal retirement age, the shorter the discount period used in calculating the present value of the benefits. In addition, amounts in the Pension Benefits table may increase or decrease from year to year. This is the result of discount rates used in the calculations. See Executive Compensation — Pension Plan.

2024 Information Statement 25

Policy on Recoupment of Officer Bonuses

In 2022, the SEC issued its final rule regarding policies to recoup or “clawback” erroneously rewarded compensation for publicly listed companies. Nasdaq’s listing standard effectuating the SEC rule required listed companies to have policies in place by December 1, 2023. Although we had an existing policy on recoupment of officer bonuses, we amended our policy to comply with the listing standard.

Our amended policy, which became effective July 25, 2023, requires the reimbursement of all or a portion of any incentive-based bonus paid to any officer where: (i) the payment was erroneously awarded based on an accounting error resulting in restatement of the company’s financial results, and (ii) a lower payment would have been made to the officer based upon the restated financial results. In each such instance the Company will, to the extent practicable, seek to recover the amount by which the officer’s bonus for the relevant period exceeded the lower payment that would have been made based on the restated financial results. Our policy provides that we will not seek to recover bonuses paid more than three years prior to the date on which our board of directors was made aware of the need to restate our financial statements.

To the extent permitted by law, officers are also required to reimburse us for any bonus we paid to such officer where the officer’s employment with the Company was terminated for cause either prior to the payment of the bonus or within six months thereafter.

Policy for Minimum Stock Ownership Levels

Our Policy for Minimum Stock Ownership Levels is designed to (i) promote greater alignment between management and the interests of our shareholders through ownership of Company stock, and (ii) achieve a stronger correlation to market-prevalent stock ownership practices of public companies. The policy requires our executive and senior officers to acquire and hold Erie Indemnity Company stock with a market value equal to a specific multiple of their base salary. Once they satisfy the policy and for as long as they remain subject to the policy, they must maintain ownership of at least the number of shares that were used in the calculation to determine that they satisfied their ownership requirement. Shares owned outright, shares held in our 401(k) savings plan, shares issued under the LTIP and share credits issued under the Incentive Compensation Deferral Plan all count toward satisfying the ownership requirement.

Officers who are covered by the policy must achieve their minimum ownership level by the fifth anniversary of becoming a covered officer. If a covered officer is appointed to a position with a higher minimum ownership requirement, the difference between the two levels must be achieved by the fifth anniversary of the new appointment. The original timeframe continues to apply to the prior ownership requirement.

The policy further provides that, once a covered officer owns or is credited with enough shares to satisfy their minimum ownership requirement, they are not required to acquire additional shares in the event of a decline in stock price or increase in base salary. The dollar value of the minimum stock ownership requirement does not increase unless the covered officer is promoted to a position that has a higher ownership requirement.

The following table shows the required stock ownership levels and the share ownership of our NEOs as of December 31, 2023:

Name	Target Ownership Level	# of Shares Owned at 12/31/2023	Met Target
Timothy G. NeCastro	4x base salary	27,764	Yes
Julie M. Pelkowski(1)	3x base salary	2,349	No
Gregory J. Gutting(2)	3x base salary	N/A	N/A
Lorianne Feltz	3x base salary	7,600	Yes
Douglas E. Smith	3x base salary	5,140	Yes
Parthasarathy Srinivasa	3x base salary	518	No

(1)

Ms. Pelkowski was promoted to Executive Vice President and CFO effective May 1, 2023. Her target ownership level increased from 1x base salary which was required of her as a senior vice president, to 3x base salary. She will have until 2028 to meet the new requirement. She previously satisfied her senior vice president requirement.

(2)	Mr. Gutting retired from the Company effective June 30, 2023.

26 Erie Indemnity Company

Anti-Hedging Policy
We have an “Anti-Hedging Policy” that prohibits members of the Company’s board of directors and those officers of the Company who are subject to the Policy for Minimum Stock Ownership Levels, as well as their spouses and any individuals residing in the same household, from engaging in hedging or monetization transactions with respect to Company securities including, but not limited to: (i) purchasing put or call options or other derivative instruments; (ii) using financial instruments, such as exchange funds, variable prepaid forwards, equity swaps, collars and forwards; and (iii) establishing short positions in Company stock (collectively, “Prohibited Transactions”). Our board of directors believes that it is in the best interest of Company shareholders, and promotes the Company’s commitment to sound corporate governance, to prohibit individuals subject to this policy from engaging in Prohibited Transactions, as such transactions can disrupt the alignment between those individuals and the Company’s other shareholders, compromise Company compensation programs and philosophies, and undermine polices regarding stock ownership.
Policies with Respect to Securities Trades by Insiders
We are committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, we have adopted our Policies with Respect to Securities Trades by Insiders governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, and employees, as well as by the Company itself, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. A copy of our Policies with Respect to Securities Trades by Insiders, including any amendments thereto, was filed as Exhibit 19.1 to our Annual Report on Form
10-K
for the year ended 2023.
Tax Implications of Executive Compensation
Our compensation committee will continue to monitor guidance from the IRS to balance the benefits of deductibility with the goals of our executive compensation program.
Option Awards
In response to Item 402(x)1 of Regulation
S-K,
the Company does not grant awards of stock options, stock appreciation rights, or similar option-like instruments. Accordingly, the Company has no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by the Company. In the event the Company grants awards of such options, the compensation committee will evaluate the appropriate steps to take in relation to the foregoing.
Agreements with Executive Officers
Other than award agreements under the executive compensation plans described herein, we do not have employment agreements with any NEOs.

Executive Compensation

The following table sets forth the 2023, 2022, and 2021 compensation of our NEOs. Compensation disclosed herein is for services rendered in all capacities to us, EFL, the Exchange and their subsidiaries and affiliates. Compensation is allocated among us, the Exchange, EFL and their subsidiaries and affiliates according to an estimated proportion of the executives’ time dedicated to the affairs of each entity. Our share of total compensation expense for the NEOs was 61 percent in 2023, 56 percent in 2022, and 55 percent in 2021. Amounts indicated are pre-individual income taxes.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non- Equity Incentive Plan Compen -sation ($)(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Timothy G. NeCastro President and Chief Executive Officer	2023 2022 2021	1,100,577 1,026,538 966,154	0 0 885	4,540,445 2,184,136 1,940,202	1,498,560 1,168,923 1,361,492	525,707 0 509,104	159,031 132,639 96,684	7,824,320 4,512,236 4,874,521
Julie M. Pelkowski Executive Vice President and Chief Financial Officer	2023	437,571	0	680,678	344,180	333,309	36,216	1,831,954
Gregory J. Gutting Former Executive Vice President and Chief Financial Officer	2023 2022 2021	316,769 576,154 558,077	20,000 0 824	522,141 522,047 504,093	221,465 408,988 438,816	987,887 0 199,216	55,274 62,039 39,780	2,123,536 1,569,228 1,740,806
Lorianne Feltz Executive Vice President Claims and Customer Service	2023 2022 2021	475,192 452,115 438,077	0 0 699	1,037,315 409,617 396,126	369,600 308,104 334,224	159,640 0 74,804	51,754 44,268 38,401	2,093,501 1,214,104 1,282,331
Douglas E. Smith Executive Vice President Sales and Products	2023 2022 2021	472,192 449,692 438,077	0 0 699	1,031,779 406,870 396,126	367,290 306,073 321,024	161,311 0 109,431	41,302 46,826 39,345	2,073,874 1,209,461 1,304,702
Parthasarathy Srinivasa Executive Vice President and Chief Information Officer	2023 2022	487,115 334,327	100,000 300,000	865,718 391,306	384,160 249,604	94,749 28,581	36,332 19,344	1,968,074 1,323,162

(1)	For Mr. Srinivasa, this column includes a retention bonus of $100,000 in 2023. For Mr. Gutting, this column includes a retirement bonus for unused sick time.

(2)

Grants made under our LTIP for the performance periods beginning in 2023, 2022 and 2021 are shown in the “Stock Awards” column. Grants of phantom stock were made each year and, upon vesting, participants will be paid in cash. For Ms. Pelkowski, this column includes two grants for 2023 – one LTIP award was granted to Ms. Pelkowski while in her former role as a senior vice president and an additional, prorated award was granted when she assumed the role of Executive Vice President and Chief Financial Officer. This column also includes grants made under the Company’s Equity Compensation Plan on May 25, 2023. These awards are conditional and only vest if the overall LTIP performance factor is below 50 percent for performance periods starting in 2021, 2022 and 2023. The awards are denominated in restricted stock units and paid, if at all, in cash.

(3)

The “Non-Equity Incentive Plan Compensation” column includes payouts made under the AIP during each year. Mr. Gutting’s 2023 AIP award is prorated for the number of days participating in the performance period based on his retirement date of June 30, 2023.

(4)

Amounts in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column were negative for 2022 for all NEO’s, with the exception of Mr. Srinivasa, and therefore are disclosed as zero. Amounts in this column increased in 2023. The increase is the result of a decrease in discount rates used for the calculations. Pension plan rates for 2023, 2022 and 2021 were 5.34 percent, 5.67 percent and 3.16 percent, respectively. SERP rates for 2023, 2022 and 2021 were 5.11 percent, 5.46 percent and 3.11 percent, respectively.

(5)	See Supplemental Table for All Other Compensation.

28 Erie Indemnity Company

Stock Awards: Long Term Incentive Plan

Our LTIP allows the payment of outstanding awards to be made in either cash or stock. The LTIP plan document includes a list of performance measures that may be used for a particular performance period. Awards for the 2023-2025, 2022-2024 and 2021-2023 performance periods are payable in cash. The amounts shown in the Summary Compensation Table for 2023, 2022 and 2021 reflect the grant date fair value of these awards as further described below. Amounts for each performance period will not be earned until December 31 of the third year and may be more or less than the value shown based upon the level of achievement of the performance goals and the average of our closing stock price for the last 20 trading days of the performance period.

For 2023, 2022 and 2021, the grant value of each executive’s target LTIP award (calculated as a percentage of their base salary) was established by our compensation committee. The number of phantom shares awarded in 2023, 2022 and 2021 was calculated by dividing the target LTIP award by $247.46, $183.11 and $246.50, respectively, the average share price for the first 20 trading days of each performance period.

Stock Awards: Equity Compensation Plan

In May 2023, the compensation committee approved awards under the Company’s Equity Compensation Plan to all LTIP participants. Each participant received three tranches of awards that coincide with LTIP performance periods starting in 2021, 2022 and 2023. The award for the 2021–2023 performance period vested on December 31, 2023. The award for the 2022–2024 performance period will vest on December 31, 2024, and the award for the 2023–2025 performance period will vest on December 31, 2025. These awards are conditional and only vest to the extent that the overall LTIP performance factor is below 50 percent. The awards are denominated in restricted stock units and paid, if at all, in cash.

The number of restricted stock units awarded for each performance period was calculated by multiplying the target LTIP award previously granted for each performance period by 50 percent.

Non-Equity Incentive Plan Compensation

The “Non-Equity Incentive Plan Compensation” column includes the AIP payouts during each year.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings

The Summary Compensation Table above includes the net change in the present value of accrued benefits from December 31, 2022 to December 31, 2023 under our pension plan, a tax-qualified defined benefit pension plan, and our SERP, a non-qualified defined benefit arrangement. The present value information presented utilizes assumptions consistent with those used for fiscal year 2023 disclosure under Financial Accounting Standards Board (FASB) Accounting Standards Codification 715, “Compensation — Retirement Plans.” Pension plan discount rates used for December 31, 2023, 2022 and 2021 were 5.34 percent, 5.67 percent and 3.16 percent, respectively.

SERP discount rates used for December 31, 2023, 2022 and 2021 were 5.11 percent, 5.46 percent and 3.11 percent, respectively.

There are no above-market or preferential non-qualified deferred compensation earnings to disclose in this column. See Non-Qualified Deferred Compensation for a description of the investment funds and earnings.

2024 Information Statement 29

All Other Compensation

The following table provides details of the amounts presented in the “All Other Compensation” column of the Summary Compensation Table.

Supplemental Table for All Other Compensation

Name	Year	401(k) Contribution ($)(1)	Supple- mental 401(k) Match ($)(2)	Tax Gross- Ups ($)(3)	Member- ship Dues ($)(4)	Guest Travel ($)(5)	Other ($)(6)	Total ($)
Timothy G. NeCastro	2023 2022 2021	13,200 12,200 11,600	0 28,862 27,046	14,406 16,672 4,389	1,104 3,109 2,918	4,499 9,721 0	125,822 62,075 50,731	159,031 132,639 96,684
Julie M. Pelkowski	2023	13,200	0	0	1,514	0	21,502	36,216
Gregory J. Gutting	2023 2022 2021	12,671 12,200 11,600	185 10,846 10,723	2,213 9,805 538	1,104 3,570 2,895	2,579 1,871 0	36,522 23,747 14,024	55,274 62,039 39,780
Lorianne Feltz	2023 2022 2021	13,200 12,200 11,600	5,808 5,885 5,923	667 7,004 2,715	1,349 2,487 2,537	0 0 0	30,730 16,692 15,626	51,754 44,268 38,401
Douglas E. Smith	2023 2022 2021	13,200 12,200 11,600	5,688 5,788 6,600	0 3,421 0	2,819 2,487 3,072	0 4,331 0	19,595 18,599 18,073	41,302 46,826 39,345
Parthasarathy Srinivasa	2023 2022	13,200 0	6,285 13,154	0 1,134	1,104 2,012	0 1,748	15,743 1,296	36,332 19,344

(1)

This column includes the company match for our tax-qualified 401(k) savings plan for employees. For more information on the 401(k) savings plan, see also Part II, Item 8, “Financial Statements and Supplementary Data — Note 9, Postretirement Benefits, of Notes to Financial Statements” in our annual report on Form 10-K filed with the SEC on February 26, 2024.

(2)

Included in the “Supplemental 401(k) Match” column are our contributions that cannot be credited to the tax-qualified 401(k) savings plan because of compensation and contribution limits imposed by the Code. See Non-qualified Deferred Compensation for additional discussion.

(3)

We pay taxes on behalf of our executives for guest travel, residential home security, and personal use of company aircraft. For 2023, this column includes gross ups for residential home security monitoring services for Mr. NeCastro, Mr. Gutting and Ms. Feltz. For 2023, this column also includes a gross up for personal use of company aircraft for Mr. NeCastro, and gross ups for guest travel for Messrs. NeCastro and Gutting.

(4)	We provide professional association and business dining club membership dues for executives.

(5)	We pay registration fees and normal travel expenses for an executive’s guest when they accompany the executive to certain business functions.

(6)

The “Other” column includes executive physicals, the company-paid portion of a comprehensive financial counseling program, the company-paid cost of residential home security, the taxable value of group term life insurance, payments for vacation conversion, taxable fringe benefits and personal use of company aircraft. For Mr. NeCastro, Ms. Pelkowski, Ms. Feltz and Mr. Smith, amounts paid in 2023 include $42,885, $9,744, $18,462 and $18,346, respectively, for vacation conversion. For Mr. Gutting, this includes $28,007 for unused vacation time. For Mr. NeCastro, the amount shown for 2023 includes $74,665 for personal use of the company aircraft. We believe allowing the CEO and NEOs access to a company aircraft for business travel, and Mr. NeCastro access to a company aircraft for reasonable and appropriate personal travel mitigates health and safety risks to Mr. NeCastro and the NEOs and allows them to be immediately available to respond to business priorities.

30 Erie Indemnity Company

Grants of Plan-Based Awards

The following table summarizes awards that were granted during 2023 under our AIP and LTIP.

Grants of Plan-Based Awards Table for 2023

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Plan	Grant Date	Performance Period	Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
Timothy G. NeCastro	AIP LTIP ECP ECP	2/15/23 2/15/23 5/25/23 5/25/23	2023 2023-2025 2021-2023 2022-2024	0 N/A N/A N/A	1,338,000 N/A N/A N/A	2,676,000 N/A N/A N/A	N/A 0 N/A N/A	N/A 9,688 N/A N/A	N/A 24,220 N/A N/A	N/A N/A 3,936 5,964	N/A 2,397,392 852,026 1,291,027
Julie M. Pelkowski(5)	AIP AIP LTIP LTIP ECP ECP ECP	2/15/23 5/1/23 2/15/23 5/1/23 5/25/23 5/25/23 5/25/23	2023 2023 2023-2025 2023-2025 2021-2023 2022-2024 2023-2025	0 0 N/A N/A N/A N/A N/A	213,750 79,709 N/A N/A N/A N/A N/A	427,500 159,418 N/A N/A N/A N/A N/A	N/A N/A 0 0 N/A N/A N/A	N/A N/A 758 684 N/A N/A N/A	N/A N/A 1,895 1,710 N/A N/A N/A	N/A N/A N/A N/A 263 512 721	N/A N/A 187,575 169,263 56,932 110,833 156,075
Gregory J. Gutting	AIP LTIP	2/15/23 2/15/23	2023 2023-2025	0 N/A	406,000 N/A	812,000 N/A	N/A 0	N/A 2,110	N/A 5,275	N/A N/A	N/A 522,141
Lorianne Feltz	AIP LTIP ECP ECP ECP	2/15/23 2/15/23 5/25/23 5/25/23 5/25/23	2023 2023-2025 2021-2023 2022-2024 2023-2025	0 N/A N/A N/A N/A	336,000 N/A N/A N/A N/A	672,000 N/A N/A N/A N/A	N/A 0 N/A N/A N/A	N/A 1,746 N/A N/A N/A	N/A 4,365 N/A N/A N/A	N/A N/A 804 1,119 873	N/A 432,065 174,042 242,230 188,978
Douglas E. Smith	AIP LTIP ECP ECP ECP	2/15/23 2/15/23 5/25/23 5/25/23 5/25/23	2023 2023-2025 2021-2023 2022-2024 2023-2025	0 N/A N/A N/A N/A	333,900 N/A N/A N/A N/A	667,800 N/A N/A N/A N/A	N/A 0 N/A N/A N/A	N/A 1,735 N/A N/A N/A	N/A 4,338 N/A N/A N/A	N/A N/A 804 1,111 868	N/A 429,343 174,042 240,498 187,896
Parthasarathy Srinivasa	AIP LTIP ECP ECP	2/15/23 2/15/23 5/25/23 5/25/23	2023 2023-2025 2022-2024 2023-2025	0 N/A N/A N/A	343,000 N/A N/A N/A	686,000 N/A N/A N/A	N/A 0 N/A N/A	N/A 1,783 N/A N/A	N/A 4,458 N/A N/A	N/A N/A 1,069 892	N/A 441,221 231,406 193,091

(1)

The maximum AIP payout is 200 percent of the target award. See Compensation Discussion and Analysis — Annual Incentive Plan and Part II, Item 8, “Financial Statements and Supplementary Data — Note 10, Incentive and Deferred Compensation Plans, of Notes to Financial Statements” in our annual report on Form 10-K filed with the SEC on February 26, 2024. The minimum funding qualifier for payment of the 2023 AIP awards was satisfied. AIP results were certified and approved by our compensation committee on February 21, 2024, and the awards were paid on March 15, 2024. All payments made under the AIP are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)

Under the LTIP, our compensation committee grants performance shares, performance units and/or phantom stock to participants. Performance shares represent the right to receive shares of common stock or cash. Performance units and phantom stock represents the right to receive a cash payment. For the 2023-2025 performance period, grants were made in shares of phantom stock and awards will be paid in cash when vested. The maximum payout under this plan is 250 percent of the target award. Award payments, if any, for the 2023-2025 performance period will vest at December 31, 2025.

(3)

This column represents grants made under the Company’s Equity Compensation Plan on May 25, 2023. These awards are conditional and only vest if the overall LTIP performance factor is below 50 percent for performance periods starting in 2021, 2022 and 2023. The awards are denominated in restricted stock units and paid, if at all, in cash.

(3)

The grant date fair value of LTIP awards was calculated by multiplying the target number of phantom shares by $247.46, the average share price for the first 20 trading days of the performance period. The grant date fair value of Equity Compensation Plan awards was calculated by multiplying the number of shares granted by $216.47, the closing price of our Class A common stock on May 25, 2023.

(4)	Ms. Pelkowski’s grants under the AIP and LTIP include supplemental awards for both plans made upon her promotion to EVP & Chief Financial Officer effective May 1, 2023.

2024 Information Statement 31

An executive’s target award is established by our compensation committee. The target number of performance shares, performance units and/or phantom stock for each executive is based on a competitive total direct compensation target opportunity and an agreed-upon target pay mix. When our compensation committee approves target awards, it also selects the performance measures and approves the calibration of shares and/or cash awarded at performance levels above and below target. Our compensation committee has the discretion to increase or decrease awards to any individual participant in the incentive plans, and we have a policy for recoupment of officer bonuses. See Compensation Discussion and Analysis.

Under our LTIP, the actual number of shares or amount of cash paid to an executive at the end of a performance period may be more or less than the executive’s target, but not more than the maximum for that performance period. See also Part II, Item 8, “Financial Statements and Supplementary Data — Note 10, Incentive and Deferred Compensation Plans, of Notes to Financial Statements” in our annual report on Form 10-K filed with the SEC on February 26, 2024.

Outstanding Equity Awards

The following table shows outstanding equity awards at December 31, 2023.

Outstanding Equity Awards at December 31, 2023

Stock Awards
Name	Performance Period	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Timothy G. NeCastro	2023-2025(3) 2022-2024(4) 2021-2023(5)	N/A 5,964 3,936	N/A 1,997,463 1,318,245	24,220 11,928 7,871	8,111,762 3,994,926 2,636,155

Julie M. Pelkowski(6)	2023-2025(3) 2023-2025(3) 2022-2024(4) 2021-2023(5)	379 342 512 263	126,935 114,543 171,479 88,084	1,895 1,710 N/A N/A	634,673 572,713 N/A N/A

Gregory J. Gutting	2023-2025(3) 2022-2024(4) 2021-2023(5)	N/A N/A N/A	N/A N/A N/A	5,275 2,851 2,045	1,766,703 954,857 684,911

Lorianne Feltz	2023-2025(3) 2022-2024(4) 2021-2023(5)	873 1,119 804	292,385 374,775 269,276	4,365 2,237 1,607	1,461,926 749,216 538,216

Douglas E. Smith	2023-2025(3) 2022-2024(4) 2021-2023(5)	868 1,111 804	290,711 372,096 269,276	4,338 2,222 1,607	1,452,883 744,192 538,216

Parthasarathy Srinivasa	2023-2025(3) 2022-2024(4)	892 1,069	298,749 358,029	4,458 2,137	1,493,073 715,724

(1)

This column represents awards granted under the Equity Compensation Plan on May 25, 2023. These awards are conditional and only vest if the overall LTIP performance factor is below 50 percent for performance periods starting in 2021, 2022 and 2023. The awards are denominated in restricted stock units and paid, if at all, in cash. Mr. Gutting was not awarded grants under the Equity Compensation Plan.

(2)	This column represents awards granted under the Long Term Incentive Plan for performance periods starting in 2021, 2022 and 2023.

(3)

For the LTIP’s 2023-2025 performance period, we have information on three of the twelve measurement quarters and estimate the performance factor to be approximately 118 percent. Since the performance factor is above 50 percent, we estimate that no awards under the Equity Compensation Plan will vest. Mr. NeCastro was not issued an Equity Compensation Plan grant that coincides with the LTIP’s 2023-2025 performance period due to limitations of the plan on the maximum number of shares allowable.

Under the LTIP, we estimate the payout to be approximately 119 percent of target. Because the expected payout is above target, it is disclosed in the table at maximum. Award payments, if any, for the 2023-2025 performance period will be deemed earned at December 31, 2025. In 2026, after the level of achievement of the performance goals has been certified, awards under the LTIP made in 2023 — which were made in phantom stock — will be settled in cash.

32 Erie Indemnity Company

(4)

For the LTIP’s 2022-2024 performance period, we have information on seven of the twelve measurement quarters and estimate the performance factor to be approximately 80 percent. Since the performance factor is above 50 percent, we estimate that no awards under the Equity Compensation Plan will vest.

Under the LTIP, we estimate payout to be approximately 80 percent of target. Because the expected payout is below target, it is disclosed in the table at target. Award payments, if any, for the 2022-2024 performance period will be deemed earned at December 31, 2024. In 2025, after the level of achievement of the performance goals has been certified, awards under the LTIP made in 2022 — which were made in phantom stock — will be settled in cash.

(5)

For the LTIP’s 2021-2023 performance period, we have information on eleven of the twelve measurement quarters and estimate the performance factor for NEOs to be approximately 23 percent. Since the performance factor is below 50 percent, we estimate that a portion of the awards granted under the Equity Compensation Plan will vest.

Under the LTIP, we estimate payout for all participants to be approximately 19 percent of target. Because the expected payout is below target, it is disclosed in the table at target. Award payments, if any, for the 2021-2023 performance period are deemed earned at December 31, 2023. In 2024, after the level of achievement of the performance goals has been certified, awards under the LTIP made in 2021 — which were made in phantom stock — will be settled in cash.

(6)

Ms. Pelkowski’s grant under the LTIP for the 2023-2025 performance period includes a supplemental award granted upon her promotion to Executive Vice President & Chief Financial Officer effective May 1, 2023.

All shares in the above table were valued using the closing share price of $334.92 on December 29, 2023. All awards in the LTIP were in the form of phantom stock and payable in cash. All awards under the Equity Compensation Plan were in the form of restricted stock units and payable in cash.

Option Exercises and Stock Vested During 2023

The table below shows equity awards that vested during 2023.

	Stock Awards
Name	Number of Shares Vested (#)	Value Realized Upon Vesting ($)
Timothy G. NeCastro	5,037	1,686,992
Julie M. Pelkowski	264	88,419
Gregory J. Gutting	1,313	439,750
Lorianne Feltz	1,026	343,628
Douglas E. Smith	1,026	343,628
Parthasarathy Srinivasa	N/A	N/A

The number of shares vested relates to the 2020-2022 LTIP performance period. All shares were valued using a share price of $334.92, which was the closing share price on December 29, 2023.

We do not offer option awards to our executives.

Pension Plan and SERP

The Pension Benefits table below includes the present value of accrued benefits under our defined benefit pension plan and our SERP as of December 31, 2023. Executives must complete five full years of service to be fully vested in our pension plan. As of December 31, 2023, all of our NEOs except for Mr. Srinivasa are 100 percent vested in the pension plan. Executives earn a vested interest in our SERP at the rate of 20 percent per full year of supplemental plan service, but they must also be fully vested in our pension plan to be vested in the SERP. All of our NEOs except for Mr. Srinivasa were fully vested in the SERP at the end of 2023.

The present value information presented in the Pension Benefits table utilizes assumptions consistent with those used for fiscal year 2023 disclosure under FASB Accounting Standards Codification 715, “Compensation — Retirement Plans,” including a 5.34 percent discount rate as of December 31, 2023 (5.11 percent discount rate for our SERP) and assumes a retirement age of 65.

2024 Information Statement 33

Pension Benefits at December 31, 2023

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Timothy G. NeCastro	Pension SERP	28 28	1,185,172 5,228,431	0 0

Julie M. Pelkowski	Pension SERP	26 26	711,909 797,607	0 0

Gregory J. Gutting(1)	Pension SERP	30 30	1,283,524 2,896,787	42,364 0

Lorianne Feltz(1)	Pension SERP	30 30	849,368 1,197,588	0 0

Douglas E. Smith	Pension SERP	25 25	518,123 782,660	0 0

Parthasarathy Srinivasa	Pension SERP	2 2	68,900 54,430	0 0

(1)	Mr. Gutting and Ms. Feltz have been employed with the Company for more than 30 years, but under the pension plan and SERP they are limited to 30 years of credited service.

Normal retirement under both our pension plan and SERP is age 65 because that is the earliest time that an executive could retire and commence benefit payments under the plans without any reduction due to age.

Under our pension plan, “final average earnings” are the average of the executive’s highest 36 consecutive months of compensation during their final 120 months of employment. Under our SERP, final average earnings are the average of the executive’s highest 24 consecutive months of compensation during their final 120 months of employment. For purposes of calculating the amount of pension and SERP benefits, compensation includes base salary and a lump sum paid in lieu of a merit increase but excludes bonuses, deferred compensation plan payments and severance pay. An executive’s compensation that exceeds annual limits imposed by the Code is excluded in computing benefits derived under our pension plan but included in computing benefits due under our SERP.

“Credited service” is generally defined as the executive’s years of employment with us as a covered employee, up to a maximum of 30 years. For purposes of determining the number of years of credited service that will be used to calculate the amount of the benefit, the executive, as well as all other employees, earns a full year of credited service for a partial year of employment as a covered employee. Supplemental plan service in our SERP means employment with us as both a covered employee and SERP participant.

Our pension plan’s benefit formula at normal retirement age is 1.0 percent of the executive’s final average earnings up to the social security-covered compensation level (an amount published each year by the Social Security Administration) plus 1.5 percent of the final average earnings in excess of the social security-covered compensation level with the resulting sum multiplied by the executive’s years of credited service, up to a maximum of 30 years. Our pension plan’s benefit is accrued in the form of a single life annuity with optional actuarially equivalent forms of payment available.

Our SERP’s benefit formula at normal retirement age is equal to 60 percent of SERP final average earnings, reduced proportionately for less than 30 years of credited service. This benefit is accrued in the form of a 10-year certain and life thereafter annuity. The executive’s benefit that is payable under the pension plan is subtracted from their SERP benefit. For purposes of this offset, monthly benefits that are payable in a form other than a 10-year certain and life thereafter annuity are converted to a monthly benefit which is the actuarial equivalent of a 10-year certain and life thereafter annuity.

SERP benefits earned before 2023 are payable in the form of a lump sum cash payment. SERP benefits earned after 2021 are payable in the form of 10 annual installments.

Each executive may become eligible for a SERP benefit only if:

•	the executive is vested under our pension plan (100 percent vested after five full years of service);

•	the executive is entitled to receive a benefit under our pension plan; and

34 Erie Indemnity Company

•	prior to the executive’s termination of employment, the executive is vested in our SERP benefit according to the table below.

Years of Supplemental Plan Service	Vested Percentage
Less than 1	0%
1 but less than 2	20%
2 but less than 3	40%
3 but less than 4	60%
4 but less than 5	80%
5 or more	100%

Executives in our pension plan and our SERP are eligible for early retirement after attaining age 55 and completing at least 15 full years of service as a covered employee. The executive’s early retirement benefit under these plans is reduced by 0.25 percent for each complete calendar month up to 60 months and 0.375 percent for each complete calendar month in excess of 60 months by which the executive’s early retirement benefit commencement date precedes such executive’s normal retirement date.

See also Part II, Item 8, “Financial Statements and Supplementary Data — Note 9, Postretirement Benefits, of Notes to Financial Statements” in our annual report on Form 10-K filed with the SEC on February 26, 2024.

Non-Qualified Deferred Compensation

We maintain two deferred compensation plans in which executives are eligible to participate.

Deferred Compensation Plan

Under our Deferred Compensation Plan, executives may elect to defer up to 100 percent of their annual salary and up to 100 percent of any cash award under our AIP. A matching contribution is also credited to a participant’s deferred compensation account if their annual base salary exceeds the IRS annual maximum recognizable compensation limit for qualified retirement plans ($330,000 for 2023) and they have elected to defer base salary into this plan during the year. The sum of the participant’s 401(k) plan matching contribution plus this plan’s matching contribution provides the participant with the same total match expressed as a percentage of their total base salary that any employee with less than $330,000 of base salary would be eligible to receive under the 401(k) plan (four percent of base salary for employee contributions of at least five percent of base salary). Participants in the plan select hypothetical investment funds for their deferrals and are credited with the hypothetical returns generated. This plan is an unfunded, non-qualified, deferred compensation arrangement created for executive officers, senior vice presidents and other select officers of the Company.

Executives identify:

•	the percentage of annual salary and bonus to be deferred;

•	hypothetical investment funds;

•	the timing of distribution of amounts credited to the executive’s deferred compensation account (annual installments over 5 or 10 years); and

•

the beneficiary designated to receive payment of the amounts credited to the deferred compensation account in the event the executive dies before distribution of amounts credited to the deferred compensation account is completed.

2024 Information Statement 35

The following table summarizes NEO contributions, our contributions, credited earnings, withdrawals and the aggregate balance of deferred compensation plan accounts as of December 31, 2023.

Non-Qualified Deferred Compensation Table for 2023

Name	Executive Contributions in 2023 ($)(1)	Company Contributions in 2023 ($)(2)	Aggregate Earnings in 2023 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2023 ($)(3)
Timothy G. NeCastro	0	0	165,674	0	929,445
Julie M. Pelkowski	0	0	1,393	0	9,435
Gregory J. Gutting	63,354	185	119,418	0	689,887
Lorianne Feltz	4,752	5,808	69,247	0	274,102
Douglas E. Smith	236,096	5,688	430,676	0	2,678,523
Parthasarathy Srinivasa	552,535	6,285	100,944	0	987,681

(1)	Executive contributions include amounts deferred as supplemental employee contributions. These amounts are disclosed in the Summary Compensation Table in the “Salary” column.

(2)	Our contributions are the company match on annual salary deferrals. These amounts are disclosed in the Summary Compensation Table in the “All Other Compensation” column.

(3)

For Mr. NeCastro, $28,862 was reported in our Summary Compensation Table for 2022 and $27,046 was reported in our Summary Compensation Table for 2021. For Mr. Gutting, $185, $10,846 and $10,723 were reported as compensation in our Summary Compensation Table for 2023, 2022 and 2021, respectively. For Ms. Feltz, $5,808, $5,885 and $5,923 were reported as compensation in our Summary Compensation Table for 2023, 2022 and 2021, respectively. For Mr. Smith, $5,688, $5,788 and $6,600 were reported as compensation in our Summary Compensation Table for 2023, 2022 and 2021, respectively. For Mr. Srinivasa, $6,285 and $13,154 was reported as compensation in our Summary Compensation Table for 2023 and 2022.

With the exception of the T. Rowe Price Science and Technology Fund, the plan’s hypothetical investment funds mirror the investment options that are offered to the executives in our tax-qualified 401(k) plan. As with our 401(k) plan, executives participating in our deferred compensation plan may exchange investment funds daily. The returns credited to their deferred compensation plan accounts are determined by the investment results of the hypothetical investment funds selected.

Incentive Compensation Deferral Plan

Participants in our AIP and LTIP may elect to defer up to 100 percent of their AIP award and/or up to 100 percent of their LTIP award for each performance period. Deferred awards are credited to a deferred stock account, denominated in shares of our Class A common stock, until retirement or other separation from service. Dividend equivalent credits paid by us are reinvested in each deferred stock account as additional share credits. Participants are 100 percent vested at date of deferral. Vested share credits will be paid to participants upon separation from service in approximately equal annual installments of our Class A common stock over three years.

The following table summarizes NEO contributions, credited earnings, withdrawals and the aggregate balance of incentive compensation deferral plan accounts as of December 31, 2023.

Name	Executive Contributions in 2023 ($)(1)	Company Contributions in 2023 ($)(2)	Aggregate Earnings (Losses) in 2023 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2023 ($)
Timothy G. NeCastro	0	0	1,131,154	0	4,161,515
Julie M. Pelkowski	0	0	158,164	0	581,887
Gregory J. Gutting	0	0	473,345	0	1,741,434
Lorianne Feltz	15,405	0	242,493	0	888,562
Douglas E. Smith(3)	0	0	0	0	0
Parthasarathy Srinivasa	118,914	0	54,662	0	173,575

(1)

Executive contributions include amounts deferred under the 2022 AIP paid out in 2023 and/or the 2020-2022 LTIP paid out in 2023. These amounts are disclosed in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” and “Stock Awards” columns, respectively.

(2)	The Company does not make contributions to the Incentive Compensation Deferral Plan.

(3)	Mr. Smith has not participated in this plan.

36 Erie Indemnity Company

Agreements with Executive Officers

Other than the award agreements under the Equity Compensation Plan described herein, we have no employment agreements with any NEOs. Mr. Srinivasa received a retention bonus in his offer of employment pursuant to which he received $100,000 on the first anniversary of his employment and will receive $75,000 on the second anniversary of his employment. These payments are contingent on his continued employment in good standing on those dates. For termination scenarios relating to our NEOs, see Executive Compensation — Potential Termination or Change in Control Payments.

Potential Termination or Change in Control Payments

Potential salary and benefits payments expected under various termination scenarios are disclosed below for the NEOs who were employed as of December 31, 2023. We developed the compensation and benefit amounts disclosed in the table below assuming a termination date of December 31, 2023. Amounts shown represent only payments estimated in addition to the other compensation disclosed herein.

Termination and Change in Control Table

Name	Involuntary Without Cause ($)		Voluntary Without Good Reason ($)		Involuntary With Cause ($)		Voluntary With Good Reason ($)		Disability ($)		Death ($)
Timothy G. NeCastro Pension SERP	88,897 617,888	(1) (3)	88,897 617,888	(1) (3)	88,897 617,888	(1) (3)	88,897 617,888	(1) (3)	88,897 617,888	(1) (3)	20,623(2) 178,950(2)
Julie M. Pelkowski Pension SERP	155,073 0	(1)	155,073 0	(1)	155,073 0	(1)	155,073 0	(1)	155,073 0	(1)	(711,909)(2) (797,607)(2)
Gregory J. Gutting Pension SERP	0 0		0 0		0 0		0 0		0 0		(127,015)(2) 0(2)
Lorianne Feltz Pension SERP	185,362 0	(1)	185,362 0	(1)	185,362 0	(1)	185,362 0	(1)	185,362 0	(1)	(849,368)(2) (1,197,588)(2)
Douglas E. Smith Pension SERP	117,093 0	(1)	117,093 0	(1)	117,093 0	(1)	117,093 0	(1)	117,093 0	(1)	200,120(2) 305,736(2)
Parthasarathy Srinivasa Pension SERP	0 0		0 0		0 0		0 0		0 0		(68,900)(2) (54,430)(2)

(1)

The early retirement benefit defined in the tax-qualified pension plan is a “subsidized” benefit because the early retirement reduction factors are more generous than an actuarially equivalent reduction for the early commencement of benefits. The amount shown is the additional present value attributable to receiving a reduced early retirement benefit from the tax-qualified pension plan at age 55, or current age if the NEO is older than age 55, versus an unreduced benefit at age 65.

(2)

Upon the death of a NEO, a survivor benefit under the SERP and pension begins immediately. The amount shown is the additional present value attributable to the commencement of the survivor benefit based upon the spouse’s age at December 31, 2023. If the NEO is early retirement eligible, the survivor benefit is paid as a 100 percent joint and survivor annuity reduced for early retirement. If the NEO has not reached early retirement eligibility, the survivor benefit is paid as a 50 percent joint and survivor annuity without early retirement reduction.

Since the surviving spouse’s benefit is either unreduced for early commencement or reduced with a subsidized early retirement factor, the benefit becomes less valuable as the NEO approaches age 65. Negative amounts are shown when the surviving spouse’s benefit is less valuable than the NEO’s age 65 benefit, which may occur under either scenario. Other factors that influence amounts in this column include the age and gender of the NEO’s surviving spouse.

(3)

The early retirement benefit defined in the SERP is a “subsidized” benefit because the early retirement reduction factors are more generous than an actuarially equivalent reduction for the early commencement of benefits. The amount shown is the additional present value attributable to receiving a reduced early retirement benefit from the SERP at the NEO’s current age versus an unreduced benefit at age 65.

2024 Information Statement 37

Compensation Committee Interlocks and Insider Participation

Our compensation committee presently consists of Chair Thomas W. Palmer, Jonathan Hirt Hagen, Brian A. Hudson, Sr., George R. Lucore, and Thomas B. Hagen, ex officio. During 2023, no member of our compensation committee was an officer or employee of us, the Exchange, or any subsidiary or affiliate of us or the Exchange, nor was any committee member formerly an officer of us, except that Mr. Thomas Hagen served as an officer of the Company, including as our President and then as Chairman and CEO, until 1993, and Mr. Lucore served as an officer of the Company until 2010. All of the directors that serve on our compensation committee are independent directors as defined in the Nasdaq rules and qualified directors as required under the Holding Companies Act. Furthermore, none of our executive officers serves as a member of a compensation committee of another entity, one of whose executive officers serves on our compensation committee, nor do any of our executive officers serve as a director of another entity, one of whose executive officers serves on our compensation committee.

38 Erie Indemnity Company

Equity Compensation Plan Table

The following table summarizes the Company’s equity compensation plan information as of December 31, 2023.

Equity Compensation Plan Table

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)	(b)	(c)

Equity compensation plans approved by shareholders(1)	N/A	N/A	1,773,494(2)(3)

Equity compensation plans not approved by shareholders	N/A	N/A	N/A

(1)	Includes the LTIP, Equity Compensation Plan, and Deferred Stock Plan for Outside Directors.

(2)

The LTIP permits grants of performance shares or units, or phantom shares to be satisfied with shares of our Class A common stock or cash payment as determined by the compensation committee. The compensation committee has determined that the plan awards for the 2021-2023, 2022-2024 and 2023-2025 performance periods will be paid in cash.

(3)	We purchase shares of our Class A common stock on the open market to settle stock awards under each plan. We do not issue new shares of common stock to settle stock awards.

2024 Information Statement 39

Report of our Executive Compensation and Development Committee

The following report of our compensation committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the “1933 Act,” or the Exchange Act, except to the extent that we specifically incorporate this report of our compensation committee by reference therein.

The members of our compensation committee reviewed and discussed the Compensation Discussion and Analysis and, based on such review and discussions, recommended to our board of directors that the Compensation Discussion and Analysis be included in this information statement for filing with the SEC and the incorporation by reference of such Compensation Discussion and Analysis in our annual report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

Erie Indemnity Company Executive Compensation and Development Committee:

Thomas W. Palmer, Chair

Jonathan Hirt Hagen

Thomas B. Hagen, ex officio

Brian A. Hudson, Sr.

George R. Lucore

February 21, 2024

40 Erie Indemnity Company

CEO Pay Ratio

SEC rules require annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer, or “PEO.” Our PEO is our President and Chief Executive Officer.

Pursuant to SEC rules, a company is required to identify its median employee every three years. In 2023, we reviewed the compensation of the median employee identified in 2022 and determined it would be appropriate to maintain the same median employee. We selected annual cash compensation as our compensation measure as it is readily available in our existing payroll systems, consistently calculated for each employee, and a reasonable proxy for total compensation purposes when determining the median employee. The median employee was calculated using the same rules that apply to the CEO’s compensation disclosure in the Summary Compensation Table.

Pay elements of the annual total compensation for each employee include:

•	salary received in fiscal year 2023;

•	annual Holiday Bonus or other annual incentive plan payment made in fiscal year 2023;

•	change in pension plan value during fiscal year 2023;

•	company-paid 401(k) plan match made during fiscal year 2023;

•	company-paid life insurance premium during fiscal year 2023; and

•	other company-paid perquisites and benefits.

Annual total compensation was calculated using payroll data as of December 31, 2023.

Summary Compensation Table Methodology

Employee	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

Median Employee	2023	67,472	4,013	0	0	9,831	3,094	84,410

(1)	Salary received during 2023.

(2)	Holiday Bonus.

(3)	Equity compensation.

(4)	Other incentive plan payment.

(5)	Aggregate year-over-year increase in actuarial present value of accumulated benefits under the pension plan.

(6)

Includes other company-paid perquisites and benefits (e.g., professional membership dues, 401(k) match, personal use of company vehicle, wellness program rewards, recognition program, overtime pay, company-paid life insurance premiums, etc.).

	2023 Total Compensation

Median annual total compensation of all employees (excluding President and CEO)	$ 84,410

Annual total compensation of President and CEO (Mr. NeCastro)	$7,824,320	*

Ratio of the median annual total compensation of all employees to the annual total compensation of Mr. NeCastro, President and Chief Executive Officer	1:93

* See Executive Compensation — Summary Compensation Table.

2024 Information Statement 41

2024 Information Statement

Pay Versus Performance
In August 2022, the SEC adopted pay versus performance disclosure rules that require us to provide the information set forth in the table below. The rules require disclosure for each of the Company’s five most recently completed fiscal years. For the initial disclosure, however, we were only required to provide disclosure for the prior three years, with an additional year added in each of the two subsequent years. The table below includes the Company’s four most recently completed fiscal years.
As required by Item 402(v) of Regulation
S-K,
the following table, along with accompanying footnotes and discussion, provide certain information regarding executive compensation and measures of Company performance for the last four fiscal years. Except where expressly stated, the information presented below was not considered by the compensation committee in structuring our executive compensation program for the years presented. See Compensation Discussion and Analysis for a discussion of the philosophy, objectives, and structure of our executive pay program.
Pay Versus Performance Table

Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for CEO ($)(1)	Compensation Actually Paid to CEO ($)(2)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(3)	Average Compensation Actually Paid to Non-CEO NEOs ($)(4)	Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(6)	Net Income ($)(7)	Company Selected Measure – Direct Written Premium Growth (8)

2023 2022 2021 2020	7,824,320 4,512,236 4,874,521 5,263,661	7,554,765 4,276,021 3,282,462 6,398,321	2,018,188 1,328,989 1,515,340 1,837,951	1,461,566 1,273,145 1,018,693 1,999,556	221 161 122 152	153 139 127 98	446,061,322 298,569,474 297,860,233 293,303,865	17.0 9.2 3.3 1.8	% % % %

(1)	See “Total” column in the 2023, 2022, 2021 and 2020 Summary Compensation Table.

(2)
“Compensation Actually Paid” is based on the total compensation included in the Summary Compensation Table for Mr. NeCastro and the
non-CEO
NEOs for years 2023, 2022, 2021 and 2020 with adjustments to the amounts disclosed for equity awards and pension benefits as illustrated below. Compensation Actually Paid is computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned or paid to Mr. NeCastro during the applicable year.

				Stock Award Adjustments(a)			Pension Benefit Adjustment(b)
	Summary Compensation Table (“SCT”) Total	Stock Awards Deducted From SCT ($)	Change in Pension Value Deducted From SCT ($)	Stock Awards Added to Compensation Actually Paid ($)	Stock Awards Deducted to Compensation Actually Paid ($)	Stock Award “True-Up” Added/ Deducted from Compensation Actually Paid ($)	Pension Service Cost Added to Compensation Actually Paid ($)	Total Compensation Actually Paid ($)
	A	B	C	D	E	F	G	A - (B + C + E) + (D + F + G)

CEO

2023	7,824,320	4,540,445	525,707	5,085,959	0	(511,981)	222,618	7,554,765

2022	4,512,236	2,184,136	0	2,052,999	0	(387,601)	282,523	4,276,021

2021	4,874,521	1,940,202	509,104	759,848	0	(205,957)	303,356	3,282,462

2020	5,263,661	1,900,133	1,270,170	4,085,511	0	(53,808)	273,259	6,398,321

Average Non-CEO NEOs

2023	2,018,188	827,526	347,379	692,400	64,128	(68,400)	58,413	1,461,566

2022	1,328,989	432,460	7,145	416,370	0	(71,931)	39,323	1,273,145

2021	1,515,340	448,446	148,236	122,250	44,433	(61,373)	83,591	1,018,693

2020	1,837,951	439,373	537,564	1,057,944	0	(23,229)	103,827	1,999,556

(a)
Stock Award Adjustments:
We deducted the grant date fair value of LTIP and Equity Compensation Plan awards reported in the “Stock Awards” column in the Summary Compensation Table (column B above) and added the aggregate sum of: (i) for LTIP and

Erie Indemnity Company

Equity Compensation Plan awards granted in a prior Fiscal Year, or “FY,” that are outstanding and unvested at the end of the covered FY, the change in fair value at the end of the covered FY compared to the fair value at the end of the prior FY; (ii) for LTIP and Equity Compensation Plan awards granted in the covered FY, that are outstanding and unvested at the end of the covered FY, the fair value of the grant at the end of the covered FY; (iii) for LTIP awards granted in a prior FY that vested during the covered FY, the change in fair value at the vesting date compared to the fair value at the end of the prior FY; and (iv) in the year the award is paid, which is the year after vesting, the actual amount paid compared to the fair value at the vesting date. These values are all represented in columns D, E and F above. Column E represents the average of awards granted in a FY prior to the covered FY that failed to meet the applicable vesting conditions.
Fair value for computation of stock awards is computed in accordance with the fair value methodology to account for share-based payments according to U.S. Generally Accepted Accounting Principles, or “U.S. GAAP.” The fair value of stock awards in columns D and E are based on the following assumptions:

At December 29, 2023

Award Year	2023	2022	2021

Class A Common Stock ($)	334.92	334.92	334.92

Performance Factor (for LTIP awards)	1.1786	0.7970	.5000
At December 30, 2022

Award Year	2022	2021	2020

Class A Common Stock ($)	248.72	248.72	248.72

Performance Factor (for LTIP awards)	0.7970	0.4475	0.6614
At December 31, 2021

Award Year	2021	2020	2019

Class A Common Stock ($)	192.66	192.66	192.66

Performance Factor (for LTIP awards)	0.7598	0.8701	0.7015
At December 31, 2020

Award Year	2020	2019	2018

Class A Common Stock ($)	245.60	245.60	245.60

Performance Factor (for LTIP awards)	0.7422	0.6313	1.0302
Former Executive Vice President and Chief Information Officer Robert C. Ingram III, who retired December 31, 2021, was a NEO in years 2020 and 2021, but not 2022. As a result, Average Compensation Actually Paid for non-CEO
NEOs in 2022 does not reflect a deduction of $303,317, the difference between Mr. Ingram’s Compensation Actually Paid in 2021, which relied on an estimated amount of his LTIP payout, and what Mr. Ingram’s 2021 Compensation Actually Paid would have been using the amount actually paid to him in 2022. The fair value for the actual amounts paid in 2022, 2021 and 2020 was based on the average price of our Class A common stock for the last 20 trading days of each performance period, $191.73, $238.30 and $168.45, respectively, and actual LTIP performance factors of .5267, .9841 and 1.0891, respectively.
The LTIP performance factor of .5000 at December 29, 2023 for the Award Year 2021 reflected in the above table represents a combination of performance under the LTIP and awards granted under the company’s Equity Compensation Plan. For Ms. Pelkowski, Award Year 2022 at December 29, 2023 is valued using the performance factor assigned to her senior vice president role, .7945. For Award Year 2023, a portion is valued using the senior vice president performance factor, 1.2044, and a portion is valued using the executive vice president performance factor, 1.1786.

(b)
Pension Benefits:
We deducted the amount in the “Change in Pension Value and
Non-Qualified
Deferred Compensation Earnings” column in the Summary Compensation Table and added the aggregate of: (i) actuarially determined service cost under our pension plan, a tax-qualified
defined benefit plan, and our SERP, a
non-qualified
defined benefit arrangement attributable to services rendered by the executive during the covered fiscal year; and (ii) the entire cost of benefits granted in a plan amendment (or initiation) during the covered fiscal year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation, in each case, calculated in accordance with U.S. GAAP. These values are reported in columns C and G.

(3)	See 2023 Summary Compensation Table for a listing of 2023 NEOs. The NEOs for 2022, 2021 and 2020 exclude Ms. Pelkowski. The NEO’s for 2021 and 2020 exclude Mr. Srinivasa and include Mr. Ingram.

(4)
“Compensation Actually Paid” is based on the total compensation included in the Summary Compensation Table with adjustments to the amounts disclosed for equity awards and pension benefits as described and quantified in footnote 2. Amounts shown in this column are an average of compensation actually paid for all NEOs for the covered FY, excluding our CEO, Mr. NeCastro.

(5)	Cumulative total shareholder return, or “TSR,” assuming reinvestment of dividends, for the periods indicated for our Class A common stock.

(6)
TSR for Standard & Poor’s Supercomposite Insurance Industry Group Index using a 2019 base year as reported in our annual report on Form
10-K
filed with the SEC on February 26, 2024, March 1, 2023, February 24, 2022 and February 25, 2021.

2024 Information Statement

(7)	Net income as reported in our annual reports on Form 10-K filed with the SEC on February 26, 2024, March 1, 2023, February 24, 2022 and February 25, 2021.

(8)
Annual DWP growth of the Property and Casualty Group is our company selected measure that best reflects the relationship between compensation actually paid to our NEOs and Company performance. Our management fee revenue is calculated as a percentage – limited to 25 percent—of all direct written premiums of the Property and Casualty Group. The management fee rate was set at 25 percent for 2023, 2022, 2021 and 2020. DWP is adjusted when computing the Company’s management fee revenue. The adjustments include changes in the estimate for management fee returned on cancelled policies and the timing of revenue recognized for the administrative services.

Total Shareholder Return – Company versus Peer Group
The Standard & Poor’s Supercomposite Insurance Industry Group Index is made up of 56 members comprised of property and casualty insurers, insurance brokers, and life insurers, and is a capitalization weighted index. The Standard & Poor’s Supercomposite Insurance Industry Group Index is not our Executive Compensation Benchmarking Peer Group. Instead, we use compensation data from a peer group of property and casualty companies that we consider to be our competitors for policyholders and, in some cases, employees, and similar to us in terms of lines of business, net premiums written and/or asset size. See Compensation Discussion and Analysis — 2023 Executive Compensation Benchmarking Peer Group. Since several of the companies in our 2023 Executive Compensation Benchmarking Peer Group are not publicly traded, there is no way to calculate TSR for our 2023 Executive Compensation Benchmarking Peer Group.
While we do not benchmark executive compensation to Standard & Poor’s Supercomposite Insurance Industry Group Index, we believe that the composition of the selected index is a suitable comparator for TSR as it broadly reflects our operations serving as attorney-in-fact
for the policyholders at the Exchange. The majority of our revenue is based on the direct premiums written by the Property and Casualty Group. Our performance, as measured by total shareholder return, exceeded the index three out of the four years shown in the graph above.

Erie Indemnity Company

Total Shareholder Return – Compensation Actually Paid versus TSR
Compensation, per the “compensation actually paid” calculation for our CEO and the average for our non-CEO
NEOs, and our TSR, decreased from 2020 to 2021. The decrease for this period in the compensation actually paid is the result of the decline of our stock price between December 31, 2020 and December 31, 2021. The price of our Class A common stock impacts the value of vested and unvested LTIP awards in the compensation actually paid calculation. The compensation actually paid for our CEO and the average for our non-CEO
NEOs, and our TSR, increased from 2021 to 2023.

Net Income
The graph above illustrates the directional relationship between (i) our CEO and average non-CEO
NEO’s compensation actually paid, and (ii) our net income over the four-year period 2020-2023. Net income is not a component of our executive compensation program and, therefore, does not have a direct correlation with actual compensation paid to our CEO and non-CEO
NEOs. Net income growth of 1.6 percent from 2020 to 2021 was primarily the result of increased revenue from investment operations. Net income growth of 0.2 percent from 2021 to 2022 was primarily the result of increased management fee revenue from strong DWP growth, partially offset by increased commissions and other operating expenses, and a reduction in revenue from investment operations. Net income growth of 49.4 percent from 2022 to 2023 was primarily the result of increased operating income due to increased management fee revenue from strong DWP growth and increased revenue from investment operations.
Direct Written Premium Growth
For purposes of this Pay versus Performance disclosure, we are required to identify a “Company Selected Measure” from among the measures linked to executive compensation (see Compensation Discussion and Analysis). DWP growth for the Property and Casualty Group is the selected measure. Although there are other financial performance measures providing important linkage to executive compensation (see Other Measures), they do not align with the SEC definition of a “Company Selected Measure.” DWP is included in both the AIP and LTIP (see Compensation Discussion and Analysis – Annual Incentive Plan and Long Term Incentive Plan). The graph above illustrates the directional relationship between our CEO and average non-CEO
NEO compensation actually paid and DWP growth over the four-year period 2020-2023.
Under the AIP, DWP is weighted at 35 percent (50 percent in 2020) of the total company performance measures and 28 percent of the total target AIP award for our NEOs. Each year, the compensation committee established a

2024 Information Statement

minimum, or “threshold,” a target, and a maximum level of payout for each performance measure. DWP increased 1.8 percent in 2020 compared to 2019. Since the threshold for that metric was set at 2.4 percent, there was no payout for that performance measure for the 2020 plan year. This below-target premium growth was impacted by rate reductions implemented for personal and commercial auto policies in response to reduced driving resulting from the
Covid-19
pandemic. Payments for the 2020 AIP plan year are included in the compensation actually paid calculation for 2020. In our LTIP, DWP growth is measured relative to a peer group over a period of three years and is weighted at 40 percent of the total LTIP award. Performance below that of the peer group results in payouts below target; performance equal to that of the peer group results in payouts at target; and performance better than the peer group results in payouts in excess of target. For the three-year performance period that ended December 31, 2020, the Property and Casualty Group outperformed the LTIP peer group by 102 basis points.
DWP for 2021 grew 3.3 percent over the prior year. The AIP target for that performance measure was set at 2.2 percent and the maximum was set at 4.2 percent, resulting in a 155 percent payout for that metric for the 2021 plan year, which is included in the compensation actually paid calculation for 2021. For the LTIP three-year performance period that ended December 31, 2021, the Property and Casualty Group underperformed the peer group by 247 basis points.
The DWP target in the 2022 AIP was set at 6.7 percent and the maximum was set at 9.7 percent. Actual 2022 DWP growth was 9.2 percent, resulting in a 183 percent payout for that performance measure for the 2022 plan year which is included in the compensation actually paid calculation for 2022. For the three-year LTIP performance period that ended December 31, 2022, the Property and Casualty Group underperformed the peer group by 210 basis points.
The DWP target in the 2023 AIP was set at 10.2 percent and the maximum was set at 13.2 percent. Actual 2023 DWP growth was 17.0 percent, resulting in a 200 percent payout for that performance measure for the 2023 plan year which is included in the compensation actually paid calculation for 2023. For the three-year LTIP performance period that ended December 31, 2023, we are projecting that the Property and Casualty Group will underperform the peer group.
Other Measures
The following table contains additional measures that link Company performance to the compensation actually paid to our CEO and non-CEO
NEOs. See Compensation Discussion and Analysis for additional information on these measures including their relationship to the Property and Casualty Group and/or the Company. In addition to growth in DWP of the Property and Casualty Group, these measures represent the most important financial performance measures linking compensation actually paid to the NEOs for the most recently completed fiscal year.

Other Measures

Statutory Combined Ratio of the Property and Casualty Group

Growth in Policies in Force of the Property and Casualty Group

Return on Invested Assets of the Property and Casualty Group

Our Net Operating Income

Erie Indemnity Company

Director Compensation

Overview

The goals of our director compensation program are to attract and retain directors of outstanding competence and ability and reward them in a fiscally responsible manner. Director performance is a key influencing factor in organizational performance. Accordingly, our director compensation is reviewed periodically and adjusted, as appropriate, to ensure its competitiveness. Our compensation for directors includes cash retainers, board and committee meeting fees, deferred stock grants and committee chair retainers.

The periodic review of director compensation is a responsibility of our compensation committee and our board of directors. In undertaking this review, the committee engages independent advisors who provide compensation surveys of the financial services industry and supplemental data that is considered in setting director compensation levels. After reviewing the data, the compensation committee formulates a recommendation for review by our board of directors.

2023 Director Compensation

The annual cash retainer in 2023 for our directors for provision of services to us was $65,000 plus $1,500 for each board of directors or committee meeting attended. Our directors also received $65,000 of deferred stock credits as further described below. Committee chairpersons each received an additional $15,000, except for our audit committee chairperson who received $25,000. In lieu of committee meeting fees and committee chair fees, the chairman of our board, who is chair of the executive committee and an ex officio member of all other committees, received an additional annual fee of $110,000. Directors are paid retainers quarterly and all directors are reimbursed expenses incurred for attending meetings. See also Related Person Transactions.

A director may elect prior to the end of a calendar year to defer receipt of up to 100 percent of the director’s compensation for the following year, including retainers, meeting fees and chairperson fees. A deferred compensation account is maintained for each outside director who elects to defer director compensation. A director who defers compensation may select hypothetical investment options for amounts in the director’s deferred compensation account. The hypothetical investments mirror the investment options that are offered to participants in our tax-qualified 401(k) plan. As in our 401(k) savings plan, participants in the outside directors’ deferred compensation plan may exchange investment funds daily. The return credited to a participant’s deferred compensation plan account is determined by the investment results of the hypothetical investment funds selected by the participant.

We also maintain a deferred stock account in a stock plan for each outside director. The purpose of this plan is to further align the interests of outside directors with those of our shareholders by providing for payment of a portion of annual compensation for directors’ services in annual share credits, the value of which are determined by reference to the value of shares of our Class A common stock. The account is updated annually with additional share credits. The number of additional annual share credits is determined by dividing $65,000 by the closing price of our Class A common stock on the first business day after our annual meeting of shareholders. Each director vests in the share credits 25 percent every three full calendar months over the course of a year. Dividend equivalent credits paid by us are reinvested into each director’s deferred stock account as additional share credits which vest immediately. Upon leaving board service, directors receive shares of our Class A common stock equal to the number of share credits in their deferred stock account. We repurchase shares of our Class A common stock in the open market to satisfy these awards. In 2023, the amount of the initial annual vested share credits awarded was approximately $715,000. We account for the fair value of the directors’ share credits and dividend equivalent credits under the plan in accordance with FASB Accounting Standards Codification 718-740, “Compensation — Stock Compensation.”

In October 2015, the deferred compensation plan was divided into its two principal components: a voluntary deferred compensation plan and a separate deferred stock plan. At the same time, a grantor trust, commonly referred to as a “rabbi trust,” was established to hold shares of our Class A common stock. It is expected that the shares of common stock held in the rabbi trust will be used to pay the amounts credited under the deferred stock plan. The rabbi trust is classified and accounted for as equity in a manner consistent with the accounting for

2024 Information Statement 47

treasury stock. Dividends received on the shares in the rabbi trust are used to purchase additional shares of our Class A common stock. We account for the purchase of the Class A common stock shares by the rabbi trust and subsequent changes in the fair value of the Class A common stock, which are not recognized, in accordance with FASB Accounting Standards Codification 710-10, “Compensation — General.”

Number of committee meetings held or attended, added responsibilities or additional duties, such as committee chairperson or chairman of the board, may cause variations in each director’s total compensation earned. The following table sets forth the compensation earned by our directors for services rendered in that capacity during 2023.

Director Compensation Table for 2023

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compen- sation ($)(3)	Total ($)

J. Ralph Borneman, Jr.	111,500	65,000	0	176,500

Eugene C. Connell	132,500	65,000	0	197,500

Salvatore Correnti	117,500	65,000	0	182,500

LuAnn Datesh	99,500	65,000	0	164,500

Jonathan Hirt Hagen	135,500	65,000	0	200,500

Thomas B. Hagen	185,500	65,000	32,568	283,068

C. Scott Hartz	95,000	65,000	0	160,000

Brian A. Hudson, Sr.	138,000	65,000	0	203,000

George R. Lucore	104,000	65,000	0	169,000

Thomas W. Palmer	139,500	65,000	0	204,500

Elizabeth Hirt Vorsheck	125,000	65,000	0	190,000

(1)	For additional information on directors’ compensation, see 2023 Director Compensation above.

(2)

Amounts reported in this column represent the 2023 annual share credits to the directors’ deferred stock accounts under the outside directors deferred stock plan. One grant was made on April 26, 2023 using the closing stock price of $218.15 on that date.

(3)

Amounts shown in the “All Other Compensation” column for Mr. Thomas Hagen include the amounts received in 2023 as indemnification for early repayments on life insurance policies under split-dollar agreements that were terminated by the Company in response to Sarbanes-Oxley on December 31, 2003 ($23,698). Also included in this column for Mr. Thomas Hagen are reimbursements for ongoing residential security services and related tax gross-up.

48 Erie Indemnity Company

Director Stock Ownership Guidelines

Each of our directors is required to maintain ownership of a minimum of $40,000 of our stock on a cost basis. Newly elected directors who do not already meet the stock ownership requirement are required to purchase an equivalent of $40,000 of our stock on a cost basis within 24 months of having been elected as a director. Directors are expected to continue to meet these minimum stock ownership requirements until they leave board service.

Our minimum stock ownership requirements do not apply to a director who is an owner, partner, director, trustee, officer or employee of, or advisor to, any person holding, of record or beneficially, directly or indirectly, more than five percent of the Company’s Class A or Class B common stock, or the sole or shared power to vote or direct the voting of such shares.

Director Education Program

We offer an education program to assist the members of our board with enhancing their knowledge and skills as directors of a public company. We pay for the cost of each director’s membership in the National Association of Corporate Directors, underwrite the cost of attendance at certain educational seminars and conferences, and provide subscriptions to Corporate Board Member and other relevant business news journals, magazines and online resources.

Matching Gifts Program

Through our matching gifts program, we will match contributions made by employees or directors to eligible charitable organizations and educational institutions up to a maximum of $12,500 per employee or director, per year. Company matching applies to personal contributions of cash or marketable securities actually made, not pledged, by the employee or director during the calendar year.

2024 Information Statement 49

Related Person Transactions

Recognizing that related person transactions present a heightened risk of conflicts of interest, or create the appearance of conflicts of interest, our board of directors adopted a policy regarding transactions involving us and a related person. This policy requires that all related person transactions from the prior fiscal year be reviewed by our nominating committee and either be approved or disapproved for the current fiscal year. The policy also requires that any other proposed related person transaction, or any change to a previously approved related person transaction, be presented to our nominating committee for approval or disapproval. A copy of the policy as adopted by our board of directors may be viewed on our website at: http://www.erieinsurance.com.

J. Ralph Borneman, Jr., one of our directors, is an officer and principal shareholder of an insurance agency that receives insurance commissions in the ordinary course of business from the insurance companies we manage in accordance with their standard commission schedules and agents’ contracts. Mr. Borneman also has a son who is an officer and principal shareholder of another insurance agency that receives commissions in the ordinary course of business from the insurance companies we manage in accordance with their standard commission schedules and agents’ contracts. Payments made during 2023 to Mr. Borneman’s agency and Mr. Borneman’s son’s agency for commissions written on insurance policies totaled $705,344 and $3,533,671, respectively. Mr. Borneman’s son’s agency also received other earnings and award payments totaling $415,800 for 2023. These payments were earned in accordance with the terms and conditions of those award programs. At its meeting on February 16, 2024, our nominating committee approved the commissions paid to Mr. Borneman’s agency and the commissions and awards paid to Mr. Borneman’s son’s agency during 2023.

As part of the redevelopment and revitalization of downtown Erie, Pennsylvania and our local community, Thomas B. Hagen and Jonathan Hirt Hagen, both of whom are directors of the Company, have indirect ownership interests in Block 3 Development, LLC, or “Block 3”. The Company and the Exchange also have indirect ownership interests in Block 3. All of these indirect ownership interests were acquired by the parties in 2021. On August 22, 2023, Block 3 acquired a $3.9 million commercial loan from Northwest Bank to finance construction activities related to the redevelopment of Downtown Erie. The terms of the loan required the Company to provide a guarantee in the amount of $1.5 million. The loan and accompanying guarantee mature on September 1, 2028. It is anticipated that Thomas B. Hagen and Jonathan Hirt Hagen will continue to have indirect ownership interests in Block 3, as described above, during 2024. At its meeting on February 16, 2024, our nominating committee deferred consideration and approval of this related person transaction to the full board of directors since two of the four committee members are indirectly involved in the transaction. At its meeting on February 22, 2024, our board of directors reviewed the indirect ownership interests held by Thomas B. Hagen and Jonathan Hirt Hagen and approved the $1.5 million loan guarantee to Block 3.

None of our directors or director nominees are a party to any agreement or arrangement relating to compensation provided by a third party in connection with their candidacy or board service as required to be disclosed pursuant to Nasdaq Rule 5250(b)(3).

50 Erie Indemnity Company

Proposal 2

Approval of the Adoption of the First Amendment to our Equity Compensation Plan

General

The Erie Indemnity Company Equity Compensation Plan was originally adopted by our board of directors (our “board”) on February 21, 2013, and approved by the holders of our Class B common stock on April 17, 2013. Our board adopted an Amendment to the Erie Indemnity Company Equity Compensation Plan, effective January 1, 2014. Our board subsequently approved the Erie Indemnity Company Equity Compensation Plan as amended and restated, which was approved by the holders of our Class B common stock at an annual meeting on April 26, 2022. (The Erie Indemnity Company Equity Compensation Plan, as amended April 26, 2022, is hereafter referred to as the “Plan.”)

At the annual meeting, we will ask the holders of our Class B common stock to approve the First Amendment to the Plan (the “First Amendment”). At its meeting on February 22, 2024, our board, upon the recommendation of our compensation committee, adopted the First Amendment, subject to approval of the holders of our Class B common stock. If approved by the holders of our Class B common stock, the First Amendment will be effective April 23, 2024.

The primary changes made by the First Amendment to the terms of the Plan are as follows:

•	Increases the number of shares of our Class A common stock available under the Plan by 150,000 shares, from 100,000 shares to 250,000 shares.

•	Extends the term of the Plan by two years, from December 31, 2031 to December 31, 2033.

Shareholder approval of the First Amendment is required under the rules of Nasdaq, on which the Company’s Class A common stock is quoted for trading.

The material terms of the Plan are summarized below. Capitalized terms not otherwise defined in this information statement shall have the meaning assigned to them in the Plan. This summary is qualified in its entirety by reference to the provisions of the Plan and the First Amendment, copies of which are included as Appendix A-1 and Appendix A-2, respectively, to this information statement.

Purposes of Plan

The purpose of the Plan is to attract and retain employees of outstanding competence and ability. Additional purposes of the Plan are to enhance the growth and profitability of the Erie Insurance Group, which consists of the Company, the Exchange, and the subsidiaries and affiliates of the Company and the Exchange, by providing incentives to key employees; and to further align the interests of employees with those of our shareholders.

Administration of the Plan

The Plan calls for administration by a committee (the “Committee”) consisting solely of members of the board who are both “non-employee directors” as defined in Rule 16b-3 under the Exchange Act and a director meeting the standards of independence set forth in (1) the Nasdaq rules, (2) the Holding Companies Act, and (3) the rules and regulations of the SEC. Our compensation committee will administer the Plan. The Plan allows the Committee to delegate certain of its administrative powers to the CEO or his or her delegate, subject to limits on the delegation of powers affecting participants subject to the reporting requirements of the Exchange Act.

Participation

The participants in the Plan are those employees of the Erie Insurance Group who are selected by the Committee for awards under the Plan. All the employees of the Erie Insurance Group are eligible for selection to participate in the Plan. However, the Plan is primarily intended for key employees who are capable of having a significant impact on the performance of the Erie Insurance Group. The Committee may delegate to the CEO or his or her

2024 Information Statement 51

delegate authority to select employees for certain forms of awards under the Plan, subject to any limits the Committee may provide. For example, the Committee may delegate to the CEO authority to award up to 5,000 Restricted Shares to newly-hired or newly-promoted officers selected by the CEO.

Shares Available under the Plan

If the First Amendment is approved by holders of our Class B common stock, the Plan will permit the grant of awards with respect to a total of 250,000 shares of our Class A common stock. Awards issued under the Plan prior to the First Amendment count against this reserve. As of February 23, 2024, 13,900 shares of our Class A common stock are available for future issuance under the Plan. These will not be newly issued shares. Rather, the Company or our agent will repurchase outstanding shares of Class A common stock in the market or otherwise, which the Company will use to grant awards of Restricted Shares or to satisfy its obligations to pay other awards under the Plan. Any shares covered by a portion of an award under the Plan that expires without full vesting or that is settled in cash rather than shares, and any shares that are withheld or delivered in connection with the satisfaction of tax withholding obligations relating to an award, will again become available for award under the Plan.

Forms and Terms of Awards

The Plan authorizes the grant of the following forms of awards: Restricted Shares, Restricted Share Units, and other types of awards payable in or denominated by reference to shares of our Class A common stock.

A Restricted Share award is an award of shares of Class A common stock that is forfeitable upon grant and will become vested only if the vesting conditions specified in the award agreement are satisfied. Unless the award agreement provides otherwise, a participant who is awarded Restricted Shares will have the same dividend rights and voting rights (if any) as another holder of Class A common stock would have, except that, if the vesting of the Restricted Shares is subject to the satisfaction of performance goals or other performance-related conditions, then no dividends will be payable before vesting, but the award agreement may provide for dividend equivalents payable after the vesting of Restricted Shares.

A Restricted Share Unit represents a right to receive a share of Class A common stock or its value in cash in the future, if vesting conditions specified in the award agreement are satisfied. Payment of a Restricted Share Unit will be made after vesting at a time established in the award agreement. A participant will have no shareholder rights with respect to a Restricted Share Unit, but the award agreement may provide for dividend equivalents payable after vesting. The award agreement must specify whether the dividend equivalents will be payable after the Restricted Share Unit vests or as soon as practicable after the applicable dividend payment date.

The vesting conditions for Restricted Shares and Restricted Share Units may include: continuation of employment for three years or for another period specified in the award agreement; satisfaction of performance goals or other performance-related conditions specified in the award agreement during a specified performance period; or satisfaction of other conditions specified in the award agreement.

The Plan permits the grant of other forms of awards that provide for the issuance of shares of Class A common stock, or that are denominated in or measured by the value of shares of Class A common stock, or that provide for payment in the form of shares of Class A common stock under any Company compensation, bonus, or incentive program. The Committee or when applicable its delegate will determine the terms and conditions of any such other awards.

When granting awards under the Plan, the Committee or when applicable its delegate will specify in the award agreement (1) the vesting conditions to be satisfied under a Restricted Share or Restricted Share Unit award; (2) if applicable, the performance goals or other performance-related conditions applicable to the award and the performance period during which the achievement of the performance goals or other performance-related conditions is to be measured; (3) the number of shares of Class A common stock that are, or the value of which is, subject to the award; and (4) such other terms and conditions as the Committee or its delegate determines to be appropriate.

52 Erie Indemnity Company

Maximum Award

The maximum number of shares of Class A common stock that may be made subject to awards to any one participant in a calendar year is 10,000 shares, regardless of whether the awards are payable in shares, cash, or a combination of shares and cash.

Bonus Recoupment Policy and Share Purchase and Retention Policy

The agreement evidencing an award may require the participant to comply with the Company’s policies regarding the purchase and retention of shares. In addition, awards held by executive officers are subject to recoupment under our Policy for the Recovery of Erroneously Awarded Compensation.

Forfeiture on Expiration of Award; Termination of Employment

To the extent the vesting conditions for an award have not been fully satisfied by the end of the period specified in the award agreement, the participant will forfeit the award. A participant whose employment terminates before the end of the period specified in an award agreement for the satisfaction of vesting conditions will forfeit the award, unless termination is by reason of death or disability. If termination is by reason of death or disability: (1) if the sole vesting condition is continuation of employment, then the award will vest in proportion to the portion of the vesting period that has elapsed, unless the award agreement provides otherwise, or (2) if vesting is conditioned on another factor, the award may vest, if and to the extent provided in the award agreement.

Forfeiture for Misconduct

A participant will forfeit all rights under outstanding award agreements if the Committee determines the participant’s behavior constitutes misconduct as defined in the Plan.

Adjustment of Class A Common Stock

The Plan provides that, in the event of the recapitalization of the Company, a corporate transaction involving the Company, or a reorganization or liquidation of the Company, the Committee will adjust the number and class of shares of common stock payable under awards, the limits on awards, and the maximum number of shares with respect to which awards may be granted under the Plan in a manner the Committee determines equitable, to prevent dilution or enlargement of benefits under the Plan.

Amendment or Termination of Plan

Generally, our board may amend, suspend or terminate the Plan without the approval of shareholders or participants. However, shareholder approval is required if it is required by applicable law or by the rules of any stock exchange on which Class A common stock may then be listed, or if the amendment increases the number of shares available under the Plan or the limits on awards.

Plan Benefits

Because the grant of awards under the Plan is discretionary, and the number of shares of Class A common stock or the dollar amount payable under an award will depend on the terms of the award and may also depend on the satisfaction or achievement of vesting conditions, it is not possible to determine who will receive awards and what number of shares or dollar amounts will be payable under the Plan after the First Amendment is adopted.

Our board believes that adoption of the First Amendment is in the best interests of the Company and our shareholders.

Required Vote

The affirmative vote of a majority of the shares of Class B common stock cast at our annual meeting is necessary to approve the First Amendment to the Plan.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE FIRST AMENDMENT TO OUR EQUITY COMPENSATION PLAN.

2024 Information Statement 53

Proposal 3

Approval of the Adoption of our Amended and Restated Long Term Incentive Plan

General

The Erie Indemnity Company Long Term Incentive Plan was originally adopted by our board of directors (our “board”) on December 10, 2019, and approved by the holders of our Class B common stock on April 20, 2020 (the “Original LTIP”).

At the 2024 annual meeting, we will ask the holders of our Class B common stock to approve the Erie Indemnity Company Long Term Incentive Plan, as amended and restated, effective April 23, 2024 (the “LTIP”). At its meeting on February 22, 2024, our board, upon the recommendation of our compensation committee, adopted the LTIP, subject to approval of the holders of our Class B common stock. If approved by the holders of our Class B common stock, the LTIP will be effective April 23, 2024, and will remain in effect until December 31, 2033, unless earlier amended or terminated by our board. The LTIP does not increase the number of available shares under the Original LTIP, the remainder of which will be available under the LTIP.

The primary changes made by the LTIP from the terms of the Original LTIP are as follows:

•

Allows for the grant of time-vesting Restricted Shares, Restricted Share Units and Phantom Stock, as well as the payment of dividends or dividend equivalents on such time-vesting awards (but not on performance-vesting awards).

•	Extends the term of the LTIP from December 31, 2029, to December 31, 2033.

Shareholder approval of the LTIP is required under the rules of Nasdaq, on which the Company’s Class A common stock is quoted for trading.

The material terms of the LTIP are summarized below. Capitalized terms not otherwise defined in this information statement shall have the meaning assigned to them in the Plan. This summary is qualified in its entirety by reference to the provisions of the LTIP, a copy of which is included as Appendix B to this information statement.

Purposes

The purposes of the LTIP are: (a) to enhance the growth and profitability of the Company and the other members of the Erie Insurance Group by providing the incentive of long-term rewards in the form of Restricted Shares, Restricted Performance Shares, Restricted Share Units, Performance Units, Phantom Stock or Phantom Performance Stock to eligible employees; (b) to attract and retain employees of outstanding competence and ability; and (c) to further align the interests of such employees with those of our shareholders.

Our board believes that adoption of the Amended and Restated LTIP is in the best interests of the Company and our shareholders.

Administration

The LTIP will be administered by the compensation committee or another committee appointed by the board, which is composed of not less than two members of the board, each of whom meets the requirements of (i) a “non-employee director” (as defined under Rule 16b-3 under the Exchange Act), (ii) the Holding Companies Act, and (iii) an “independent director” under the Nasdaq rules and regulations (the “Committee”). The Committee will be generally authorized to, among other things, construe and interpret the LTIP and award agreements, select eligible employees to receive awards under the LTIP, determine the type of award to be granted, determine the number of shares subject to an award or the dollar amount of an award, determine any performance goals and performance period for awards, determine the other terms and conditions for each award, and adopt, amend, and rescind such rules and regulations as, in its opinion, are required for the administration of the LTIP. The Committee may delegate to the Chief Executive Officer or his or her delegate certain of its authority and discretion, excluding that with respect to awards for employees subject to the reporting requirements of the Exchange Act.

54 Erie Indemnity Company

Eligibility and Participation

To be eligible for the LTIP, an employee must be an employee of the Company or another member of the Erie Insurance Group who the Committee determines has or has potential for having a significant effect on the operations or results of the Company or the Erie Insurance Group. The Committee selects, from among the employees eligible for the LTIP, those who will be participants. If an employee becomes eligible for the LTIP upon hire or promotion after the beginning of the performance period for an award of Restricted Performance Shares, Performance Units or Phantom Performance Stock, the Committee may provide for the employee’s participation in the LTIP for that performance period on a pro-rata basis. Approximately 35 employees of the Erie Insurance Group are currently eligible for selection to participate in the LTIP.

Shares Available for Issuance under the LTIP

Like the Original LTIP, the aggregate number of shares of our Class A common stock that may be paid and as to which grants of Restricted Shares and Restricted Performance Shares may be made under the LTIP is 1,500,000 shares, subject to adjustment and substitution as described below.

These shares will not be newly issued shares of the Company. Rather, the Company or our agent will repurchase outstanding shares of Class A common stock in the market or otherwise to satisfy the Company’s obligations to pay awards of Restricted Shares or Restricted Performance Shares under the LTIP.

Shares subject to a Restricted Share or Restricted Performance Share award that is canceled or expires or settled in cash will not be considered to have been paid under the LTIP. If the Company withholds shares, or shares are delivered, in connection with the satisfaction of tax withholding obligations relating to an award, those shares will again be available for payment under the LTIP.

Awards

The LTIP authorizes the Committee to grant awards of Restricted Shares, Restricted Performance Shares, Restricted Share Units, Performance Units, Phantom Stock, Phantom Performance Stock or any combination thereof.

Restricted Shares represent a right to receive shares of Class A common stock based on continued employment for a specified restricted period.

Restricted Performance Shares represent a right to receive shares of Class A common stock based on the achievement of performance goals for a specified performance period.

Restricted Share Units represent a right to receive a cash payment based on based on continued employment for a specified restricted period.

Performance Units represent a right to receive a cash payment based on the achievement of performance goals for a specified performance period.

Phantom Stock represents a right to receive the fair market value of a specified number of shares of Class A common stock based on based on continued employment for a specified restricted period.

Phantom Performance Stock represents a right to receive the fair market value of a specified number of shares of Class A common stock based on the achievement of performance goals for a specified performance period.

When awarding Restricted Shares, Restricted Share Units, and Phantom Stock, the Committee specifies (1) the number of shares of Class A common stock or the dollar amount that may be earned by the participant, (2) the restricted period during which the participant must remain in continuous employment, and (3) such other terms and conditions as the Committee determines to be appropriate.

When awarding Restricted Performance Shares, Performance Units, and Phantom Performance Stock, the Committee specifies (1) the performance goals applicable to the award and the weighting of such goals, (2) the performance period during which the achievement of the performance goals is to be measured, which must be at least one calendar year, (3) the number of shares of Class A common stock or the dollar amount that may be

2024 Information Statement 55

earned by the participant upon the achievement of the performance goals, or the formula for calculating the number of shares or the dollar amount earned based on the level of achievement of the performance goals, and (4) such other terms and conditions as the Committee determines to be appropriate.

The Committee may provide in an award agreement for the payment of dividends or dividend equivalents with respect to awards of Restricted Shares, Restricted Share Units or Phantom Stock (but not with respect to awards of Restricted Performance Shares, Performance Units or Phantom Performance Stock).

Performance Awards

“Performance goals” are objective measures of performance during a specified performance period. If applicable, performance goals are based upon one or more of the following performance measures and expressed in either, or a combination of, absolute or relative values: (i) applications for insurance policies, (ii) policies-in-force, (iii) retention ratio, (iv) direct written premiums, (v) the operating ratio of the property and casualty insurance operations of the Erie Insurance Group, (vi) the reported or adjusted statutory or GAAP combined ratio, loss ratio, expense ratio or dividend ratio of the property and casualty insurance operations of the Erie Insurance Group, (vii) net income (including net income before or after taxes), net income per share and net income per share growth rate, (viii) net operating income (net income excluding realized gains and losses net of taxes), net operating income per share and net operating income per share growth rate, (ix) operating revenue, net premiums written or net premiums earned, (x) operating expenses, cost of management operations or underwriting expenses, (xi) cash flow, (xii) return on capital, surplus, shareholders’ equity, assets or investments, (xiii) economic value added (the excess of net operating profit after taxes over the weighted average cost of capital, relative to average capital employed), (xiv) stock price, (xv) market share, (xvi) gross margins, (xvii) statutory Risk Based Capital score, (xviii) ratings of financial strength, issuer credit, debt, or other similar indicators of financial soundness issued by independent rating agencies or firms, such as A.M. Best Company, Standard & Poor’s, Moody’s and Fitch Ratings, (xix) rankings or awards from independent survey and rating firms, such as J.D. Powers, for customer, insured, agent and employee satisfaction, (xx) delivery of objective information technology projects, (xxi) return on revenue, (xxii) same store sales, and (xxiii) such other criteria determined by the Committee in its sole discretion.

Performance measures may be based on the performance of the Company, the Erie Insurance Group, or any other member of the Erie Insurance Group, a division, department, business unit or other portion of any of them, a product line or products, or any combination of the foregoing or upon a comparison of such performance with the performance of a peer group or other measure selected by the Committee when granting awards of Restricted Performance Shares, Performance Units or Phantom Performance Stock. The Committee may provide, when establishing Company performance goals, that the measurement of performance will include or exclude particular items or specified events, such as losses from discontinued operations; debt prepayment penalties; extraordinary gains or losses; the cumulative effect of accounting changes or the effect of material changes in tax laws; acquisitions or divestitures; unusual or nonrecurring items; asset write downs; litigation, claims, judgments, or settlements not related to core operations; expenses for reorganization or restructuring initiatives; currency fluctuations; reserve strengthening or financing activities; and realized investment gains or losses.

Following the end of a performance period (including a reduced performance period in the event of a participant’s termination of employment as a result of retirement (after attainment of age 65, or attainment of age 55 and completion of 15 years of service), death or disability), the Committee determines whether the performance goals established with respect to a participant’s award of Restricted Performance Shares, Performance Units or Phantom Performance Stock were achieved, and the level of such achievement. The Committee then determines the number of shares of Class A common stock or the dollar amount earned by the participant on the basis of such performance, in accordance with the formula specified by the Committee for the award of Restricted Performance Shares, Performance Units or Phantom Performance Stock.

Payment of Awards

For Restricted Shares, Restricted Share Units and Phantom Stock, the Company pays the awards as promptly as reasonably practicable following the earlier of the last day of the restricted period and the date of the participant’s termination of employment by reason of normal or early retirement, death, or permanent disability.

56 Erie Indemnity Company

For Restricted Performance Shares, Performance Units and Phantom Performance Stock, the Company pays awards in the calendar year next following the end of the performance period for the award (including a reduced performance period in the event of a participant’s termination of employment as a result of retirement (after attainment of age 65, or attainment of age 55 and completion of 15 years of service), death or disability), as promptly as reasonably practicable following the Committee’s determination of the number of shares or amount earned.

Restricted Share Units, Performance Units, Phantom Stock and Phantom Performance Stock are paid in cash. Restricted Shares and Restricted Performance Shares are paid in shares of Class A common stock, except that, upon a participant’s termination of employment by reason of early or normal retirement, permanent disability, or death, or upon a participant’s termination by any reason after the end of a restriction period or performance period and before the payment of the award, the participant or beneficiary may elect to have payment made in cash rather than in shares. If a participant is a specified key employee for purposes of Code Section 409A, no payment triggered by a separation from service may be paid within six months of the separation from service.

Bonus Recoupment Policy and Share Purchase and Retention Policy

The agreement evidencing an award may require the participant to comply with the Company’s policies regarding the purchase and retention of shares. In addition, awards held by executive officers are subject to recoupment under our Policy for the Recovery of Erroneously Awarded Compensation.

Termination of Employment

For Restricted Shares, Restricted Share Units and Phantom Stock, a participant whose employment terminates before the end of a restricted period has no right to payment under the LTIP, unless the termination is by reason of death, disability, or retirement (after attainment of age 65, or attainment of age 55 and completion of 15 years of service). In the case of death, disability, or retirement, the deceased, disabled, or retired participant will be entitled is a pro-rata number or amount based on the number of shares of Class A common stock or the dollar amount of the award, multiplied by a fraction the numerator of which is the number of full months from the date of the award through the date of termination of employment, and the denominator of which is the number of full months in the original restricted period.

For Restricted Performance Shares, Performance Units and Phantom Performance Stock, a participant whose employment terminates before the end of a performance period has no right to payment under the LTIP for that performance period, unless the termination is by reason of death, disability, or retirement (after attainment of age 65, or attainment of age 55 and completion of 15 years of service). In the case of death, disability, or retirement, whether and the extent to which the performance goals established for the participant’s Restricted Performance Shares, Performance Units or Phantom Stock have been achieved will be determined on the basis of a shortened performance period ending at the end of the calendar year of the termination of employment. The number of shares of Class A common stock or the dollar amount to which the deceased, disabled, or retired participant will be entitled is the number or amount earned based on the shortened performance period, multiplied by the fraction of the original performance period elapsed before the termination of the participant’s employment.

The Committee may determine that a larger portion of the shares or amount earned will be paid in the case of a termination by reason of death, disability, or retirement, and may determine that all or part of an award will be paid in the event of any other termination, except a termination for cause.

Adjustment of Class A Common Stock

The LTIP provides that, in the event of a recapitalization of the Company, a corporate transaction involving the Company, or a reorganization or liquidation of the Company, the number and class of shares of common stock payable under an award of Restricted Shares or Restricted Performance Shares, the number of shares subject to awards of Phantom Stock and Phantom Performance Stock, and the maximum number of shares issuable under the LTIP will be adjusted, as determined by the Committee to be appropriate and equitable to prevent dilution or enlargement of the benefits available under the LTIP and the rights of participants under outstanding awards.

2024 Information Statement 57

Amendment or Termination of LTIP

Generally, our board may amend, suspend or terminate the LTIP without the approval of shareholders or participants. However, shareholder approval is required if it is required by applicable law or by the rules of any stock exchange on which Class A common stock may then be listed, or if the amendment increases the number of shares available under the LTIP or the limits on awards.

Effective Date, Conditional Awards and Term

The board adopted the LTIP on February 22, 2024, effective as of April 23, 2024, subject to approval by the holders of our Class B common stock at the 2024 annual meeting. Any award of Restricted Shares, Restricted Share Units or Phantom Stock granted prior to such shareholder approval will be subject to and conditioned upon receipt of such approval. No shares may be distributed pursuant to any award of Restricted Shares, Restricted Share Units or Phantom Stock granted under the LTIP prior to such approval. In the event such approval is not obtained, all awards of Restricted Shares, Restricted Share Units or Phantom Stock granted under the LTIP shall automatically be deemed void and of no effect. The LTIP will remain in effect until terminated by the board, provided that no awards may be granted under the LTIP after December 31, 2033.

New Plan Benefits

On February 21, 2024, as part of our compensation process, the Committee granted awards of Stock (payable in cash) under the LTIP to our NEOs and certain other employees, contingent upon approval by the holders of our Class B common stock at the 2024 Annual Meeting of this Proposal 3 (the “Conditional Awards”). If Proposal 3 is not approved by the holders of our Class B common stock at the 2024 Annual Meeting, the Conditional Awards will be automatically cancelled and immediately become null and void. Except with respect to the Conditional Awards, the benefits or amounts that may be received or allocated to participants under the LTIP will be determined at the discretion of the Committee and are not currently determinable. The following table shows the benefits and amounts that will be received by each of the individuals and groups identified below with respect to the Conditional Awards if the LTIP Plan is approved by the holders of our Class B common stock. There are no other persons who have received Conditional Awards under the LTIP.

Name and Position	Phantom Stock(1)	Restricted Share Units(1)	Phantom Performance Stock(1)

Timothy G. NeCastro President and Chief Executive Officer	1,994	N/A	5,981

Julie M. Pelkowski Executive Vice President and Chief Financial Officer	351	N/A	1,052

Lorianne Feltz Executive Vice President, Claims and Customer Service	350	N/A	1,050

Douglas E. Smith Executive Vice President, Sales and Products	346	N/A	1,036

Parthasarathy Srinivasa Executive Vice President and Chief Information Officer	384	N/A	1,152

Executive Group (Excluding all NEOs)	596	N/A	1,784

Non-Employee Director Group	N/A	N/A	N/A

Non-Executive Officer Employee Group	2,593	N/A	7,750

(1)

Target number of shares under the Conditional Awards. If Proposal 3 is not approved by the holders of our Class B common stock at the 2024 Annual Meeting, the Conditional Awards will be automatically cancelled and immediately become null and void.

Certain U.S. Federal Income Tax Consequences

The following discussion is intended to provide only a general outline of the U.S. federal income tax consequences of participation in the LTIP and the receipt of awards or payments thereunder by participants subject to U.S. taxes. It does not address any other taxes imposed by the United States, taxes imposed by any

58 Erie Indemnity Company

state or political subdivision thereof or foreign jurisdiction, or the tax consequences applicable to participants who are not subject to U.S. taxes. The discussion set forth below does not purport to be a complete analysis of all potential tax consequences relevant to recipients of awards, particular circumstances, or all awards available under the LTIP. It is based on U.S. federal income tax law and interpretational authorities as of the date of this proxy statement, which are subject to change at any time.

Restricted Shares and Restricted Performance Shares

In general, a participant who has been granted Restricted Shares or Restricted Performance Shares will not realize taxable income for federal income tax purposes at the time of grant and the Company will not be entitled to a tax deduction at that time. Shares of Class A common stock received by a participant pursuant to the award will be treated as compensation income received by the participant in the year in which the participant receives such shares of Class A common stock. Subject to applicable provisions of the Code, including Section 162(m) of the Code, the Company generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the participant.

Restricted Share Units, Performance Units, Phantom Stock and Phantom Performance Stock

In general, a participant who has been granted Restricted Share Units, Performance Units, Phantom Stock or Phantom Performance Stock will not realize taxable income for federal income tax purposes at the time of grant and the Company will not be entitled to a tax deduction at that time. Amounts paid to a participant pursuant to the award will be treated as compensation income received by the participant in the year in which the participant receives such payment. Subject to applicable provisions of the Code, including Section 162(m) of the Code, the Company generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the participant.

Required Vote

The affirmative vote of a majority of the shares of Class B common stock cast at our annual meeting is necessary to approve the LTIP.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF OUR AMENDED AND RESTATED LONG TERM INCENTIVE PLAN.

2024 Information Statement 59

Independent Registered Public Accountants

Pursuant to our bylaws, our audit committee has sole authority to engage our independent registered public accountants. Our audit committee annually considers the selection of our independent registered public accountants. Our audit committee selected Ernst & Young LLP to be our independent registered public accountants for the fiscal years ended December 31, 2023 and 2022 and Ernst & Young LLP served in that capacity for the fiscal years ended December 31, 2023 and 2022.

Representatives from Ernst & Young LLP are expected to attend our annual meeting and will have the opportunity to make a statement if they so desire. Such representatives are expected to be available at our annual meeting to respond to appropriate questions from shareholders.

60 Erie Indemnity Company

Report of our Audit Committee

The following report of our audit committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by us under the 1933 Act or the Exchange Act, except to the extent we specifically incorporate this report of our audit committee by reference therein.

The audit committee of our board of directors oversees the quality and integrity of our accounting, auditing and financial reporting practices. Our audit committee has adopted a written charter, a copy of which may be viewed on our website at: http://www.erieinsurance.com. Each member of our audit committee is an independent director as defined in the Nasdaq and SEC rules, satisfies the financial literacy requirements thereof and meets the requirements of the Holding Companies Act. In addition, our board of directors has determined that two members of our audit committee, Eugene C. Connell and Brian A. Hudson, Sr. satisfy the financial expertise requirements and have the requisite experience as defined by rules of the SEC.

Our audit committee, which met five times during 2023, has the responsibility, consistent with the requirements of Section 1405(c)(4) of the Holding Companies Act and our bylaws, for the selection and compensation of our independent registered public accountants and for reviewing our financial condition, the scope and results of the independent audit and the adequacy of our accounting, financial, internal and operating controls.

Our audit committee oversees our internal audit department and, accordingly, reviews and approves its audit plans, reviews its audit reports and evaluates its performance.

Our audit committee reviews our financial reporting process on behalf of our board of directors. In fulfilling its responsibilities, our audit committee reviewed and discussed our audited financial statements for the year ended December 31, 2023 with management.

Throughout 2023, management continued its documentation, testing and evaluation of our system of internal control over financial reporting as required by Section 404 of Sarbanes-Oxley and related regulations. Our audit committee was kept apprised of the progress of the evaluation through periodic updates from management and Ernst & Young LLP and provided oversight to management throughout the process. Our audit committee reviewed management’s report on the effectiveness of our internal control over financial reporting. Our audit committee also reviewed Ernst & Young LLP’s opinion on the effectiveness of internal control over financial reporting based on its audit.

Ernst & Young LLP has served as our independent auditor since 2003. Our audit committee believes that this long-term relationship has been beneficial to the Company insofar as Ernst & Young LLP has developed a greater institutional knowledge of our organization and, in particular, our operations as the management company for a reciprocal insurance exchange. Our audit committee believes that this results in higher-quality audits, increased efficiency with respect to audit fees, and avoids the costs and disruptions that would be associated with bringing on a new independent auditor. Recognizing that a longer-tenured auditor may develop a closer working relationship with the Company and management, our audit committee seeks to ensure that Ernst & Young LLP does not also jeopardize its independence. In so doing, the committee adheres to the regulatory framework for auditor independence, including limitations on non-audit services and mandatory audit partner rotation requirements; exercises oversight of Ernst & Young LLP that includes regular communication and evaluation both on the quality of the audit and on auditor independence; and relies on Ernst & Young LLP’s own internal independence process and compliance reviews.

Our audit committee discussed with Ernst & Young LLP the matters required to be discussed under Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. In addition, our audit committee received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committees Concerning Independence, and has discussed with Ernst & Young LLP matters relating to its independence.

Our audit committee reviews its charter annually. Our audit committee has also established a procedure whereby persons with complaints or concerns about accounting, internal control or auditing matters may contact our audit committee anonymously.

2024 Information Statement 61

Based upon the discussions and reviews referred to above, our audit committee recommended to our board of directors that (1) our audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2023 to be filed with the SEC, and (2) our board of directors accept management’s report on its assessment of the effectiveness of our internal control over financial reporting.

Erie Indemnity Company Audit Committee:

Brian A. Hudson, Sr., Chair

Eugene C. Connell

Salvatore Correnti

LuAnn Datesh

Thomas B. Hagen, ex officio (non-voting)

Thomas W. Palmer

February 21, 2024

62 Erie Indemnity Company

Audit Fees

Our audit committee approves the fees and other significant compensation to be paid to our independent registered public accountants for the purpose of preparing or issuing an audit report or related work. We provide appropriate funding, as determined by our audit committee, for payment of fees and other significant compensation to our independent registered public accountants. Our audit committee also preapproves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accountants. Our audit committee delegated to our audit committee chair preapproval authority for additional audit and non-audit services subject to subsequent approval by the full audit committee at its next scheduled meeting.

Our audit committee reviewed and discussed with Ernst & Young LLP the following fees for services, none of which were deemed to be for consulting services, rendered for our 2023 and 2022 fiscal years and considered the compatibility of non-audit services with Ernst & Young LLP’s independence:

	2023(1)
Description of Fees	Erie Indemnity Company	Erie Insurance Exchange and Subsidiaries	Total
Audit Fees(3)	$1,444,117	$909,837	$2,353,954
Audit-related Fees	—	—	—
Tax Fees	—	—	—
All Other Fees(4)	9,752	16,891	26,643
Total Fees	$1,453,869	$926,728	$2,380,597

	2022(2)
Description of Fees	Erie Indemnity Company	Erie Insurance Exchange and Subsidiaries	Total
Audit Fees(3)	$1,571,348	$917,262	$2,488,610
Audit-related Fees	—	—	—
Tax Fees	—	—	—
All Other Fees(4)	9,200	16,560	25,760
Total Fees	$1,580,548	$933,822	$2,514,370

(1)

Fees shown for 2023 represent amounts billed as of March 7, 2024 and additional amounts expected to be billed relative to the audit of financial statements and internal controls over financial reporting and the related out of pocket expenses.

(2)	Fees shown for 2022 are final amounts.

(3)

“Audit Fees” includes fees associated with the annual audit, including the report on adequacy of our internal control over financial reporting, reviews of our quarterly reports on Form 10-Q and statutory audits.

(4)

“All Other Fees” for 2023 and 2022 includes $9752 and $9,200, respectively, paid for an annual online accounting and auditing information subscription and $16,891 and $16,560, respectively, for certain agreed upon procedures performed in connection with our derivative investment program.

2024 Information Statement 63

Annual Report

A copy of our annual report for 2023 is being mailed to all holders of Class A common stock and Class B common stock together with this information statement.

Other Matters

Our board of directors does not know of any matter to be presented for consideration at our annual meeting other than the matters described in the notice of annual meeting.

By order of our board of directors,

Brian W. Bolash

Executive Vice President,

General Counsel and Corporate Secretary

March 22, 2024

Erie, Pennsylvania

64 Erie Indemnity Company

Appendix A-1 — Erie Indemnity Company Equity Compensation Plan (As Amended and Restated April 26, 2022)

ERIE INDEMNITY COMPANY

EQUITY COMPENSATION PLAN

(As Amended and Restated April 26, 2022)

1.	Introduction.

Erie Indemnity Company (the “Company”) originally established this Equity Compensation Plan (the “Plan”), by action of its Board of Directors on February 21, 2013, and the Company’s shareholders approved the Plan at the Annual Meeting of Shareholders on April 17, 2013. The Company’s Board of Directors adopted the First Amendment to Erie Indemnity Company Equity Compensation Plan effective January 1, 2014. The Company hereby amends and restates the Plan effective April 26, 2022, subject to shareholder approval as provided in Section 13.

2.	Purposes.

The purpose of the Plan is to attract and retain employees of outstanding competence and ability. Additional purposes of the Plan are (a) to enhance the growth and profitability of the Company and its subsidiaries and affiliates, including Erie Family Life Insurance Company, and the Erie Insurance Exchange by providing incentives to key employees who are capable of having a significant impact on the performance of the Company and its subsidiaries and affiliates, and (b) to further align the interests of such employees with those of the shareholders of the Company. To serve these purposes, the Plan offers equity-based incentive awards.

3.	Definitions.

As used in this Plan:

(a)

“Award Agreement” means a written or electronic agreement entered into between the Company and a Participant or other documentation issued by the Company, in either case setting forth the terms and conditions applicable to an award granted under the Plan. An Award Agreement shall be subject to the terms of the Plan.

(b)	“Board of Directors” or “Board” means the Board of Directors of the Company.

(c)

“Committee” means the Executive Compensation and Development Committee of the Board of Directors or another committee appointed by the Board, which shall be composed of not less than two members of the Board, each of whom at the time of appointment to the Committee and at all times during service as a member of the Committee shall be both (i) a “non-employee director” as then defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule and (ii) a director meeting the standards of independence set forth in (1) the rules of the Nasdaq Stock Market, (2) the Pennsylvania Insurance Holding Companies Act, and (3) the rules and regulations of the Securities and Exchange Commission. If at any time there is no committee authorized or properly constituted to administer the Plan, the Board shall exercise the powers of the Committee. Furthermore, the Board may, in its discretion, assume any or all of the powers of the Committee. Where appropriate, the term “Committee” shall include any delegate of the Committee pursuant to Section 4.

(d)	“Common Stock” or “Shares” means the shares of Class A (non-voting) common stock of the Company.

(e)	“Director” means a member of the Board of Directors of the Company.

2024 Information Statement A-1

(f)	“Employee” means an employee of the Company or a subsidiary or affiliate of the Company.

(g)	“Employer” means a member of the Erie Insurance Group that employs the Participant.

(h)	“Erie Insurance Group” means the Company and its subsidiaries and affiliates.

(i)

“Fair Market Value” of a Share means, on a given date, (i) if the Shares are traded on a national securities exchange, the average of the high and low prices of a Share as reported on such exchange or under any composite transaction report of such exchange on that date, or, if no prices are so reported on that date, on the next preceding date on which such prices are so reported, or (ii) if the Shares are traded in the over-the-counter market, the mean between the closing bid and asked prices of a Share on that date, or, if no prices are so quoted on that date, on the next preceding date on which such prices are so quoted.

(j)	“Internal Revenue Code” or “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(k)	“Misconduct” means conduct of a Participant that, in the Committee’s judgment, constitutes:

(i)	a commission of an act of theft, embezzlement, fraud, dishonesty, or other criminal act, harmful to the Company or a subsidiary or affiliate of the Company,

(ii)	a breach of a fiduciary duty owed to the Company or a subsidiary or affiliate of the Company,

(iii)	a deliberate and serious disregard of rules of the Company or a subsidiary or affiliate of the Company,

(iv)	an unauthorized disclosure of any of the trade secrets or confidential information of the Company or a subsidiary or affiliate of the Company, or

(v)	competition with the Company or a subsidiary or affiliate of the Company.

(l)	“Participant” means an Employee who holds an outstanding award under the Plan.

(m)	[Intentionally Omitted]

(n)

“Permanent Disability” means a medically determinable physical or mental impairment that may be expected to result in death or to last at least a year and that renders an Employee incapable of performing the Employee’s duties with the Employer. A determination of disability shall be made by the Committee in a uniform, nondiscriminatory manner on the basis of medical evidence. Notwithstanding the foregoing, in the case of a determination that would accelerate payment of Restricted Share Units or other awards or amounts that are deferred compensation subject to Code Section 409A, a Participant shall be considered to have a “Permanent Disability” only if the Participant is “disabled” within the meaning of Code Section 409A or the regulations issued under that section.

(o)	“Restricted Period” means the period described in Section 8(b)(i) or Section 9(b)(i).

(p)	“Restricted Share” means an award granted pursuant to Section 8.

(q)	“Restricted Share Unit” or “Unit” means an award granted pursuant to Section 9.

4.	Administration.

The Committee shall administer the Plan. The Committee shall have all the powers and authority vested in it by the terms of the Plan. The Committee shall have full power and authority to interpret the Plan and Award

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Agreements, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make any determinations it finds necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent the Committee in its discretion deems desirable. The Committee shall have complete discretion in the exercise of its powers and authority under the Plan, and the Committee’s interpretations, determinations, and decisions in the administration of the Plan shall be final and conclusive.

The Committee may act only by a majority of its members in office, except that:

(a)	The Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

(b)

The Committee may delegate to the Chief Executive Officer of the Company or his or her delegate ministerial duties and authority to interpret the Plan and respond to claims, provided that the Committee may not delegate authority with respect to nonministerial actions affecting Participants subject to the reporting requirements of the Exchange Act.

(c)

The Committee may delegate to the Chief Executive Officer or his or her delegate some or all of the Committee’s discretion and authority with respect to the granting of specified forms of awards and with respect to the granting of awards to specified categories of Employees, subject to paragraph (b) above and to any limits the Committee may provide. By way of example, the Committee may delegate to the Chief Executive Officer discretion and authority to determine when and under what terms the Company shall grant Restricted Stock Units to newly-hired or newly-promoted officers selected by the Chief Executive Officer, and the Committee may provide that such a grant may not cover more than 5,000 (Five Thousand) Shares.

No Committee member and no delegate of the Committee shall be liable for any determination made in good faith with respect to the Plan, an award, or a Participant.

5.	Shares Subject to Plan and Limits on Awards.

(a)	Share Available. Subject to adjustment pursuant to Section 11, the maximum number of Shares with respect to which awards may be granted under the Plan is 100,000 (One Hundred Thousand).

(b)	Limits on Awards. Subject to adjustment pursuant to Section 11, the following additional limits shall apply to awards under the Plan:

(i)

The aggregate number of Shares that may be made subject to Restricted Shares, Restricted Share Units, and any other awards granted under the Plan to any individual Participant during any one calendar year may not exceed 10,000 (Ten Thousand), aggregating all such awards. This limit shall apply regardless of whether awards are to be or may be paid in cash rather than Shares.

(c)	Cancellation or Expiration of Awards; Payment in Shares.

(i)

General. If all or a portion of an award under the Plan is cancelled or expires for any reason before having been fully vested or paid out, is settled in cash in lieu of Shares, or is exchanged for other awards, all Shares covered by the portion of any such award that is cancelled or expires, is settled in cash, or is exchanged for other awards shall again become available for award under the Plan.

(ii)	Payments in Shares. Shares tendered in payment of a purchase price or tendered or withheld to satisfy the Company’s tax withholding obligation shall again become available for award under the Plan.

2024 Information Statement A-3

6.	Eligibility.

All Employees shall be eligible to receive awards under the Plan, provided that no Employee shall be entitled to an award except as determined by the Committee.

7.	Awards.

(a)	Types of Awards. Awards under the Plan may be in the form of: Restricted Shares, Restricted Share Units, and other Share based awards as described in Section 10.

(b)

Award Agreements. The Committee shall set forth the terms of each award in an Award Agreement. An Award Agreement may contain any provision approved by the Committee, subject to the terms of the Plan. An Award Agreement may make provision for any matter that is within the discretion of the Committee or may reserve for the Committee discretion to approve or authorize any action with respect to the award.

(c)

Nonuniform Determinations. The Committee’s determinations under the Plan or Award Agreements, including, without limitation, the selection of Participants to receive awards, the form, amount, and timing of awards, and the terms of specific Award Agreements, need not be uniform, regardless of whether Participants are similarly situated.

(d)	[Intentionally Omitted]

(e)

Discretion. The Committee shall have no discretion to increase the amount of an outstanding award but may reserve discretion to decrease the amount of an outstanding award or the extent to which it is exercisable or payable.

(f)	Provisions Governing All Awards. All awards shall be subject to the following provisions:

(i)

Transferability. An award shall not be transferable other than by will or the laws of descent and distribution. During the lifetime of a Participant, any action to be taken with respect to an award shall be taken only by the Participant or, in the event the Participant becomes legally incompetent, by the Participant’s guardian or legal representative.

(ii)

Employment Rights. Neither the adoption of the Plan nor the grant of an award shall confer on a Participant the right to continue employment with the Employer, nor shall it interfere with the right of the Employer to terminate a Participant’s employment at any time for any reason, with or without cause.

(g)

Misconduct. Should the Committee determine that a Participant has committed Misconduct, the Participant shall forfeit all rights under outstanding awards and all further benefits under or attributable to the Plan, so neither the Participant nor his or her estate or successors shall be entitled to become vested in Restricted Shares and Restricted Share Units, be paid any Shares or amounts remaining to be paid upon settlement of an award or due under a deferred payment arrangement with respect to an award, or otherwise be entitled to any further benefit under or attributable to the Plan. Before making such a determination, the Committee shall give the Participant a reasonable opportunity to be heard.

(h)

Recoupment of Awards. The Committee may provide in an Award Agreement or in a policy applicable to an award under this Plan that, under conditions specified in the Award Agreement or policy, as they may be amended or superseded from time to time, the Participant shall forfeit all rights under the award and all further benefits under or attributable to the award or the Plan, and the Participant shall be obliged to pay back or return to the Company amounts or Shares previously paid, distributed, or vested under the award, including dividends and dividend equivalents. Such conditions may include, by way of illustration and not by way of limitation, the occurrence of an error in financial statements that results in the payment of a greater amount of performance-based compensation than would have been paid based on correct

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financial statements. This paragraph and Section 7(g) shall be construed independently of each other; one shall not limit the application of the other.

(i)

Retention of Shares. The Committee may provide in an Award Agreement or in a policy applicable to an award under this Plan that, under the terms specified in the Award Agreement or policy, as they may be amended or superseded from time to time, the Participant shall retain Shares awarded under this Plan.

8.	Restricted Shares.

(a)	Grant of Restricted Shares. The Company shall grant Restricted Shares to Participants under the Plan at such times, in such numbers, and upon such terms as the Committee shall determine.

(b)

Terms of Restricted Shares. The Award Agreement for a grant of Restricted Shares shall set forth such terms, conditions, restrictions, and limits on the Restricted Shares as the Committee shall determine and as are consistent with the Plan, including the following:

(i)

Conditions on Vesting. The Participant’s interest in a Restricted Share award shall be forfeitable when the award is granted. In the Award Agreement, the Committee shall prescribe conditions that must be satisfied and the time by which, or time period during which, the conditions must be satisfied, in order for the Participant’s interest to become vested. The conditions may include one or more of the following:

(1)	the satisfaction of specified performance goals by a specified time or during a specified period,

(2)	the continuance of the Participant’s employment for a specified period, or

(3)	the satisfaction of other specified conditions.

The Award Agreement may provide that the extent of the Participant’s vested interest shall be determined by the extent to which a condition is satisfied. The limited period of time provided for the satisfaction of the conditions on an award shall be referred to as the “Restricted Period”.

(ii)

Vesting. Upon the satisfaction, within the Restricted Period, of the conditions established by the Committee, or as provided in paragraph (vi), the Participant’s interest in the Restricted Shares shall become vested to the extent provided in the Award Agreement. The restrictions applicable to those vested Restricted Shares shall lapse at that time, and the Company shall deliver a certificate for those vested Shares to the Participant or the Participant’s estate or the person to whom the Participant’s rights are transferred by will or under the laws of descent and distribution, as the case may be, free of all restrictions, subject to the satisfaction of the Company’s withholding obligations as described in Section 17(b).

(iii)	Forfeiture. Except as provided under paragraph (vi) or by the Committee, the Participant shall forfeit Restricted Shares:

(1)	upon the expiration of the Restricted Period, to the extent the conditions prescribed by the Committee have not been satisfied, or, if earlier,

(2)	upon the termination of the Participant’s employment, including by retirement.

Upon forfeiture, all of the Participant’s interest in the forfeited Restricted Shares shall automatically revert to the Company.

(iv)

Retention of Certificate. The Company shall issue, for the benefit of the Participant, the number of Shares subject to a Restricted Shares award, but the Company shall retain custody of any certificate for such Shares during the Restricted Period.

2024 Information Statement A-5

(v)

Shareholder Rights. Unless otherwise provided by the Committee in the Award Agreement, the Participant to whom Restricted Shares have been granted shall be entitled, during the Restricted Period, to receive the dividends payable with respect to those Shares and to have the same voting rights, if any, as would a holder of those Shares outside the Plan. If the vesting of an award is conditioned on the satisfaction of a performance goal or other performance-related condition, the Committee shall provide in the Award Agreement that no dividends shall be payable with respect to the Restricted Shares during the Restricted Period, but the Committee may make provision for dividend equivalents under Section 8(b)(vii).

(vi)	Death or Disability. With respect to the termination of the Participant’s employment during the Restricted Period by reason of death or Permanent Disability:

(1)

Unless the Committee provides otherwise, if the only condition to be satisfied during the Restricted Period is the continuance of the Participant’s employment, then, upon the termination of the Participant’s employment during the Restricted Period by reason of death or Permanent Disability, the conditions and restrictions on a pro rata portion of the Restricted Shares (as described in the following sentence) shall lapse and the Participant’s interest in those Shares shall become vested. The pro rata portion shall be determined by (A) multiplying the number of Restricted Shares subject to the award by a fraction the numerator of which is the number of full months from the date of the award through the date of termination of employment, and the denominator of which is the number of full months in the original Restricted Period for those Shares, and (B) rounding the product up or down to the closest number of whole Shares.

(2)

If there is any condition to be satisfied during the Restricted Period other than the continuance of the Participant’s employment, the Committee may provide that upon the termination of the Participant’s employment during the Restricted Period by reason of death or Permanent Disability, the conditions and restrictions on all or a portion of the Restricted Shares shall lapse and the Participant’s interest in those Shares shall become vested.

(vii)

Dividend Equivalents. The Committee may provide in the Award Agreement that the Participant shall receive, rather than the dividends payable with respect to specified Restricted Shares, a credit equivalent to the amount of such dividends, which shall be payable to the Participant only if the Participant’s interest in the specified Restricted Shares becomes vested; if the Employee forfeits the specified Restricted Shares, the Employee shall simultaneously forfeit the dividend equivalents attributable to such Restricted Shares. The Award Agreement shall specify the time for payment of dividend equivalents, which shall not be later than March 15th following the calendar year in which the Restricted Shares to which the dividend equivalents are attributable become vested.

9.	Restricted Share Units.

(a)

Grant of Restricted Share Units. A Restricted Share Unit shall entitle a Participant to a Share, the Fair Market Value of a Share in cash, or a combination of the two, at a future date, subject to the satisfaction of any terms and conditions specified by the Committee. The Company shall grant Restricted Share Units to Participants under the Plan at such times, in such numbers, and upon such terms as the Committee shall determine.

(b)

Terms of Restricted Share Units. The Award Agreement for Restricted Share Units shall set forth such terms, conditions, restrictions, and limits on the Units as the Committee shall determine and as are consistent with the provisions of the Plan, including the following:

(i)	Conditions on Vesting. The Participant’s interest in a Restricted Share Unit award shall be forfeitable when the award is granted. In the Award Agreement, the Committee shall prescribe conditions that

A-6 Erie Indemnity Company

must be satisfied and the time by which, or time period during which, the conditions must be satisfied, in order for the Participant’s interest to become vested. The conditions may include one or more of the following:

(1)	the satisfaction of specified performance goals by a specified time or during a specified period,

(2)	the continuance of the Participant’s employment for a specified period, or

(3)	the satisfaction of other specified conditions.

The Award Agreement may provide that the extent of the Participant’s vested interest shall be determined by the extent to which a condition is satisfied. The limited period of time provided for the satisfaction of the conditions on an award shall be referred to as the “Restricted Period”.

(ii)

Vesting. Upon the satisfaction, within the Restricted Period, of the conditions established by the Committee, or as provided in paragraph (v), the Participant’s interest in the Restricted Share Units shall become vested to the extent provided in the Award Agreement.

(iii)	Forfeiture. Except as provided under paragraph (v) or by the Committee, the Participant shall forfeit Restricted Share Units:

(1)	upon the expiration of the Restricted Period, to the extent the conditions prescribed by the Committee have not been satisfied, or, if earlier,

(2)	upon the termination of the Participant’s employment, including by retirement.

Upon forfeiture, all of the Participant’s interest in the forfeited Restricted Share Units shall automatically revert to the Company.

(iv)	No Shareholder Rights. A Restricted Share Unit shall carry with it no dividend or voting or other rights associated with Common Stock ownership.

(v)	Death or Disability. With respect to the termination of the Participant’s employment during the Restricted Period by reason of death or Permanent Disability:

(1)

Unless the Committee provides otherwise, if the only condition to be satisfied during the Restricted Period is the continuance of the Participant’s employment, then, upon the termination of the Participant’s employment during the Restricted Period by reason of death or Permanent Disability, the conditions and restrictions on a pro rata portion of the Restricted Share Units (as described in the following sentence) shall lapse and the Participant’s interest in those Shares shall become vested. The pro rata portion shall be determined by (A) multiplying the number of Restricted Share Units subject to the award by a fraction the numerator of which is the number of full months from the date of the award through the date of termination of employment, and the denominator of which is the number of full months in the original Restricted Period for those Restricted Share Units, and (B) rounding the product up or down to the closest number of whole Restricted Share Units.

(2)

If there is any condition to be satisfied during the Restricted Period other than the continuance of the Participant’s employment, the Committee may provide that upon the termination of the Participant’s employment during the Restricted Period by reason of death or Permanent Disability, the conditions and restrictions on all or a portion of the Restricted Share Units shall lapse and the Restricted Period with respect to those Units shall expire.

(vi)	Dividend Equivalents. Notwithstanding paragraph (iv), the Committee may, but it need not, provide for dividend equivalents with respect to an award of Restricted Share Units. If the Committee

2024 Information Statement A-7

provides for dividend equivalents, it shall specify as the terms and conditions of payment either those described in subparagraph (1) or those described in subparagraph (2):

(1)

Under the first alternative, as of each Class A Share dividend payment date, there shall be credited to a bookkeeping account established for a Participant an amount equal to the dividends that would be payable on that date with respect to the number of Shares covered by the Restricted Share Units outstanding on that date under the Participant’s award. The Committee may provide for the crediting of interest on any dividend equivalents credited to a Participant’s account or may provide that the dividend equivalent credit be adjusted for hypothetical investment experience in such manner as the Committee may determine. If the Participant forfeits his or her interest in Restricted Share Units, the Participant shall simultaneously forfeit any dividend equivalents (as adjusted) attributable to those Restricted Share Units. Amounts credited to a Participant’s account that are vested and not forfeited shall be payable in accordance with Section 9(c).

(2)

Under the second alternative, for each Class A Share dividend payment date, the Company shall pay to a Participant, or in the event of the Participant’s death to his or her beneficiary, an amount equal to the dividends that would be payable on that date with respect to the number of Shares covered by the Restricted Share Units outstanding on that date under the Participant’s award. The Company shall pay the dividend equivalents on or as soon as practicable after the payment date of the dividends to which they relate, and not later than December 31 of the year of that payment date.

(c)	Payment of Vested Restricted Share Units.

(i)

Payment of vested Restricted Share Units and other amounts credited to a Participant’s account shall be made at such time or times after the expiration of the Restricted Period as the Committee may establish. The Committee may but need not provide that a Participant may elect to defer payment until such time or times as the Committee may allow. The Committee may provide for payments in lump sums or installments or both. The Committee shall establish procedures for its establishment of the time of payment and for the form and timing of a Participant’s deferral and payment elections. All elections shall conform to the Committee’s procedures. The Committee’s procedures shall conform to the requirements of Code Section 409A for the deferral (until payment) of the inclusion of compensation in gross income.

(ii)

The Company shall not establish any special fund with respect to a Participant’s account. Any credit entries made to a Participant’s account shall constitute a mere promise by the Company to make payments to the Participant, subject to and in accordance with the Plan, from the general assets of the Company, when the payments become due.

(iii)	To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

10.

Other Awards. The Committee may determine, subject to the terms of the Plan, that the Company shall grant awards that are not described in Section 8 or 9, but that provide for the issuance of Shares, or that are denominated in or measured by the Fair Market Value of a Share, or that provide for payment in the form of Shares rather than cash under any Company compensation, bonus, or incentive program. The Committee shall determine the terms and conditions of any such other awards and the Participants to whom and the numbers in which such other awards shall be granted. The Committee may condition the exercisability, vesting, and payment of such other awards upon the satisfaction of performance goals.

11.

Required Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as a merger, consolidation, separation, including a spin off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), or any partial or complete liquidation of the

A-8 Erie Indemnity Company

Company, such adjustment shall be made in the number and class of Shares available for awards under Section 5, in the number of Shares subject to outstanding awards, in the purchase price under outstanding awards, and in the limits on awards and the issuance of Shares set forth in Section 5, as determined by the Committee to be appropriate and equitable to prevent dilution or enlargement of the benefits available under the Plan and of the rights of Participants, provided, however, that the number of Shares subject to an award shall always be a whole number. In a stock-for-stock acquisition of the Company, the Committee may, in its discretion, substitute securities of another issuer for any Shares subject to outstanding awards.

Except as expressly provided in this Section, the issuance by the Company of shares of any class or securities convertible into shares of any class, for cash, property, labor, or services, upon direct sale, upon the exercise of rights or warrants, or upon the conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment shall be made with respect to, the number of Shares subject to awards previously granted or the purchase price per Share under outstanding awards.

12.	Change in Control.

(a)

Impact of Event. Notwithstanding any provision of the Plan to the contrary, in the event of a Change in Control, the provisions of this Section shall apply except to the extent an Award Agreement provides for a different treatment (in which case the Award Agreement shall govern and this Section shall not be applicable).

(i)

If and to the extent that outstanding awards under the Plan (A) are continued or assumed by the successor corporation (or an affiliate of the successor) or (B) are replaced with equity awards that preserve the existing value of the awards at the time of the Change in Control and provide for subsequent payout in accordance with a vesting schedule and performance goals, as applicable, that are the same or more favorable to the Participants than the vesting schedule and performance goals applicable to the awards, then all such awards or such substitutes for them shall remain outstanding and be governed by their respective terms and the provisions of the Plan subject to Section 12(a)(v).

(ii)

If and to the extent that outstanding awards under the Plan are not continued, assumed, or replaced in accordance with Section 12(a)(i), then upon the Change in Control the following treatment (referred to as “Change-in-Control Treatment”) shall apply to such awards: the restrictions and other conditions applicable to outstanding Restricted Shares, Restricted Share Units, and other Share-based Awards, including vesting requirements, shall immediately lapse, and any performance goals relevant to such awards shall be deemed to have been achieved at the target performance level; such awards shall be free of all restrictions and fully vested; and, with respect to Restricted Share Units, shall be payable immediately in accordance with their terms or, if later, as of the earliest date permissible under Code Section 409A.

(iii)

However, unless the Change in Control is a change in the ownership or effective control or of ownership of a substantial portion of the assets of the Company (within the meaning of Code Section 409A), a Change in Control shall not accelerate the time of payment of Restricted Share Units and other awards and amounts payable under the Plan that are deferred compensation subject to Code Section 409A.

(iv)

If and to the extent that outstanding awards under the Plan are not continued, assumed, or replaced in accordance with Section 12(a)(i) above, then in connection with the application of the Change-in-Control Treatment set forth in Section 12(a)(ii) above, the Board may, in its sole discretion, provide for cancellation of such outstanding awards at the time of the Change in Control in which case a payment of cash, property, or a combination of cash and property shall be made to each such Participant upon the consummation of the Change in Control that is determined by the Board in its sole discretion and that is at least equal to the excess (if any) of the value of the consideration that would be received in such Change in Control by the holders of the Company’s

2024 Information Statement A-9

securities relating to such awards over the purchase price (if any) for such awards (except that such payment shall be limited as necessary to prevent the award from being subject to Code Section 409A).

(v)

If and to the extent that (A) outstanding awards are continued, assumed, or replaced in accordance with Section 12(a)(i) above and (B) a Participant’s employment with, or performance of services for, the Company is terminated by the Company for any reasons other than Cause or by such Participant for Good Reason, in each case, within the two-year period commencing on the Change in Control, then, as of the date of such Participant’s termination, the Change-in-Control Treatment set forth in Section 12(a)(ii) above shall apply to all assumed or replaced awards of such Participant then outstanding.

(b)	Definitions. As used in this Section 12:

(i)

“Cause” shall have the meaning set forth in any unexpired employment or severance agreement between the Participant and the Employer, and, in the absence of any such agreement, means (A) the willful and continued failure of the Participant to substantially perform his or her duties with or for the Employer, (B) the engaging by the Participant in conduct that is significantly injurious to the Company or any subsidiary or affiliate, monetarily or otherwise, or (C) the Participant’s conviction of a felony. Unless otherwise defined in the Participant’s employment or severance agreement, an act or omission is “willful” for this purpose if such act or omission was knowingly done, or knowingly omitted to be done, by the Participant not in good faith and without reasonable belief that such act or omission was in the best interest of the Company.

(ii)

A “Change in Control” of the Company means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirements; provided that, without limitation, such a Change in Control shall be deemed to have occurred if

(A)

any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company’s then outstanding securities; or

(B)

during any period of two consecutive years, the following persons (the “Continuing Directors”) cease for any reason to constitute a majority of the Board: individuals who at the beginning of such period constitute the Board and new Directors each of whose election to the Board or nomination for election to the Board by the Company’s security holders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved; or

(C)

the consummation of a merger or consolidation of the Company with any other entity, other than (1) a merger or consolidation that would result in the voting securities of the Company outstanding immediately before the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of such surviving entity) more than 50 percent of the combined voting power of the voting securities of the Company or of such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation that is approved by a Board having a majority of its members persons who are Continuing Directors, of which Continuing Directors not less than two-thirds have approved the merger or consolidation; or (D) the security holders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

A-10 Erie Indemnity Company

Notwithstanding any contrary provision of this Plan, for the purposes of Section 12(b)(ii)(A), the term “person” shall not include (W) the Company, (X) any subsidiary or affiliate of the Company, (Y) any employee benefit plan of the Company or of any subsidiary or affiliate of the Company, or (Z) any entity holding shares of Shares organized, appointed, or established by the Company or any of its subsidiaries or affiliates for or pursuant to the terms of any such plan.

(iii)	“Good Reason” shall have the meaning set forth in any unexpired employment or severance agreement between the Participant and the Employer, and, in the absence of any such agreement, means:

(A)

the assignment to the Participant after the Change in Control of any duties materially inconsistent with the Participant’s position (including status, offices, titles, and reporting requirements, authority, duties or responsibilities);

(B)	a material reduction by the Company in the Participant’s base salary in effect immediately before the Change in Control;

(C)

a material reduction by the Company in the Participant’s annual bonus opportunity or in the target level for such bonus or in the level of the Participant’s long term equity incentive, as compared to such opportunity or level in effect immediately before the Change in Control; or

(D)

the Company’s requiring the Participant, without the Participant’s written consent, to be based at any office or location materially distant from the Participant’s office location immediately before the Change in Control, except for travel reasonably required in the performance of the Participant’s responsibilities.

A termination for Good Reason must be communicated by the Participant to the Company by written notice that specifies the event or events claimed to provide a basis for termination for Good Reason; provided that the Participant’s written notice must be tendered within 90 (ninety) days of the occurrence of such event or events and provided further that the Company shall have failed to remedy such act or omission within 30 (thirty) days following its receipt of such notice. A Participant’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason if the Participant actually terminates employment within 14 (fourteen) days after the Company’s failure to timely remedy or, if earlier, prior to the second anniversary of the Change in Control.

13.

Term of Plan; Approval of Shareholders. The Plan, as amended and restated, shall take effect, subject to the approval of the shareholders of the Company, on April 26, 2022. Unless terminated earlier by the Board of Directors, the Plan shall terminate on December 31, 2031, provided that awards outstanding on that date shall survive in accordance with their terms.

14.

Amendment of Awards. The Committee may at any time unilaterally amend any outstanding award to the extent the Committee determines necessary or desirable, provided, however, that an amendment that would be adverse to the interests of the Participant shall not be effective without the holder’s consent.

15.

Amendment and Termination of Plan. The Board may amend, suspend, or terminate the Plan or any portion of the Plan at any time, provided no amendment may be made without shareholder approval if such approval is required by applicable law or the requirements of an applicable stock exchange, or if such amendment would increase the Shares available under the Plan or the limits on awards provided under Section 5, except as provided in Section 11.

2024 Information Statement A-11

16.	Restrictions on Acceleration of Payment Date; Deferrals; Delay of Payment to Specified Employee.

(a)

Acceleration or Deferral. Notwithstanding any contrary provision of Section 14 or 15, an action by the Board or Committee shall not accelerate or defer a payment of an award that is deferred compensation within the meaning of Code Section 409A except as follows:

(i)

An action may accelerate the payment of all or part of an award upon the following events: the termination and liquidation of the Plan or any other event the Commissioner of Internal Revenue may prescribe in generally applicable guidance under Code Section 409A, provided, in any event, that the terms and conditions of the acceleration would not cause the Plan to fail to meet the requirements of Section 409A and of any generally applicable guidance published by the Commissioner of Internal Revenue under Section 409A for the deferral (until payment) of the inclusion of awards in gross income.

(ii)	An action may defer a payment date for all or a part of an award under the following circumstances:

(1)	[Intentionally Omitted]

(2)

The Board or Committee reasonably anticipates that the payment of an award as scheduled will violate federal securities laws or other applicable law; provided that the scheduled payment is then made at the earliest date on which the Board or Committee reasonably determines that making the scheduled payment will not cause such a violation.

(3)

Such other events or conditions as the Commissioner of Internal Revenue may prescribe in generally applicable guidance that the Board or Committee, in its discretion, chooses to apply under the Plan; provided, however, that a Participant shall have no direct or indirect election as to the application of such events or conditions to his or her individual circumstances, and further provided, in any event under this paragraph (ii), that the terms and conditions of the deferral would not cause the Plan to fail to meet the requirements of Section 409A for the deferral (until payment) of the inclusion of awards in gross income.

(b)

Delay of Payment to Specified Employee. If an award is deferred compensation subject to Code Section 409A and is payable to a Participant on account of separation from service (within the meaning of Code Section 409A), and the Participant is a specified employee, the payment may not be made before the date that is six months after the Participant’s separation from service (or, if earlier, the Participant’s death). “Specified employee” means, with respect to the relevant 12-month period beginning on an April 1 and during which the Company remains publicly traded, a Participant who was a “key employee” within the meaning of Code Section 416(i), without regard to Section 416(i)(5), at any time during the calendar year preceding the applicable April 1. For the purpose of determining whether a Participant is a specified employee, the compensation to be used is “Test Compensation” as defined in the Erie Insurance Group Employee Savings Plan.

17.	Miscellaneous.

(a)

Beneficiary Designation. A Participant may, from time to time, name a beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant’s death before the Participant receives all of such benefit. A designation shall automatically revoke all prior designations by the same Participant with respect to such benefit and shall be effective only when filed by the Participant in writing with the Committee or its delegate during the Participant’s lifetime. In the absence of any such designation, any benefits remaining payable under the Plan at the Participant’s death shall be paid when due to the Participant’s estate or the person to whom the Participant’s rights are transferred by will or under the laws of descent and distribution, as the case may be.

A-12 Erie Indemnity Company

(b)

Satisfaction of Tax Liabilities. To the extent required by applicable federal, state, local, or foreign law, the Participant or his or her successor shall make arrangements satisfactory to the Company, in its discretion, for the satisfaction of any withholding tax obligations that arise in connection with an award. The Company shall not be required to pay any Shares of Common Stock or other payment under the Plan until such obligations are satisfied. The Company is authorized to withhold from any award granted or any payment due under the Plan, including from a distribution of Shares of Common Stock, amounts of withholding taxes due with respect to an award, or any payment under an award, and to take such other action as the Committee may deem necessary or advisable to enable the Company and Participants to satisfy obligations for the payment of such taxes. This authority shall include authority to withhold or receive previously owned shares to satisfy tax withholding obligations, provided that shares withheld or delivered to satisfy such obligations in excess of the minimum required statutory withholding rate must have been held for at least six months to the extent that the Committee so requires. Previously owned Shares delivered in payment for such taxes may be subject to such conditions as the Committee may require. The value of each Share withheld or delivered shall be the Fair Market Value of a Share on the date an award becomes taxable.

(c)

No Alienation. Except to the extent required by law, the right of a Participant or beneficiary to payment under this Plan shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or beneficiary.

(d)

No Right to Awards; No Shareholder Rights. No Participant or Employee shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment of Participants and Employees. No award shall confer on any Participant any of the rights of a shareholder of the Company unless and until Shares of Common Stock are in fact paid to such Participant in connection with such award.

(e)

Indemnification. Each person who is or has been a member of the Committee or of the Board or who is a delegate of the Committee or Board under this Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in a settlement approved by the Company, or paid by such person in satisfaction of any judgment in any such action, suit, or proceeding against such person, provided such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

18.	Restrictions on Issuance of Shares.

(a)

Certain Restrictions Under Rule 16b-3. Upon the effectiveness of any amendment to Rule 16b-3, this Plan and any Award Agreement for an outstanding award held by a Participant then subject to Section 16 of the Exchange Act shall be deemed to be amended, without further action on the part of the Committee, the Board, or the Participant, to the extent necessary for awards under the Plan or such Award Agreement to qualify for the exemption provided by Rule 16b-3, as so amended, except to the extent any such amendment requires shareholder approval.

(b)

Registration and Listing Compliance. No award shall be paid and no Shares or other securities shall be distributed with respect to any award in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any state securities law and no award shall confer upon any Participant rights to such payment or distribution, until such laws shall have been complied with in all material respects. If such compliance requires a delay in a payment date, payment shall be made on the earliest date on which such laws have been complied with in all material respects. Before the payment

2024 Information Statement A-13

date of an award and the distribution of any Shares or other securities subject to a listing requirement under any listing agreement between the Company and any national securities exchange, the contractual obligations of the Company shall have been complied with in all material respects. Except to the extent required by an Award Agreement or another contract between the Company and the Participant, neither the grant of any award nor any provisions of this Plan shall obligate the Company to take any action to comply with any requirements of any such securities laws or contractual obligations relating to the registration (or exemption therefrom) or listing of any shares or other securities.

(c)

Stock Certificates. All certificates for Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules, and regulations, and the rules of any national securities exchange or automated quotation system on which Shares of Common Stock are listed or quoted. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Shares. In addition, during any period in which awards or Shares are subject to restrictions or limitations under the Plan or any Award Agreement, or during any period during which delivery or receipt of an award or Shares has been deferred by the Committee or a Participant, the Committee may require any Participant to enter into an agreement providing that certificates representing Shares payable or paid pursuant to an award shall remain in the physical custody of the Company or such other person as the Committee may designate.

19.	Construction.

The Plan shall be construed in accordance with the law of the Commonwealth of Pennsylvania, without regard to its conflicts of law principles. With respect to awards granted under the Plan that provide for the payment of deferred compensation (within the meaning of Code Section 409A), the terms of the Plan and the Award Agreement shall be construed to conform to the requirements of Code Section 409A for the deferral (until payment) of the inclusion of the compensation in gross income.

IN WITNESS WHEREOF, the Board of Directors of the Company has caused this document to be executed as of the 26th day of April, 2022.

ERIE INDEMNITY COMPANY

By	/s/ Brian W. Bolash
Brian W. Bolash, Esq.
Executive Vice President, Secretary & General Counsel

A-14 Erie Indemnity Company

Appendix A-2 — First Amendment to Erie Indemnity Company Equity Compensation Plan (As Amended and Restated April 26, 2022)

FIRST AMENDMENT TO

ERIE INDEMNITY COMPANY

EQUITY COMPENSATION PLAN

(As Amended and Restated April 26, 2022)

WHEREAS, Erie Indemnity Company (the “Company”) adopted the Erie Indemnity Company Equity Compensation Plan, as amended and restated effective April 26, 2022 (the “Plan”) by action of its Board of Directors on February 17, 2022, and the Company’s shareholders approved the Plan at the Annual Meeting of Shareholders on April 26, 2022;

WHEREAS, pursuant to Section 15 of the Plan the Board of Directors reserved authority to amend the Plan, subject to shareholder approval if such amendment would increase the shares available under the Plan, and

WHEREAS, the Company desires to amend the Plan to increase the shares available under the Plan by 150,000 shares and to extend the term of the Plan to December 31, 2033,

NOW, THEREFORE, the Plan is amended as follows:

1.	Section 5(a) of the Plan is amended to read in its entirety as follows:

“(a) Shares Available. Subject to adjustment pursuant to Section 11, the maximum number of Shares with respect to which awards may be granted under the Plan is 250,000 (Two Hundred Fifty Thousand).”

2. Section 13 of the Plan is amended and restated in its entirety as follows:

“13. Term of Plan; Approval of Shareholders. The Plan, as amended and restated, was adopted by the Board of Directors on February 17, 2022, and approved by the shareholders of the Company on April 26, 2022. The First Amendment to the Plan was adopted by the Board of Directors on February 22, 2024, subject to the approval of the Company’s Class B shareholders, on April 23, 2024. Unless terminated earlier by the Board of Directors, the Plan shall terminate on December 31, 2033, provided that awards outstanding on that date shall survive in accordance with their terms.”

3. This amendment is effective April 23, 2024, subject to the approval of the holders of the Company’s Class B common stock at the Annual Meeting of Shareholders on such date.

IN WITNESS WHEREOF, the Company has caused this Plan Amendment to be executed this    day of      , 2024.

ERIE INDEMNITY COMPANY

ATTEST:

By:
Title:

2024 Information Statement A-15

Appendix B — Erie Indemnity Company Amended and Restated Long Term Incentive Plan

ERIE INDEMNITY COMPANY

LONG TERM INCENTIVE PLAN

(As Amended and Restated Effective as of April 23, 2024)

1.

Introduction. Erie Indemnity Company (the “Company”) established the Long Term Incentive Plan (the “Plan”), effective January 1, 2020. The Board of Directors of the Company adopted the Plan on December 10, 2019, and the shareholders of the Company approved the Plan on April 20, 2020. The Board of Directors amended and restated the Plan effective April 23, 2024, subject to shareholder approval as provided in Section 13.

2.

Purposes. The purposes of the Plan are: (a) to enhance the growth and profitability of the Company and the other members of the Erie Insurance Group by providing the incentive of long-term rewards to Employees who are capable of having a significant impact on the performance of members of the Erie Insurance Group; (b) to attract and retain Employees of outstanding competence and ability; and (c) to further align the interests of such Employees with those of the shareholders of the Company.

3.	Definitions. As used in the Plan:

(a)

“Award Agreement” means a written or electronic agreement entered into between the Company and a Participant or other documentation issued by the Company, in either case setting forth the terms and conditions applicable to an award granted under the Plan. An Award Agreement shall be subject to the terms of the Plan.

(b)	“Board of Directors” or “Board” means the Board of Directors of the Company.

(c)

“Cause” has the meaning given in the relevant Participant’s employment agreement but, in the case of a Participant who does not have an employment agreement, the Committee shall interpret the term “Cause” for the purposes of the Plan.

(d)	“Code” means the Internal Revenue Code of 1986, as amended. A reference to a particular section of the Code shall also refer to that section as it may be amended or to its successor.

(e)

“Committee” means the Executive Compensation and Development Committee of the Board of Directors or another committee appointed by the Board, which shall be composed of not less than two members of the Board, each of whom at the time of appointment to the Committee and at all times during service as a member of the Committee shall meet the requirements of (i) a “non-employee director” as then defined under Rule 16b-3 under the Exchange Act, (ii) the Pennsylvania Insurance Holding Companies Act, and (iii) an “independent director” under the rules and regulations of the principal securities exchange on which the Shares are listed. If at any time there is no committee authorized or properly constituted to administer the Plan, the Board shall exercise the powers of the Committee. Furthermore, the Board may, in its discretion, assume any or all of the powers of the Committee. Where appropriate, the term “Committee” shall include any delegate of the Committee pursuant to Section 4(b).

(f)	“Common Stock” or “Shares” means the shares of Class A (non-voting) common stock of the Company.

(g)	“Company” means Erie Indemnity Company.

(h)

“Early Retirement” means cessation of employment upon or after attainment of age 55 and completion of 15 years of Credited Service (as defined under the Erie Insurance Group Retirement Plan for Employees).

2024 Information Statement B-1

(i)	“Employee” means an employee of the Company or of another member of the Erie Insurance Group.

(j)

“Erie Insurance Group” means the Company and its subsidiaries and affiliates, including, but not by way of limitation, Erie Insurance Exchange, Erie Insurance Company, Erie Insurance Company of New York, Erie Insurance Property & Casualty Company, Flagship City Insurance Company, Erie Family Life Insurance Company and Erie Resource Management Corp., and their respective subsidiaries and affiliates.

(k)	“Exchange Act” means the Securities Exchange Act of 1934, as amended. A reference to a particular section of the Exchange Act shall also refer to that section as it may be amended or to its successor.

(l)	“Fair Market Value” of a Share

(i)

means, if the Shares are traded on a national securities exchange, the average of the high and low prices of a Share as reported on such exchange or under any composite transaction report of such exchange on a given date, or, if no prices are so reported on that date, on the next preceding date on which such prices are so reported, or if the Shares are traded in the over-the-counter market, the mean between the closing bid and asked prices of a Share on the given date, or, if no prices are so quoted on that date, on the next preceding date on which such prices are so quoted, provided, however, that

(ii)

for the purpose of determining the amount payable with respect to Share Awards payable in cash pursuant to Section 11(b), “Fair Market Value” of a Share means the average of the values determined under paragraph (i) above for each of the last 20 trading days in the Performance Period to which the Phantom Stock or Restricted Performance Shares relate.

(m)	“Normal Retirement” means cessation of employment upon or after attainment of age 65.

(n)

“Participant” means an Employee who holds an outstanding award under the Plan. References to “Participant” shall include a former Employee who continues to hold an award, as well as the beneficiary or other person entitled to receive payment of an award following the death or Permanent Disability of a Participant.

(o)

“Performance Goal” means a test of performance based on one or more of the following criteria and expressed in either, or a combination of, absolute or relative values or rates of change: (i) applications for insurance policies, (ii) policies-in-force, (iii) retention ratio, (iv) direct written premiums, (v) the operating ratio of the property and casualty insurance operations of the Erie Insurance Group, (vi) the reported or adjusted statutory or GAAP combined ratio, loss ratio, expense ratio or dividend ratio of the property and casualty insurance operations of the Erie Insurance Group, (vii) net income (including net income before or after taxes), net income per share and net income per share growth rate, (viii) net operating income (net income excluding realized gains and losses net of taxes), net operating income per share and net operating income per share growth rate, (ix) operating revenue, net premiums written or net premiums earned, (x) operating expenses, cost of management operations or underwriting expenses, (xi) cash flow, (xii) return on capital, surplus, shareholders’ equity, assets or investments, (xiii) economic value added (the excess of net operating profit after taxes over the weighted average cost of capital, relative to average capital employed), (xiv) stock price, (xv) market share, (xvi) gross margins, (xvii) statutory Risk Based Capital score, (xviii) ratings of financial strength, issuer credit, debt, or other similar indicators of financial soundness issued by independent rating agencies or firms, such as A.M. Best Company, Standard & Poor’s, Moody’s, and Fitch Ratings, (xix) rankings or awards from independent survey and rating firms, such as J.D. Power, for customer, insured, agent and employee satisfaction, (xx) delivery of objective information technology projects, (xxi) return on revenue, (xxii) same store sales, and (xxiii) such other criteria determined by the Committee in its sole discretion. Performance measures may be based on the performance of the Company, the Erie Insurance Group, any member of the Erie Insurance Group, a division, department, business unit or other portion of such an entity, a product line or products, or any combination of the foregoing and/or upon a comparison of

B-2 Erie Indemnity Company

such performance with the performance of a peer group of companies or other measure selected or defined by the Committee at the time of making an award. The Committee may specify that the measurement of performance shall include or exclude particular items, such as losses from discontinued operations; debt prepayment penalties; extraordinary gains or losses; the cumulative effect of accounting changes or the effect of material changes in tax laws; acquisitions or divestitures; unusual or nonrecurring items; asset write downs; litigation, claims, judgments, or settlements not related to core operations; expenses for reorganization or restructuring initiatives; currency fluctuations; reserve strengthening or financing activities; and realized investment gains or losses.

(p)

“Performance Period” means a period designated by the Committee. A Performance Period shall not be less than one calendar year. A Performance Period may be reduced under the circumstances described in Section 10(c) or (d).

(q)	“Performance Unit” has the meaning given in Section 9(c).

(r)

“Permanent Disability” means a medically determinable physical or mental impairment that may be expected to result in death or to last at least a year and that renders an Employee incapable of performing the Employee’s duties with the Erie Insurance Group. A determination of disability shall be made by the Committee in a uniform, nondiscriminatory manner on the basis of medical evidence. Notwithstanding the foregoing, in the case of a determination that would accelerate payment of an award or amount that is deferred compensation subject to Section 409A, a Participant shall be considered to have a “Permanent Disability” only if the Participant is “disabled” within the meaning of Section 409A.

(s)	“Phantom Performance Stock” and “Phantom Performance Stock Share” have the meanings given in Section 9(d).

(t)	“Phantom Stock” and “Phantom Stock Share” have the meanings given in Section 8(d).

(u)	“Restricted Performance Share” has the meaning given in Section 9(b).

(v)	“Restricted Share” has the meaning given in Section 8(b).

(w)	“Restricted Share Unit” has the meaning given in Section 8(c).

(x)

“Restricted Period” means a period designated by the Committee. A Restricted Period shall not be less than one calendar year. A Restricted Period may be reduced under the circumstances described in Section 10(c) or (d).

(y)	“Section 409A” means Code section 409A, together with the treasury regulations promulgated and other official guidance issued thereunder.

(z)	“Share Award” means an award of Restricted Shares or Restricted Performance Shares.

4.	Administration.

(a)

Authority. The Committee shall administer the Plan. The Committee shall have all the powers and authority vested in it by the terms of the Plan. The Committee shall have full power and authority to interpret the Plan and Award Agreements, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make any determinations it finds necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent the Committee in its discretion deems desirable. The Committee shall have complete discretion in the exercise of its powers and authority under the Plan, and the Committee’s interpretations, determinations, and decisions in the administration of the Plan shall be final and conclusive.

2024 Information Statement B-3

(b)	Delegation. The Committee may act only by a majority of its members in office, except that:

(i)	The Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

(ii)

The Committee may delegate to the Chief Executive Officer of the Company or his or her delegate ministerial duties and authority to interpret the Plan and respond to claims, provided that the Committee may not delegate authority with respect to nonministerial actions affecting Participants subject to the reporting requirements of the Exchange Act.

(iii)

The Committee may delegate to the Chief Executive Officer or his or her delegate some or all of the Committee’s discretion and authority with respect to the granting of awards and establishing the terms of awards, including with respect to the granting of awards to specified categories of Employees, subject to the same limits as described in paragraph (ii) above, and subject to any other limits the Committee may provide. By way of example, the Committee may delegate to the Chief Executive Officer discretion and authority to determine whether and when and under what terms the Company shall grant awards to Employees who are hired or promoted during a Performance Period (other than Employees subject to the reporting requirements of the Exchange Act), or the Committee may delegate authority to grant specified awards to Employees who are hired or promoted to specified positions during a Performance Period.

(c)

Conditional Awards. Prior to the approval of the Plan by the shareholders of the Company, the Committee may grant awards of Restricted Shares, Restricted Share Units and Phantom Stock that are conditioned on such approval occurring no later than the Company’s Annual Meeting of Shareholders in 2024 (“Conditional Awards”). If the shareholders of the Company fail to approve the Plan by the date of the Annual Meeting of Shareholders in 2024, then all Conditional Awards shall be automatically cancelled and immediately become null and void. Conditional Awards may be granted under the Plan only under the following conditions: (i) a Conditional Award shall be clearly identified as a Conditional Award; (ii) the grant of a Conditional Award shall be expressly conditioned on the approval of the Plan by the shareholders of the Company no later than the Company’s Annual Meeting of Shareholders in 2024; and (iii) notwithstanding any other provision of the Plan, no Participant shall have any right to receive payment of a Conditional Award prior to such shareholder approval being obtained.

5.	Shares Subject to Plan and Limits on Awards.

(a)

Number of Shares Available for Share Awards. Subject to adjustment pursuant to Section 12, the aggregate net number of Shares of Common Stock that may be paid and as to which grants of Share Awards may be made under the Plan is 1,500,000 Shares.

(b)	Source of Shares. The Company or its agent shall repurchase outstanding Shares of Common Stock in order to satisfy the Company’s obligation under the Plan to pay Share Awards.

(c)	Cancellation or Expiration of Share Awards.

(i)

General. If all or a portion of a Share Award is cancelled or expires for any reason before having been fully vested or paid out, is settled in cash in lieu of Shares, or is exchanged for other awards, all Shares covered by the portion of any such award that is cancelled or expires, is settled in cash, or is exchanged for other awards shall again become available for award under the Plan.

(ii)	Payments in Shares. Shares tendered or withheld to satisfy the Company’s tax withholding obligation shall again become available for award under the Plan.

B-4 Erie Indemnity Company

6.	Eligibility.

(a)

In General. Any Employee who the Committee, in its sole discretion, determines has or has the potential of having a significant effect on the operations or results of the Company or the Erie Insurance Group shall be eligible to participate in the Plan, provided that no Employee shall be entitled to an award except as determined by the Committee.

(b)

New or Promoted Employee. An Employee hired during a Restricted Period or a Performance Period and an Employee promoted during a Restricted Period or a Performance Period who was not eligible to participate in the Plan at the beginning of the Restricted Period or a Performance Period may, as determined by the Committee in its sole discretion, become a Participant during a Restricted Period or a Performance Period and participate in the Plan for such Restricted Period or a Performance Period on a pro-rata basis based on the number of days in the Restricted Period or a Performance Period that the Employee is a Participant in the Plan.

(c)

No Right to Continued Participation. The grant of an award under the Plan to a Participant shall not entitle the Participant to receive another award under the Plan. Any future award will be subject to Committee discretion as set forth in Section 6(a).

7.	Awards.

(a)

Types of Awards. Awards under the Plan may be in the form of Restricted Shares, Restricted Performance Shares, Restricted Share Units, Performance Units, Phantom Stock, Phantom Performance Stock, or in any combination of them.

(b)

Grant of Awards, Terms of Awards, and Award Agreements. The Committee shall select the Employees to participate in the Plan, determine the times when awards shall be made to Participants and the applicable Restricted Period or Performance Periods for awards, determine the number or amount of Restricted Shares, Restricted Performance Shares, Restricted Share Units, Performance Units, Phantom Stock Shares or Phantom Performance Stock Shares subject to each award, and establish all other terms of each award. The Committee shall set forth the terms of each award in an Award Agreement. An Award Agreement shall specify the applicable Restricted Period or Performance Period, the applicable Performance Goals (if any), and the method for calculating the amount of the award that is payable, and may contain any provision approved by the Committee, subject to the terms of the Plan. An Award Agreement may make provision for any matter that is within the discretion of the Committee or may reserve for the Committee discretion to approve or authorize any action with respect to the award. To the extent an Award Agreement conflicts with the terms of the Plan, the terms of the Plan shall supersede the terms of the Award Agreement.

(c)

Nonuniform Determinations. The Committee’s determinations under the Plan or Award Agreements, including, without limitation, the selection of Participants to receive awards, the form, period, goals, amounts, and timing of awards, and the terms of specific Award Agreements, need not be uniform, regardless of whether Participants are similarly situated.

(d)

Promotion of Participant. The Committee may in its discretion determine to increase the amount available under an award upon the promotion of an Employee who is already participating in the Plan for a Performance Period. Should the Committee determine to increase the amount available under an award pursuant to this subsection, the increase shall result in the amount available under the award being the sum of (i) a portion of the amount available under original award that is proportionate to the part of the Performance Period that elapsed before the promotion, provided that, if the amount of the award is based on compensation at the rate in effect at the end of the Performance Period, the Committee shall provide that the level of the award in effect before the promotion shall be applied to compensation at the rate that would have been in effect for the Participant at the end of the Performance Period had the Participant not been promoted, as determined by the Committee in its discretion with reference to similarly situated employees, and (ii) a portion of the amount available under the increased award that is proportionate to the part of the Performance Period that follows the promotion.

2024 Information Statement B-5

(e)	Provisions Governing All Awards. All awards shall be subject to the following provisions:

(i)

Transferability. An award shall not be transferable other than by will or the laws of descent and distribution. During the lifetime of a Participant, any action to be taken with respect to an award shall be taken only by the Participant or, in the event the Participant becomes legally incapacitated, by the Participant’s guardian or legal representative.

(ii)

No Employment Rights. Neither the adoption of the Plan nor the grant of an award shall confer on a Participant the right to continue employment with the Company or another member of the Erie Insurance Group, nor shall it interfere with the right of the Company or another member of the Erie Insurance Group to terminate a Participant’s employment at any time for any reason, with or without cause.

(f)

Recoupment of Awards. An Award Agreement shall contain such provisions as the Committee or Board shall determine to be appropriate requiring the Participant to comply with the Company’s policies or programs regarding the recoupment of bonuses as such policies and programs may be modified or changed by the Board from time to time. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, the Company will be entitled to recoup compensation of whatever kind paid under the Plan by the Company at any time pursuant to the Company’s Policy for the Recovery of Erroneously Awarded Compensation, as such policy may be modified or changed from time to time.

(g)

Retention of Shares. The Committee may provide in an Award Agreement or in a policy applicable to an award under the Plan that, under the terms specified in the Award Agreement or policy, as they may be amended or superseded from time to time, the Participant shall retain Shares awarded under the Plan.

8.	Restricted Shares, Restricted Share Units, and Phantom Stock.

(a)	Establishment of Restricted Period. The Committee shall establish the Restricted Period for each Employee to be granted an award of Restricted Shares, Restricted Share Units or Phantom Stock.

(b)

Restricted Shares. Restricted Shares shall represent a right to receive shares of Common Stock, calculated with reference to a Participant’s salary or such other elements of compensation determined by the Committee based on a Participant’s continued employment with the Company for the applicable Restricted Period.

(c)

Restricted Share Units. Restricted Share Units shall represent a right to receive a cash payment, calculated with reference to a Participant’s salary or such other element of compensation determined by the Committee based on a Participant’s continued employment with the Company for the applicable Restricted Period.

(d)

Phantom Stock. A Phantom Stock Share shall represent a right to receive the Fair Market Value of a Share of Common Stock, and Phantom Stock shall represent the right to receive the value of Shares of Common Stock, the number of which shall be calculated with reference to a Participant’s salary or such other elements of compensation determined by the Committee based on a Participant’s continued employment with the Company for the applicable Restricted Period.

(e)	Dividends and Dividend Equivalents.

(i)

Restricted Shares. The Committee may provide in the Award Agreement that the Participant shall receive, rather than the dividends payable with respect to specified Restricted Shares, a credit equivalent to the amount of such dividends, which shall be payable to the Participant only if the Participant’s interest in the specified Restricted Shares becomes vested; if the Employee forfeits the specified Restricted Shares, the Employee shall simultaneously forfeit the dividend equivalents attributable to such Restricted Shares. Amounts credited to a Participant’s account that are vested and not forfeited shall be payable at the same time as the related award in accordance with Section 11(a).

B-6 Erie Indemnity Company

(ii)

Restricted Share Units and Phantom Stock. The Committee may, but it need not, provide for dividend equivalents with respect to an award of Restricted Share Units or Phantom Stock. If the Committee provides for dividend equivalents, it shall specify as the terms and conditions of payment either those described in subparagraph (1) or those described in subparagraph (2):

(1)

Under the first alternative, as of each Class A Share dividend payment date, there shall be credited to a bookkeeping account established for a Participant an amount equal to the dividends that would be payable on that date with respect to the number of Shares covered by the Restricted Share Units or Phantom Stock outstanding on that date under the Participant’s award. The Committee may provide for the crediting of interest on any dividend equivalents credited to a Participant’s account or may provide that the dividend equivalent credit be adjusted for hypothetical investment experience in such manner as the Committee may determine. If the Participant forfeits his or her interest in Restricted Share Units or Phantom Stock, the Participant shall simultaneously forfeit any dividend equivalents (as adjusted) attributable to those Restricted Share Units or Phantom Stock. Amounts credited to a Participant’s account that are vested and not forfeited shall be payable at the same time as the related award in accordance with Section 11(a).

(2)

Under the second alternative, for each Class A Share dividend payment date, the Company shall pay to a Participant an amount equal to the dividends that would be payable on that date with respect to the number of Shares covered by the Restricted Share Units or Phantom Stock outstanding on that date under the Participant’s award. The Company shall pay the dividend equivalents on or as soon as practicable after the payment date of the dividends to which they relate, and not later than December 31 of the year of that payment date.

9.	Restricted Performance Shares, Performance Units, and Phantom Performance Stock.

(a)

Establishment of Performance Goals. The Committee shall establish specific written Performance Goals for each Employee to be granted an award of Restricted Performance Shares, Performance Units or Phantom Performance Stock, and the Performance Period during which the achievement of the Performance Goals shall be measured.

(b)

Restricted Performance Shares. Restricted Performance Shares shall represent a right to receive shares of Common Stock, calculated with reference to a Participant’s salary or such other elements of compensation determined by the Committee based on the achievement, or on the level of achievement, of the Performance Goals established by the Committee for the Participant for that Performance Period.

(c)

Performance Units. Performance Units shall represent a right to receive a cash payment, calculated with reference to a Participant’s salary or such other element of compensation determined by the Committee based on the achievement, or on the level of achievement, of the Performance Goals established by the Committee for the Participant for that Performance Period.

(d)

Phantom Performance Stock. A Phantom Performance Stock Share shall represent a right to receive the Fair Market Value of a Share of Common Stock, and Phantom Performance Stock shall represent the right to receive the value of Shares of Common Stock, the number of which shall be calculated with reference to a Participant’s salary or such other elements of compensation determined by the Committee based on the achievement, or on the level of achievement, of the Performance Goals established by the Committee for the Participant for that Performance Period.

(e)

Number of Shares or Amount Payable – Calculations. When the Committee awards Restricted Performance Shares, Performance Units, or Phantom Performance Stock to and establishes Performance Goals and a Performance Period for a Participant, the Committee shall specify, in terms of a formula or standard, the method for calculating the number of Shares (with respect to Restricted Performance Shares), the amount (with respect to Performance Units), or the number of Phantom Performance Stock Shares that shall be earned by the Participant based on the achievement, or level of

2024 Information Statement B-7

achievement, of the Performance Goals established for the Participant. If more than one Performance Goal is established for a Performance Period, the Committee shall also specify the weighting assigned to the Performance Goals. The Committee may, at the time Performance Goals are established, determine that unusual items or certain specified events or occurrences, including changes in accounting standards or tax laws and the effects of non-operational or extraordinary items as defined by generally accepted accounting principles, shall be excluded from the calculation.

(f)

Determination of Shares or Amount Payable. After the end of the Performance Period, the Committee shall determine the number of Shares or amount earned under a Participant’s award of Restricted Performance Shares, Performance Units and Phantom Performance Stock for the Performance Period, if any, based on the level of achievement of the applicable Performance Goals for the Performance Period in accordance with the terms of the award as set forth in the Award Agreement. An award of Restricted Performance Shares, Performance Units and Phantom Performance Stock shall not be payable unless the Committee shall determine in writing the extent to which the Performance Goals and other material terms of the Plan and the applicable Award Agreement were achieved. The Committee shall have the discretion to adjust the number of Shares or amount that would otherwise be earned upon achievement of Performance Goals, or modify Performance Goals associated with a Performance Period.

10.	Vesting in Award for a Restricted Period or Performance Period.

(a)

Vesting if Employed at End of Restricted Period or Performance Period. A Participant’s interest in an award shall become vested on the last day of the Restricted Period or the Performance Period for the award, as applicable, provided that the Participant remains an Employee through that date.

(b)

Forfeiture. A Participant shall forfeit all interest in an award upon termination of employment with the Erie Insurance Group before the last day of that Restricted Period or Performance Period, as applicable, except as provided in Section 10(c) or (d) below.

(c)

Retirement, Death, or Permanent Disability. If a Participant’s termination of employment occurs before the last day of the Restricted Period or Performance Period, as applicable, by reason of Normal or Early Retirement, death, or Permanent Disability, the Participant’s interest in a portion of the award for that Restricted Period or Performance Period shall be vested. For awards of Restricted Shares, Restricted Share Units and Phantom Stock, the number or amount vested shall be no less than a pro rata portion that is determined by multiplying (i) the number of Shares of Common Stock subject to the Restricted Share award, or the total dollar amount of the Restricted Share Unit award, or the number of Phantom Stock Shares awarded, by (ii) a fraction the numerator of which is the number of full months from the date of the award through the date of termination of employment, and the denominator of which is the number of full months in the original Restricted Period. For awards of Restricted Performance Shares, Performance Units and Phantom Performance Stock, the Committee in its discretion shall determine the portion to be vested, provided that it shall not be less than a pro rata portion that is determined by multiplying (i) the total number of Shares of Common Stock earned pursuant to a Restricted Performance Share award, or the total dollar amount earned pursuant to a Performance Unit award, or the number of Phantom Performance Stock Shares earned pursuant to a Phantom Performance Stock award, based, in all cases, upon the level of achievement of Performance Goals during a reduced Performance Period that is deemed to end, for the purposes of Section 3(l)(ii) (averaging period for Fair Market Value of a Share), Section 9(f) (period for measuring achievement of Performance Goals) and Section 11(a) (timing of payment) as well as of this subsection, on the last day of the calendar year in which such termination of employment occurs, by (ii) a fraction the numerator of which is the number of full months during which the Participant remained employed in the reduced Performance Period, and the denominator of which is the number of full months the Performance Period would have included had it not been reduced.

(d)

Other Termination. If a Participant’s termination of employment occurs before the last day of the Restricted Period or Performance Period, as applicable, by reason other than Normal or Early Retirement, death, or Permanent Disability, the Committee may, in its sole discretion, determine that the

B-8 Erie Indemnity Company

Participant’s interest in all or a portion of the award for that Restricted Period or Performance Period shall be vested, which for awards of Restricted Performance Shares, Performance Units and Phantom Performance Stock shall be based upon the level of achievement of Performance Goals during a reduced Performance Period that is deemed to end, for the purposes of Section 3(l)(ii) (averaging period for Fair Market Value of a Share), Section 9(f) (period for measuring achievement of Performance Goals) and Section 11(a) (timing of payment), on the last day of the calendar year in which such termination of employment occurs.

(e)

Termination for Cause. A Participant shall forfeit all interest in an award for a Restricted Period or Performance Period upon the termination of his or her employment for Cause, regardless of whether the termination occurs before or after the last day of the Restricted Period or Performance Period, notwithstanding any other provision of this Section 10.

11.	Payment of Vested Awards.

(a)	Timing of Payment.

(i)

Unless the Participant has a deferral election in effect pursuant to Section 11(c), the Company shall pay to the Participant the number of Shares of Common Stock earned and vested pursuant to an award of Restricted Shares, the dollar amount earned and vested pursuant to an award of Restricted Share Units, or the dollar amount payable with respect to the number of Phantom Stock Shares earned and vested pursuant to an award of Phantom Stock, as promptly as reasonably practicable following the earlier of the last day of the Restricted Period and the date of the Participant’s termination of employment by reason of Normal or Early Retirement, death, or Permanent Disability, and no later than the December 31 immediately following such ate (or if later, the 15th day of the third month following such date).

(ii)

Unless the Participant has a deferral election in effect pursuant to Section 11(c), the Company shall pay to the Participant the number of Shares of Common Stock earned and vested pursuant to an award of Restricted Performance Shares, the dollar amount earned and vested pursuant to an award of Performance Units, or the dollar amount payable with respect to the number of Phantom Performance Stock Shares earned and vested pursuant to an award of Phantom Performance Stock, in the first calendar year beginning after the end of the Performance Period for the award, as promptly as reasonably practicable following the Committee’s determination of the award as set forth in Section 9(f), subject to Sections 11(b) and (c) below.

(b)	Share Awards Payable in Cash in Certain Cases.

(i)

With respect to a Share Award, if the Participant’s termination of employment occurs by reason of Early or Normal Retirement, death, or Permanent Disability, or if the termination occurs for any reason after the end of the Restricted Period or Performance Period, as applicable, and before the payment of Shares earned and vested pursuant to the award, the Participant may elect to have payment made not in Shares but in a cash lump sum in an amount equal to the Fair Market Value of the Shares that would otherwise have been payable. Payment in cash shall be made at the time payment in Shares would have been made.

(ii)

With respect to a Share Award, the Board of Directors may, after the grant of the award, amend the award to provide that payment of the award shall be made not in Shares but in a cash lump sum in an amount equal to the Fair Market Value of the Shares that would otherwise have been payable. Payment in cash shall be made at the time payment in Shares would have been made.

(c)

Deferral. A Participant may elect to defer all or a portion (in whole percentages) of his or her vested interest in an award, in accordance with the terms of a deferral agreement entered into between the Participant and the Company pursuant to the Erie Indemnity Company Incentive Compensation Deferral Plan, as it may be amended from time to time (the “Deferral Plan”), to the extent the Participant is eligible

2024 Information Statement B-9

to participate in the Deferral Plan. An election to defer must be made before the beginning of the calendar year that includes the start of the Restricted Period or Performance Period to which the award relates, except as otherwise allowed under the Deferral Plan for a new employee or a newly promoted employee. No amount in excess of the amount of the award deferred shall be payable to the Participant for such deferral, except as may be based upon either an actual or deemed reasonable rate of interest or on one or more actual or deemed investment vehicles as made available from time to time by the Company pursuant to the Deferral Plan.

12.

Required Adjustments in Authorized Shares. In the event of a change in corporate capitalization, such as a stock split, or a corporate transaction, such as a merger, consolidation, separation, including a spin off, or other distribution of stock or property of the Company, a reorganization (whether or not such reorganization comes within the definition of such term in Code section 368), or a partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available for awards under Section 5 and in the number of Shares subject to outstanding awards, as determined by the Committee to be appropriate and equitable to prevent dilution or enlargement of the benefits available under the Plan and of the rights of Participants, provided, however, that the number of Shares subject to an award shall always be a whole number. In a stock-for-stock acquisition of the Company, the Committee may, in its discretion, substitute securities of another issuer for any Shares subject to outstanding awards. Except as expressly provided in this Section, the issuance by the Company of shares of any class or securities convertible into shares of any class, for cash, property, labor, or services, upon direct sale, upon the exercise of rights or warrants, or upon the conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment shall be made with respect to, the number of Shares subject to awards previously granted.

13.

Term of Plan; Approval of Shareholders. The Plan took effect on January 1, 2020, upon the approval of the shareholders of the Company at the Company’s Annual Meeting of Shareholders in 2020. The Plan as amended and restated shall take effect on April 23, 2024, subject to the approval of the shareholders of the Company at the Company’s Annual Meeting of Shareholders in 2024. Unless terminated earlier by the Board of Directors, the Plan will remain in effect from year to year until formally amended or terminated in writing by the Board of Directors, provided that no awards may be granted under the Plan after December 31, 2033.

14.

Amendment of Awards. Subject to Section 20(d), the Committee may at any time unilaterally amend any outstanding award to the extent the Committee determines necessary or desirable, provided, however, that an amendment that would be adverse to the interests of the Participant shall not be effective without the Participant’s consent.

15.

Amendment and Termination of Plan. Subject to Section 20(d), the Board may amend, suspend, or terminate the Plan or a portion of the Plan at any time, provided no amendment may be made without shareholder approval if such approval is required by applicable law or the requirements of an applicable stock exchange, or if such amendment would increase the Shares available under the Plan, except as provided in Section 12.

16.	Miscellaneous.

(a)

Unsecured Creditor. The Plan constitutes a mere promise by the Company to make benefit payments in the future. The Company’s obligations under the Plan shall be unfunded and unsecured promises to pay. The Company shall not be obligated under any circumstance to fund its financial obligations under the Plan. It may, in its discretion, set aside funds in a trust or other vehicle, subject to the claims of its creditors, in order to assist it in meeting its obligations under the Plan, if such arrangement will not cause the Plan to be considered a funded deferred compensation plan. To the extent that a Participant or beneficiary or other person acquires a right to receive payments under the Plan, the right shall be no greater than the right of a general unsecured creditor of the Company, and the Participant and beneficiary shall have the status of a general unsecured creditor of the Company.

B-10 Erie Indemnity Company

(b)

No Fractional Shares. No fractional Shares of Common Stock shall be paid or delivered pursuant to the Plan or any award. If an award would result in the issuance of a fractional Share, the fractional Share shall be rounded up to the next whole Share.

(c)

Beneficiary Designation. A Participant may, from time to time, name a beneficiary or beneficiaries (who may be named contingently or successively) to whom a benefit under the Plan is to be paid in case of the Participant’s death before the Participant receives all of such benefit. A designation shall automatically revoke all prior designations by the same Participant with respect to such benefit and shall be effective only when filed by the Participant in writing with the Committee or its delegate during the Participant’s lifetime. In the absence of such a designation, any benefits remaining payable under the Plan at the Participant’s death shall be paid when due to the Participant’s estate or the person to whom the Participant’s rights are transferred by will or under the laws of descent and distribution, as the case may be.

(d)

Satisfaction of Tax Liabilities. To the extent required by applicable federal, state, local, or foreign law, the Participant or his or her successor shall make arrangements satisfactory to the Company, in its discretion, for the satisfaction of any withholding tax obligations that arise in connection with an award. The Company shall not be required to pay any Shares of Common Stock or other payment under the Plan until such obligations are satisfied. The Company is authorized to withhold from any award granted or any payment due under the Plan, including from a distribution of Shares of Common Stock, amounts of withholding taxes due with respect to an award, or any payment under an award, and to take such other action as the Committee may deem necessary or advisable to enable the Company and Participants to satisfy obligations for the payment of such taxes. This authority shall include authority to withhold or receive previously owned Shares to satisfy tax withholding obligations, provided that Shares withheld or delivered to satisfy such obligations in excess of the minimum required statutory withholding rate must have been held for at least six months to the extent that the Committee so requires. Previously owned Shares delivered in payment for such taxes may be subject to such conditions as the Committee may require. The value of each Share withheld or delivered shall be the Fair Market Value of a Share on the date an award becomes taxable.

(e)

No Alienation. Except to the extent required by law, the right of a Participant or beneficiary to payment under the Plan shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or his or her beneficiary.

(f)

No Right to Awards; No Shareholder Rights. No Participant or Employee shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment of Participants and Employees. No award shall confer on a Participant any of the rights of a shareholder of the Company unless and until Shares of Common Stock are in fact paid to such Participant in connection with the award.

(g)

Limits of Liability. Any liability of the Company to a Participant with respect to an award shall be based solely upon contractual obligations created by the Plan and the Award Agreement. Neither the Company, nor any member of its Board or of the Committee, nor any delegate of the Committee, nor any other person participating in the determination of a question under the Plan, or in the interpretation, administration, or application of the Plan, shall have any liability to any party for any action taken or not taken in good faith under the Plan.

(h)

Indemnification. Each person who is or has been a member of the Committee or of the Board or who is a delegate of the Committee or Board under the Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in a settlement approved by the Company, or paid by such person in satisfaction of any judgment in any such action, suit, or proceeding against such person, provided such person shall give the Company an

2024 Information Statement B-11

opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

17.	Restrictions on Issuance of Shares.

(a)

Certain Restrictions Under Rule 16b-3. Upon the effectiveness of any amendment to Rule 16b-3, the Plan and any Award Agreement for an outstanding award held by a Participant then subject to Section 16 of the Exchange Act shall be deemed to be amended, without further action on the part of the Committee, the Board, or the Participant, to the extent necessary for awards under the Plan or such Award Agreement to qualify for the exemption provided by Rule 16b-3, as so amended, except to the extent any such amendment requires shareholder approval.

(b)

Registration and Listing Compliance. No award shall be paid and no Shares or other securities shall be distributed with respect to any award in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, and no award shall confer upon any Participant rights to such payment or distribution, until such law shall have been complied with in all material respects. If such compliance requires a delay in a payment date, payment shall be made on the earliest date on which such laws have been complied with in all material respects. Before the payment date of an award and the distribution of any Shares or other securities subject to a listing requirement under any listing agreement between the Company and any national securities exchange, the contractual obligations of the Company shall have been complied with in all material respects. Except to the extent required by an Award Agreement or another contract between the Company and the Participant, neither the grant of any award nor any provisions of the Plan shall obligate the Company to take any action to comply with any requirements of any such securities laws or contractual obligations relating to the registration (or exemption therefrom) or listing of any shares or other securities.

(c)

Stock Certificates. All certificates for Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules, and regulations, and the rules of any national securities exchange or automated quotation system on which Shares of Common Stock are listed or quoted. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Shares. In addition, during any period in which awards or Shares are subject to restrictions or limitations under the Plan or any Award Agreement, or during any period during which delivery or receipt of an award or Shares has been deferred by the Committee or a Participant, the Committee may require any Participant to enter into an agreement providing that certificates representing Shares payable or paid pursuant to an award shall remain in the physical custody of the Company or such other person as the Committee may designate.

18.

Severability. If a provision of the Plan or an award is, becomes, or is deemed invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or an award under any law determined by the Committee to be applicable, the provision shall be construed or deemed amended to conform to applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or award, it shall be deemed deleted and the remainder of the Plan or award shall remain in full force and effect; provided, however, that, unless otherwise determined by the Committee, the provision shall not be construed or deemed amended or deleted with respect to a Participant whose rights and obligations under the Plan are not subject to the law of such jurisdiction or the law determined by the Committee to be applicable.

19.

Governing Law; Construction. The Plan shall be construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its conflicts of law principles. Titles of sections of the Plan are for convenience of reference only and are not to be taken into account when construing and interpreting the provisions of the Plan.

B-12 Erie Indemnity Company

20.	Section 409A.

(a)

Awards granted under the Plan are intended to qualify for an exception from or comply with Section 409A, and the Plan and Award Agreements shall be administered, construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A.

(b)

To the extent any payment of an award may be classified as a “short-term deferral” within the meaning of Section 409A, such payment will be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A.

(c)

As used in the Plan, to the extent necessary to qualify for an exception from or to comply with Section 409A, the terms “termination of employment” and “ceases to be an employee” shall be construed to refer to a separation from service within the meaning of Section 409A. Notwithstanding anything in the Plan or any Award Agreement to the contrary, if a Participant is a “specified employee” as of the date of such Participant’s separation from service (within the meaning of Section 409A), then to the extent any award payable to such Participant on account of such separation from service would be considered nonqualified deferred compensation under Section 409A, such payment or benefit shall be paid or provided in a lump sum at the date which is the earlier of (i) six months and one day after such separation from service, and (ii) the date of the Participant’s death. “Specified employee” means, with respect to the relevant 12-month period beginning on an April 1 and during which the Company remains publicly traded, a Participant who was a “key employee” within the meaning of Code section 416(i), without regard to Code section 416(i)(5), at any time during the calendar year preceding the applicable April 1. For the purpose of determining whether a Participant is a specified employee, the compensation to be used is “Test Compensation” as defined in the Erie Insurance Group Employee Savings Plan.

(d)

Notwithstanding any contrary provision of Section 14 or 15, an action by the Board or Committee shall not accelerate or defer a payment of an award that is deferred compensation within the meaning of Section 409A unless otherwise permissible under Section 409A. Unless the Committee determines otherwise, any provision of the Plan that would cause the grant of an award or the payment, settlement or deferral thereof to fail exemption from or compliance with Section 409A may be amended to qualify for exemption from or comply with Section 409A, which may be made on a retroactive basis, in accordance with Section 409A.

*  *  *  *  *

2024 Information Statement B-13

IN WITNESS WHEREOF, the Board of Directors of the Company has caused this document to be executed this [  ] day of [     ], 2024.

ERIE INDEMNITY COMPANY

By:
Brian W. Bolash Executive Vice President, Secretary and General Counsel

B-14 Erie Indemnity Company

ERIE INDEMNITY COMPANY

CLASS B COMMON STOCK

PROXY

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 23, 2024

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Brian W. Bolash, Thomas B. Hagen and Timothy G. NeCastro, and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of the Class B Common Stock of Erie Indemnity Company that the undersigned may be entitled to vote at our Annual Meeting of Shareholders to be held in person in the main lobby of the Thomas B. Hagen Building, located at 100 Erie Insurance Place, Erie, Pennsylvania 16530 on April 23, 2024, at 9:30 a.m., Eastern Daylight Time (EDT), and at any adjournment, postponement or continuation thereof, and directs that the shares represented by this proxy shall be voted as follows:

ITEM 1.	ELECTION OF DIRECTORS.

☐ FOR All candidates listed below (except as marked to the contrary)	☐ WITHHOLD AUTHORITY to vote for all the candidates listed below

INSTRUCTION: To withhold authority to vote for any individual candidate, strike a line through the candidate’s name in the list below.

J. Ralph Borneman, Jr. Eugene C. Connell Salvatore Correnti LuAnn Datesh	Jonathan Hirt Hagen Thomas B. Hagen C. Scott Hartz Brian A. Hudson, Sr.	George R. Lucore Thomas W. Palmer Elizabeth Hirt Vorsheck

ITEM 2.	APPROVAL OF THE ADOPTION OF THE FIRST AMENDMENT TO OUR EQUITY COMPENSATION PLAN.

☐ FOR	☐ AGAINST	☐ ABSTAIN

ITEM 3.	APPROVAL OF THE ADOPTION OF OUR AMENDED AND RESTATED LONG TERM INCENTIVE PLAN.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the proxies, at the direction of our Board of Directors, are authorized to vote with respect to matters incident to the conduct of our Annual Meeting and any adjournment, postponement or continuation thereof, and on such other business as may properly come before our Annual Meeting.

This proxy will be voted as specified. If a choice is not specified, the proxy will be voted FOR the election of the candidates for Director named above, FOR the adoption of the First Amendment to our Equity Compensation Plan, and FOR the adoption of our Amended and Restated Long Term Incentive Plan.

This proxy should be dated, signed by the shareholder(s) and returned promptly to us in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

Date: , 2024
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